Exhibit 10.7
EXECUTION VERSION

Dated as of June 16, 2026 By and Among
INCREF 2026-FL2 LLC
“ISSUER”
INVESCO ADVISERS, INC., “COLLATERAL MANAGER”
KEYBANK NATIONAL ASSOCIATION, “SERVICER”
BELLWETHER ASSET SERVICES, LLC, “SPECIAL SERVICER”
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, “ADVANCING AGENT”
WILMINGTON TRUST, NATIONAL ASSOCIATION “TRUSTEE”
and
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION “NOTE ADMINISTRATOR”

SERVICING AGREEMENT

TABLE OF CONTENTS
Clause    Page

ARTICLE I DEFINITIONS    1
Section 1.01. Defined Terms    1
ARTICLE II RETENTION AND AUTHORITY OF SERVICER    28
Section 2.01. Engagement; Servicing Standard    28
Section 2.02. Subservicing    30
Section 2.03. Authority of the Servicer or the Special Servicer    32
Section 2.04. Certain Calculations    33
ARTICLE III SERVICES TO BE PERFORMED    34
Section 3.01. Servicing; Special Servicing    34
Section 3.02. Escrow Accounts; Collection of Taxes, Assessments and Similar Items    37
Section 3.03. Collection Account and Partitioned Loan Collection Account    38
Section 3.04. Permitted Investments    42
Section 3.05. Maintenance of Insurance Policies    43
Section 3.06. Delivery and Possession of Servicing Files    44
Section 3.07. Inspections; Financial Statements    44
Section 3.08. Exercise of Remedies upon Loan Defaults    45
Section 3.09. Enforcement of Due-On-Sale Clauses; Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions    45
Section 3.10. Appraisals; Realization upon Defaulted Collateral Interests    48
Section 3.11. Annual Statement as to Compliance    52
Section 3.12. Annual Independent Public Accountants’ Servicing Report    53
Section 3.13. Title and Management of REO Properties and REO Accounts    53
Section 3.14. Cash Collateral Accounts    55
Section 3.15. Modification, Waiver, Amendment and Consents    56
Section 3.16. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report    59
Section 3.17. [Reserved].    62
Section 3.18. Auction Call Redemption    62
-i-
Section 3.19. Investor Q&A Forum and Rating Agency Q&A Forum and Servicer Document Request Tool    64

Section 3.20. Duties under Indenture and other Transaction Documents; Miscellaneous    65
Section 3.21. [Reserved].    65
Section 3.22. [Reserved].    65
Section 3.23. Certain Matters Related to the Partitioned Loans    65
Section 3.24. Ongoing Future Advance Estimates    68
ARTICLE IV STATEMENTS AND REPORTS    70
Section 4.01. Reporting by the Servicer and the Special Servicer    70
Section 4.02. EU Transparency Requirements    72
ARTICLE V SERVICER AND SPECIAL SERVICER COMPENSATION AND EXPENSES
.    74
Section 5.01. Servicing Compensation    74
Section 5.02. Servicing Advances    75
Section 5.03. Special Servicing Compensation    78
ARTICLE VI THE SERVICER AND THE ISSUER    80
Section 6.01. No Assignment; Merger or Consolidation    80
Section 6.02. Liability and Indemnification    80
Section 6.03. Eligibility; Successor, the Servicer or the Special Servicer    82
ARTICLE VII REPRESENTATIONS AND WARRANTIES; TERMINATION EVENTS    83
Section 7.01. Representations and Warranties    83
Section 7.02. Servicer Termination Event    89
Section 7.03. Termination of the Special Servicer by the Collateral Manager    91
Section 7.04. [Reserved].    91
Section 7.05. Note Administrator/Trustee Termination Event    91
Section 7.06. Trustee to Act; Appointment of Successor.    93
Section 7.07. Collateral Manager Termination Event    94
ARTICLE VIII TERMINATION; TRANSFER OF COLLATERAL INTERESTS    96
Section 8.01. Termination of Agreement.    96
Section 8.02. Transfer of Collateral Interests    97
ARTICLE IX MISCELLANEOUS PROVISIONS    97
Section 9.01. Amendment; Waiver    97
-ii-
Section 9.02. Governing Law    98

Section 9.03. Submission to Jurisdiction; Waiver of Jury Trial    98
Section 9.04. Notices    99
Section 9.05. Severability of Provisions    101
Section 9.06. Inspection and Audit Rights    102
Section 9.07. [Reserved].    102
Section 9.08. Binding Effect; No Partnership; Counterparts    102
Section 9.09. Protection of Confidential Information    102
Section 9.10. General Interpretive Principles    103
Section 9.11. Further Agreements    103
Section 9.12. Rating Agency Notices.    104
Section 9.13. Limited Recourse and Non-Petition.    105
Section 9.14. Capacity of Trustee and Note Administrator.    105

EXHIBIT A COLLATERAL INTEREST SCHEDULE    1
EXHIBIT B APPLICABLE SERVICING CRITERIA IN ITEM 1122 OF REGULATION AB 1 EXHIBIT C INITIAL COMPANION INTEREST HOLDER REGISTER    1
EXHIBIT D FORM OF SPECIAL SERVICER’S TWO QUARTER FUTURE ADVANCE ESTIMATE    1
EXHIBIT E FORM OF CERTIFICATION OF RELEVANT RECIPIENT WITH RESPECT TO ARTICLE 7 DOCUMENTS    1
EXHIBIT F SERVICING RESPONSIBILITY SCHEDULE    1

-iii-

THIS SERVICING AGREEMENT dated as of June 16, 2026 is by and among INCREF 2026-FL2 LLC, as issuer (the “Issuer”), Invesco Advisers, Inc., as collateral manager (the “Collateral Manager”), Wilmington Trust, National Association, as trustee (the “Trustee”), Computershare Trust Company, National Association, as note administrator (the “Note Administrator”), Invesco Commercial Real Estate Finance Investments, LP, as advancing agent (the “Advancing Agent”), KeyBank National Association, as servicer (the “Servicer”), and Bellwether Asset Services, LLC, as special servicer (the “Special Servicer”).
PRELIMINARY STATEMENTS
The Issuer desires to engage the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator, and the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator desire to accept the Issuer’s engagement, to perform their respective duties with respect to the Loans in accordance with the provisions of this Agreement.
This Agreement shall become effective with respect to each Loan upon the related Transfer
Date.
NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I DEFINITIONS
Section 1.01. Defined Terms. Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Indenture. In addition, whenever used in this Agreement, the following words and phrases, unless otherwise specified herein or the context otherwise requires, shall have the following meanings:
“15Ga-1 Notice”: As defined in Section 3.19.
“17g-5 Information Provider”: As defined in the Indenture. “17g-5 Website”: As defined in the Indenture.
“Access Termination Notice”: As defined in the Future Funding Agreement.
“Additional Servicing Compensation”: (i) With respect to the Servicer, (a) fee or penalty amounts collected for checks or other items returned for insufficient funds; (b) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the Servicing Accounts (other than the REO Accounts) and (c) other amounts set forth in Section 5.01(b); and

(ii) with respect to the Special Servicer, (a) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the REO Accounts and (b) other amounts set forth in Section 5.03(c).

“Administrative Modification”: Any modification, waiver or amendment directed by the Collateral Manager that, in the Collateral Manager’s reasonable judgment, relates exclusively to:
(i) with respect to any Loan, (a) in the case of a mismatch between any Benchmark Replacement (including any Benchmark Replacement Adjustment) on the Notes and the benchmark replacement (including any benchmark replacement adjustment) applicable to such Loan, (x) any alternative rate index and alternative rate spread that the Collateral Manager determines are reasonably necessary to reduce or eliminate such mismatch and (y) any corresponding changes to such Loan to match the applicable Benchmark Replacement Conforming Changes and/or to make any Loan-Level Benchmark Replacement Conforming Changes; (b) in the case of a mismatch between the index on such Loan and any Benchmark, the conversion of the index on such Loan to such Benchmark, including any spread adjustment that the Collateral Manager determines is reasonably necessary in connection therewith; or (c) in connection with the conversion of the index on such Loan to any Benchmark, the waiver of any obligor requirement to replace an interest rate cap based on such index with an interest rate cap based on such Benchmark; or (ii) with respect to any Loan other than a Loan that is, or is related to, a Credit Risk Collateral Interest, a Specially Serviced Loan or a Defaulted Loan, (a) exit fees, extension fees or default interest; (b) financial covenants (including cash management triggers and extension tests) relating (directly or indirectly) to debt yield, debt service coverage or loan-to-value; (c) prepayment fees (including in connection with defeasance and lockouts), yield or spread maintenance provisions or waiving any interest due in connection with a prepayment of the related Loan in full that relates to interest that accrues after the date of prepayment; (d) adding or modifying provisions related to partial releases of a Mortgaged Property, so long as the applicable release price in connection with such partial release is equal to at least 110% of the Allocated Loan Amount of the released Mortgaged Property; (e) reserve account minimum balance amounts and purposes, environmental remediation, zoning compliance, repair, maintenance and capital expenditures completion dates, tenant improvement and leasing commission, capital expenditures, and carry and interest guaranty amounts and purposes, release conditions or other reserve or guaranty requirements (other than for taxes or insurance), including requirements to fund reserves in connection with extensions; (f) waivers or reductions of a SOFR or other benchmark floor (which reductions may not be to floor rates below zero) or waivers, reductions or deferrals of interest rate step-ups, provided (in each case) that after giving effect to such waiver, reduction or deferral, the Note Protection Tests are satisfied; (g) (1) waivers of a borrower being required to obtain an interest rate cap agreement in connection with
(i) a loan extension of not more than ninety (90) days or (ii) any other loan extension and that, together with any required establishment by the borrower of fully funded cash reserves, provides protection that is substantially economically equivalent to the protection provided by such interest rate cap agreement, as determined by the Collateral Manager, or (2) otherwise amending an interest rate cap agreement to the extent that such amendment would not materially and adversely affect the Noteholders, as determined by the Collateral Manager; (h) the purpose or use of any Future Funding Amounts or the timing of, or conditions to, the funding of any Future Funding Participation; (i) sponsor or guarantor financial covenants relating to net worth, liquidity or other financial matters; (j) non-material modifications of deductible amounts with respect to insurance requirements; (k) Mortgaged Property lease approvals or modifications or leasing parameters (including in connection with releasing reserves or future funding amounts relating to leasing); (l) conditions precedent to extending the term of the Loan; or (m) approval of any replacement property manager; in each case, notwithstanding that any such modification, waiver or amendment referred to in this definition may have the effect of delaying or deferring principal payments that would otherwise occur on the Loan prior to its fully extended maturity date.
“Advance Rate”: A per annum rate equal to the greater of the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal) and 2.00% compounded annually.
“Advancing Agent”: Invesco Commercial Real Estate Finance Investments, LP, or its successors or assigns pursuant to the Indenture.
“Affiliate”: As defined in the Indenture.
“Affiliated Future Funding Participation Holder”: Any holder of a Future Funding Participation that is the Seller or an Affiliate of the Future Funding Indemnitor.
“Aggregate Outstanding Amount”: As defined in the Indenture.
“Agreement”: This Servicing Agreement, as the same may be modified, supplemented or amended from time to time.
“Anticipated Takeout Evidence”: An executed letter of commitment or term sheet provided by an institutional lender, letter of intent, signed purchase and sale agreement, or other evidence of anticipated refinancing or sale in accordance with market practices governing the purchase, sale and financing of commercial real estate loans and commercial real estate properties.
“Appraisal”: An appraisal prepared by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as FIRREA.
“Appraisal Reduction Amount”: As defined in the Indenture. “Appraisal Reduction Event”: As defined in the Indenture.
“Appraiser”: An Independent appraiser, selected by the Special Servicer (in consultation with the related Directing Holder), which is a member in good standing of the Appraisal Institute, and is certified or licensed in the state in which the relevant related Mortgaged Property is located, and that has a minimum of five years of experience in the appraisal of comparable properties.
“Article 7 Documents”: As defined in Section 4.02(e). “Asset Status Report”: As defined in Section 3.16(f). “Auction”: As defined in Section 3.18.

“Auction Payment Date”: As defined in Section 3.18.
“Balloon Loan”: Any Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Balloon Payment”: With respect to each Balloon Loan, the scheduled payment of principal due on the maturity date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).
“Benchmark”: As defined in the Indenture.
“Benchmark Replacement”: As defined in the Indenture. “Benchmark Replacement Adjustment”: As defined in the Indenture.
“Benchmark Replacement Conforming Changes”: As defined in the Indenture. “Business Day”: As defined in the Indenture.
“Cash”: As defined in the Indenture.
“Cash Collateral”: As defined in Section 3.14.
“Cash Collateral Account”: As defined in Section 3.14. “Closing Date”: June 16, 2026.
“Closing Date Collateral Interests”: As defined in the Indenture. “Code”: As defined in the Indenture.
“Collateral”: As defined in the Indenture.
“Collateral Interest File”: As defined in the Indenture.
“Collateral Interest Purchase Agreement”: As defined in the Indenture.
“Collateral Interest Schedule”: A schedule of the Closing Date Collateral Interests beneficially owned by the Issuer which sets forth information with respect to such Collateral Interests and which may be amended from time to time by the parties hereto (without the consent or approval of any other Person) to add or delete Collateral Interests therefrom. An initial Collateral Interest Schedule is attached as Exhibit A hereto.
“Collateral Interests”: As defined in the Indenture.
“Collateral Management Agreement”: The Collateral Management Agreement, dated as of the date hereof, between the Issuer and the Collateral Manager.
“Collateral Management Standard”: As defined in the Collateral Management Agreement.

“Collateral Manager”: Invesco Advisers, Inc., a Delaware corporation, as Collateral Manager under the Collateral Management Agreement, and any successor Collateral Manager appointed pursuant to the Collateral Management Agreement.

“Collateral Manager Related Parties”: As defined in Section 7.07. “Collateral Manager Termination Event”: As defined in Section 7.07. “Collection Account”: As defined in Section 3.03.
“Combined Loan”: As defined in the Indenture.
“Committed Warehouse Line”: A warehouse facility, repurchase facility or other similar financing facility pursuant to which the related lender has approved advances (at a 60% or greater advance rate) to fund future advance requirements under Future Funding Participations held by an Affiliated Future Funding Participation Holder, subject only to the satisfaction of general conditions precedent in the related facility documents.
“Companion Interest”: As defined in the Indenture.
“Companion Interest Holder”: The holder of any Companion Interest. “Companion Interest Holder Register”: As defined in Section 3.24(b). “Controlled Collateral Interest”: As defined in the Indenture.
“Corrected Loan”: Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Obligor), and the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.16(b) (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Loan to otherwise constitute a Specially Serviced Loan).
“Credit Risk Collateral Interest”: As defined in the Indenture.
“Credit Risk Loan”: A Loan with respect to which the related Collateral Interest is a Credit Risk Collateral Interest.
“CREFC®”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.
“CREFC® Comparative Financial Status Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the

Special Servicer and the Note Administrator; provided, further, that with respect to calculations of NOI or NCF provided in the CREFC® Comparative Financial Status Report, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.
“CREFC® CRE CLO Collateral Manager Data Report” is the reporting package substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® CRE CLO Collateral Manager Data Report” available as of the Closing Date at “www.crefc.org”, or such other final form for the presentation of such information and containing such information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally with respect to collateral manager reporting; provided that, to the extent that such other form contemplates additional information, such other form must be reasonably acceptable to the Collateral Manager; provided that with respect to calculations of NOI or NCF provided in the CREFC® Comparative Financial Status Report, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.
“CREFC® Investor Reporting Package”: The reporting package substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Investor Reporting Package” available as of the Closing Date on the CREFC® Website (excluding, for purposes hereof, the CREFC® Servicer Watch List), or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer and the Special Servicer; provided, further, that with respect to calculations of NOI or NCF provided in the CREFC® Investor Reporting Package, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.
“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator. Notwithstanding any provision hereof, neither the CREFC® Loan Periodic Update File, nor any other report or accounting prepared or performed by the Servicer, is required to include any allocation among the Collateral Interests of the fee payable to the Note Administrator or the fee payable to the Trustee; provided, further, that with respect to calculations of NOI or NCF provided in the CREFC® Loan Periodic Update File, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.

“CREFC® NOI Adjustment Worksheet”: An annual report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator; provided, further, that with respect to calculations of NOI or NCF provided in the CREFC® NOI Adjustment Worksheet, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.
“CREFC® Operating Statement Analysis Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator; provided, further, that with respect to calculations of NOI or NCF provided in the CREFC® Operating Statement Analysis Report, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.
“CREFC® Special Servicer Loan File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Special Servicer Loan File” available as of the Closing Date on the CREFC® website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator; provided, further, that with respect to calculations of NOI or NCF provided in the CREFC® Special Servicer Loan File, such calculations may be calculated based on the definitions of “net operating income”, “NOI”, “net cash flow” or “NCF”, as applicable, set forth in the related Loan Documents.
“CREFC® Servicer Watch List”: A monthly report, as of each Determination Date, including and identifying each Performing Loan satisfying the “CREFC® Portfolio Review Guidelines” approved from time to time by the CREFC® in the “CREFC® Servicer Watch List” format substantially in the form of and containing the information called for therein for the Performing Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.
“CREFC® Website”: The website located at “www.crefc.org” or such other primary website as CREFC® may establish for dissemination of its report forms.
“Criteria-Based Modification”: With respect to any Serviced Loan other than a Loan related to a Credit Risk Collateral Interest, a Specially Serviced Loan or a Defaulted Loan, any

modification, waiver or amendment directed by the Collateral Manager that would result in (i) a change in interest rate (other than as a result of any modification in accordance with clauses (i) or

(ii)(f) of the definition of “Administrative Modification”), (ii) a delay in the required timing of any payment of principal for any prepayment, amortization or other principal reduction, (iii) permitting indirect owners of the related borrower to incur additional indebtedness in the form of a mezzanine loan or preferred equity, (iv) a change of maturity date or extended maturity date under such Loan or (v) an increase in the principal balance of such Loan that will be allocated solely to the related Companion Interest.
“Criteria-Based Modification Conditions”: The following conditions, satisfaction of which is required immediately after giving effect to a Criteria-Based Modification: (i) not more than 7 Criteria-Based Modifications have been effectuated after the end of the Reinvestment Period, provided that multiple simultaneous modifications to a single Collateral Interest or Crossed Loan Portfolio will be treated as a single Criteria-Based Modification; (ii) with respect to any Criteria-Based Modification effectuated after the Reinvestment Period, such Criteria-Based Modification does not include an increase in the principal balance of such Loan; (iii) no Event of Default has occurred and is continuing and the Note Protection Tests are satisfied; (iv) the related Collateral Interest complies with the Eligibility Criteria (for this purpose, assuming the related Collateral Interest was treated as a Reinvestment Collateral Interest acquired on the date of the modification), as adjusted by the EC Modification Adjustments; and (v) for any Criteria-Based Modification after the Reinvestment Period, the as-stabilized loan-to-value ratio of the related Loan and any additional indebtedness is not higher than the as-stabilized loan-to-value ratio of such Loan as of the Closing Date or the acquisition date of the related Collateral Interest by the Issuer, as determined based on an updated appraisal (or, when permitted by the terms herein, an existing appraisal that is less than 12 months old).
“Custodian”: Computershare Trust Company, National Association, a national banking association appointed as Custodian under the Indenture, or its successor under the Indenture.
“Cut-Off Date Collateral Interests”: As defined in the Indenture.
“Defaulted Collateral Interest”: Any Collateral Interest for which the related Loan is a Defaulted Loan.
“Defaulted Loan”: As defined in the Indenture.
“Delayed Collateral Interest”: As defined in the Indenture.
“Designated Transaction Representative”: As defined in the Indenture. “Determination Date”: As defined in the Indenture.
“Directing Holder”: With respect to (1) any Controlled Collateral Interest, the Collateral Manager or (2) any Non-Controlled Collateral Interest, the party designated as the “controlling holder” or similar term in the related Partition Agreement (and if such agreement designates the Issuer as the “controlling holder,” the Collateral Manager shall be the Directing Holder with respect to such Collateral Interest).
“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Issuer or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Issuer or the Trustee (or the Special Servicer or the Collateral Manager on behalf of the Issuer or the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).
“EC Modification Adjustments”: With respect to any Criteria-Based Modification, adjustments to the Eligibility Criteria having the effects of (i) if such Criteria-Based Modification does not involve an increase in principal of the related Loan and does not permit indirect owners of the related Obligor to incur additional indebtedness, no requirements of obtaining a No Downgrade Confirmation from Fitch or re-obtaining a rating from Moody’s, (ii) clauses (xxvii)(a), (xxix), (xxx), (xxxiii) and (xxxiv) of the Eligibility Criteria not being applicable, and (iii) references in clause (xxxi) to “acquisition” being deemed to instead be references to “modification.”
“Eligibility Criteria”: As defined in the Indenture. “Eligible Account”: As defined in the Indenture. “Eligible Bidders”: As defined in Section 3.18. “Eligible Investments”: As defined in the Indenture. “Escrow Account”: As defined in Section 3.02.
“Escrow Payment”: Any amounts received by the Servicer or Special Servicer for the account of an Obligor for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, lease-up expenses and similar items in respect of the related Mortgaged Property.
“EU Competent Authority”: In respect of any Noteholder or prospective purchaser of Notes, where applicable, the competent authority designated to supervise its compliance with Article 5 of the EU Securitization Regulation.
“EU Investor Report”: An investor report, pursuant to Article 7(1)(e) of the EU Securitization Regulation, prepared (a) in accordance with Annex XII of each of the EU Transparency Technical Standards (each as in effect as of the Closing Date), or (b) if the Issuer so agrees (in its sole discretion), in accordance with (i) such Annex XII as it may be amended at any time after the Closing Date, or (ii) such other form as may be prescribed or permitted for purposes of Article 7(1)(e) of the EU Securitization Regulation at any time after the Closing Date.

“EU Loan Report”: A report in respect of the Collateral Interests, pursuant to Article 7(1)(a) of the EU Securitization Regulation, prepared (a) in accordance with Annex III of each of the EU Transparency Technical Standards (each as in effect as of the Closing Date), or (b) if the Issuer so agrees (in its sole discretion), in accordance with (i) such Annex III as it may be amended at any time after the Closing Date, or (ii) such other form as may be prescribed or permitted for purposes of Article 7(1)(a) of the EU Securitization Regulation at any time after the Closing Date.
“EU Reporting Administrator”: As defined in Section 4.02(b).
“EU Securitization Regulation”: Regulation (EU) 2017/2402 (except as otherwise stated, as amended from time to time).
“EU Significant Event Notification”: A notification of any of the following events in respect of which notice is not otherwise required to be given by any party to the Transaction pursuant to any Transaction Document: (a) a material breach of the obligations provided for in the Transaction Documents (or any remedy, waiver or consent subsequently provided in relation to any such breach); (b) a change in the structural features of the Transaction that can materially impact the performance of the Transaction; (c) a change in the risk characteristics of the Transaction or of the Collateral Interests that can materially impact the performance of the Transaction; or (d) any material amendment to any Transaction Document.
“EU Transparency Requirements”: The requirements of Article 7 of the EU Securitization Regulation.
“EU Transparency Technical Standards”:    Commission Delegated Regulation (EU) 2020/1224 and Commission Implementing Regulation (EU) 2020/1225.
“Event of Default”: As defined in the Indenture. “Failed Auction”: As defined in Section 3.18.
“FIRREA”: The Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.
“Fitch”: Fitch Ratings, Inc., or its successor in interest.
“Future Funding Agreement”: The Future Funding Agreement, dated as of the date hereof, by and among the Seller, as obligor and as pledgor, Invesco Commercial Real Estate Finance Investments, LP, as future funding indemnitor, the Trustee, as trustee on behalf of the Noteholders, as secured party, and the Note Administrator, as note administrator and as securities intermediary, as the same may be amended, supplemented or replaced from time to time.
“Future Funding Indemnitor”: As defined in the Indenture. “Future Funding Participation”: As defined in the Indenture.

“Future Funding Reserve Account”: The account required to be maintained by INCREF Investments pursuant to the Future Funding Agreement.

“Governing Documents”: As defined in the Indenture. “Holder”: As defined in the Indenture.
“INCREF Investments”: Invesco Commercial Real Estate Finance Investments, LP. “INCREF Sub-REIT”: INCREF Sub-REIT, LLC.
“Indenture”: The Indenture, dated as of June 16, 2026, among the Issuer, the Advancing Agent, the Trustee, the Custodian and the Note Administrator.
“Independent”: As defined in the Indenture.
“Independent Contractor”: Any Person that would be an “Independent Contractor” with respect to INCREF Sub-REIT (or any subsequent REIT) within the meaning of Section 856(d)(3) of the Code.
“Inquiry”: As defined in the Indenture.
“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, as applicable, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, as applicable, or released to the Obligor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard.
“Insurance Policy”: With respect to any Loan, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property, as applicable.
“Interest Proceeds”: As defined in the Indenture. “Investor Q&A Forum”: As defined in the Indenture. “Issuer”: As defined in the Preamble hereto.
“Issuer Subsidiary”: As defined in the Indenture.
“Largest One Quarter Future Advance Estimate”: An estimate of the largest aggregate amount of future advances that will be required to be made under the Future Funding Participations held by an Affiliated Future Funding Participation Holder during any calendar quarter, subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate.
“Liquidation Event”: An REO Property (and the related REO Loan) or a Loan is liquidated for a full or discounted amount and the Special Servicer has determined that all amounts which it expects to recover from or on account of such Loan or REO Property, as applicable, have been recovered.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Issuer or the Special Servicer in connection with a liquidation of any

Specially Serviced Loan or REO Property pursuant to Section 12.1 of the Indenture (including legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes).
“Liquidation Fee”: A fee payable to the Special Servicer with respect to each Specially Serviced Loan or related REO Property, as applicable, as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Loan or REO Property, as applicable (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such liquidated Specially Serviced Loan or REO Property, as applicable, as the case may be. Notwithstanding anything to the contrary described herein, no Liquidation Fee shall be payable with respect to any event described in clauses (iii) or
(v) of the definition of “Liquidation Proceeds” or clause (iv) of the definition of “Liquidation Proceeds” if such repurchase occurs within the time parameters (including any applicable extension period) set forth in the Collateral Interest Purchase Agreement.
“Liquidation Fee Rate”: With respect to each Specially Serviced Loan, a rate equal to
1.00%.
“Liquidation Proceeds”: Cash amounts received by or paid to the Servicer or the Special
Servicer, as applicable, in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through a trustee’s sale, foreclosure sale, sale of a REO Property or otherwise, exclusive of any portion thereof required to be released to the related Obligor in accordance with applicable law and the terms and conditions of the related Loan Documents; (ii) the realization upon any deficiency judgment obtained against an Obligor; (iii) (A) a Credit Risk/Defaulted Collateral Interest Cash Purchase pursuant to Section 12.1(b) of the Indenture; (B) the sale or disposition of Collateral Interests pursuant to Section 12.1(c) of the Indenture, (C) any other sale of a Loan or Collateral Interest pursuant to Section 12.1 of the Indenture or (D) the disposition of a Collateral Interest pursuant to an exchange pursuant to Section 12.1(d) of the Indenture; (iv) the repurchase of a Collateral Interest by the applicable Seller pursuant to the Collateral Interest Purchase Agreement; or (v) the purchase of a Specially Serviced Loan or REO Property by any lender pursuant to any purchase option set forth in the related mezzanine or intercreditor agreement, Partition Agreement, subordination agreement or other agreement which grants such other Person the option to purchase the Collateral Interest.
“Loans”: All of the Mortgage Loans and Combined Loans, as applicable and as the context may require, that is or is related to, a Collateral Interest set forth on the Collateral Interest Schedule.
“Loan Documents”: As defined in the Indenture.
“Loan-Level Benchmark Replacement”: As defined in Section 3.15(m).

“Loan-Level Benchmark Replacement Conforming Changes”: With respect to any Loan-Level Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest accrual period” under the applicable Loan Documents setting an applicable determination date for the Loan-Level Benchmark Replacement, reference time, the timing and frequency of determining rates, the method for determining the Loan-Level Benchmark Replacement and other administrative matters) that the Collateral Manager determines, in its sole discretion, may be appropriate to reflect the adoption of such Loan-Level Benchmark Replacement.
“Loan-Level Benchmark Transition Event”: With respect to any Serviced Loan, any determination by the Collateral Manager that a trigger event under the related Loan Documents has occurred that will result in the conversion of the applicable interest rate index from the then-current benchmark for such Loan to an alternate, substitute, successor or replacement index.
“Major Decisions”: Any of the following:
(a)any modification of, or waiver with respect to, a Collateral Interest or Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or prepayment or payment, if any, payable thereon or a deferral or a forgiveness of interest on or principal of the Collateral Interest or Loan or a modification or waiver of any other monetary term of the Collateral Interest or the Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Loan or Loan Documents or a modification or waiver of any provision of the Loan that restricts the Obligor or its equity owners from incurring additional indebtedness;
(b)any modification of, or waiver with respect to, a Collateral Interest or Loan that would result in a discounted pay-off of the Loan;
(c)any foreclosure upon or comparable conversion of the ownership of a Mortgaged Property or any acquisition of a Mortgaged Property by deed-in-lieu of foreclosure;
(d)any sale of a Mortgaged Property or any material portion thereof or, except, as specifically permitted in the Loan Documents, the transfer of any direct or indirect interest in the Obligor;
(e)any action to bring a Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;
(f)any substitution or release of collateral for a Collateral Interest (other than in accordance with the terms of, or upon satisfaction of, the related Loan Documents);
(g)any release of the Obligor or any guarantor from liability with respect to the Loan (other than in accordance with the terms of, or upon satisfaction of, the related Loan Documents);

any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Obligor);

(h)any material changes to or material waivers of any of the insurance requirements in the Loan Documents;
(i)any incurrence of additional debt by the Obligor to the extent such incurrence requires the consent of the lender under the Loan Documents;
(j)any consent to any Major Lease (as defined in the related Loan Documents) to the extent the entering into such requires the consent of the lender under the Loan Documents; and
(k)any modification, waiver or amendment of any Partition Agreement or similar agreement with any mezzanine lender or other subordinate debt holder relating to a Loan, or any action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Notes;
provided that no Administrative Modification or Criteria-Based Modification shall constitute a Major Decision or otherwise be subject to any consent and/or consultation rights under this Agreement.
“Majority Income Noteholder”: As defined in the Indenture. “Measurement Date”: As defined in the Indenture. “Mezzanine Loan”: As defined in the Indenture.
“Monthly Payment”: With respect to any Collateral Interest, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Collateral Interest which is payable by the related Obligor on the due date under the related Loan.
“Monthly Report”: As defined in the Indenture.
“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.
“Mortgage”: With respect to each Collateral Interest, the mortgage, deed of trust or other instrument securing the related Underlying Note, which creates a lien on the real property securing such Underlying Note.
“Mortgage Loan”: As defined in the Indenture.
“Mortgaged Property”: With respect to each Loan, the real property and improvements thereon securing repayment of the debt evidenced by the related Underlying Note.
“New Lease”: Any lease of all or any part of an REO Property entered into on behalf of the Issuer, including any lease renewed or extended on behalf of the Issuer if the Issuer has the right to renegotiate the terms of such lease.

“Net Cash Flow” or “NCF”: For any Mortgaged Property, the revenue from the use and operation of such Mortgaged Property less the sum of (i) Expenses and (ii) normalized reserves for capital expenditures. Net Cash Flow generally does not reflect (i.e., it does not deduct for) tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization and other non-reoccurring expenses.
“Net Operating Income” or “NOI”: For any Mortgaged Property, the revenue available for debt service from the use and operation of the Mortgaged Property before deductions for reserves for capital expenditures.
“No Downgrade Confirmation”: As defined in the Indenture. “Non-Controlled Collateral Interest”: As defined in the Indenture.
“Non-Serviced Collateral Interest”: The Collateral Interest related to a Non-Serviced
Loan.
“Non-Serviced Loans”: The Loans that are serviced and administered pursuant to a servicing agreement other than this Servicing Agreement. As of the Closing Date, each of the Closing Date Collateral Interests identified on Exhibit A as “Non-Serviced” is a Loan, or an interest in a Loan, that is a Non-Serviced Loan.
“Non-Serviced Servicer”: With respect to any Non-Serviced Loan, the servicer under the related Non-Serviced Servicing Agreement.
“Non-Serviced Servicing Agreement”: With respect to any Non-Serviced Loan, the servicing agreement governing the servicing of such Non-Serviced Loan.
“Non-Serviced Special Servicer”: With respect to any Non-Serviced Loan, the special servicer under the related Non-Serviced Servicing Agreement.
“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or REO Property which, in the reasonable judgment of the Advancing Agent, the Special Servicer or the Servicer, as the case may be, will be ultimately non-recoverable, together with any accrued and unpaid interest thereon, at the Advance Rate, from late collections or any other recovery on or in respect of such Loan or REO Property. In making such non-recoverability determination, such Person will be entitled to consider (in the case of the Servicer or the Special Servicer, in accordance with the Servicing Standard), among other things,
(a)the obligations of the Obligor under the terms of the related Loan Documents as they may have been modified,
(b)the related Mortgaged Properties or REO Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties or REO Properties,
(c)future expenses as estimated by such Person,

the timing of recoveries as estimated by such Person, and

(d)the existence of any Nonrecoverable Servicing Advance with respect to other Mortgaged Properties or REO Properties in light of the fact that proceeds on the related Mortgaged Property are not only a source of recovery for the Servicing Advance under consideration, but also a potential source of recovery for such Nonrecoverable Servicing Advance.
In addition, any such Person may (consistent with the Servicing Standard in the case of the Servicer or the Special Servicer) update or change its non-recoverability determinations at any time (but, except as provided below, may not reverse any other Person’s determination that a Servicing Advance is a Nonrecoverable Servicing Advance). Any such Person may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a non-recoverability determination.
Any such determination by any such Person, or any updated or changed non-recoverability determination, shall be evidenced by an Officer’s Certificate delivered by any of the Servicer, the Special Servicer or Advancing Agent to the Issuer, the Special Servicer, the Servicer, the Advancing Agent, the Trustee, the Note Administrator and the Collateral Manager. The Advancing Agent, when making an independent determination of whether or not a proposed Servicing Advance would be a Nonrecoverable Servicing Advance shall be subject to the standards applicable to the Special Servicer hereunder.
Any Officer’s Certificate described above shall set forth such determination of non-recoverability and the considerations of the Advancing Agent, the Servicer or the Special Servicer, as the case may be, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property or REO Property, as applicable). The Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding Loans (other than those that are Specially Serviced Loans) and the Special Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding the Specially Serviced Loans as such party required to make Servicing Advances may reasonably request for purposes of making non-recoverability determinations.
In the case of a cross-collateralized Collateral Interest, such non-recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Collateral Interest.
“Note Administrator”: Computershare Trust Company, National Association, a national banking association appointed as Note Administrator under the Indenture, or its successor under the Indenture.
“Note Administrator/Trustee Termination Event”: As defined in Section 7.05. “Note Protection Test”: As defined in the Indenture.

“Noteholder”: With respect to any Note, the Person in whose names such Note is registered in the note register maintained pursuant to the Indenture.

“Notes”: The Notes issued under, and as defined in, the Indenture. “NRSRO”: As defined in the Indenture.
“Obligor”: Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Loan.
“Offering Memorandum”: As defined in the Indenture.
“Officer’s Certificate”:    With respect to the Servicer, Special Servicer or Advancing Agent, any certificate executed by a Responsible Officer thereof.
“Other Obligor Request”: Any Obligor request that does not require the consent of the Collateral Manager or any Companion Interest Holder or a request for any future advance.
“Outstanding”: As defined in the Indenture. “Participated Loan”: As defined in the Indenture. “Participation”: As defined in the Indenture. “Participation Agreement”: As defined in the Indenture. “Partition Agreement”: As defined in the Indenture.
“Partitioned Collateral Interest”: As defined in the Indenture. “Partitioned Loan”: As defined in the Indenture.
“Partitioned Loan Collection Account”: As defined in Section 3.03.
“Partitioned Loan Remittance Date”: With respect to remittances from the Partitioned Loan Collection Account to the related Companion Interest Holders, (i) the date specified as the applicable remittance date (or equivalent concept) in the related Partition Agreement; or (ii) if no such applicable remittance date (or equivalent concept) is so specified in the related Partition Agreement, then the Remittance Date.
“Payment Date”: As defined in the Indenture.
“Performing Loan”: Any Serviced Loan that is not a Specially Serviced Loan. “Permitted Investments”:    Shall have the meaning ascribed to the term “Eligible
Investments” in the Indenture.
“Person”: Any individual, corporation (including a business trust), limited liability company, partnership, joint venture, estate, association, joint-stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Pledged Equity”: All of the equity interest in an Obligor under a Mortgage Loan that is pledged to secure a Mezzanine Loan.
“Prepaid Interest Amount”: With respect to any Collateral Interest, as defined in the related Collateral Interest Purchase Agreement.
“Principal Balance”: As defined in the Indenture.
“Principal Prepayment”: Any voluntary payment of principal made by the Obligor on a Loan that is received in advance of its scheduled due date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
“Principal Proceeds”: As defined in the Indenture.
“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of Loans, and (c) as to which 51% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or the Special Servicer, as the case may be, or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer or the Special Servicer, as the case may be.
“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which (i) shall have a claims paying ability rated at least (a) “A3” by Moody’s and (b) “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by any two other NRSROs (which may include Moody’s)), or (ii) in the case of fidelity bond and errors and omissions insurance policy required to be maintained by the Servicer and Special Servicer and any successor servicer pursuant to Section 3.05, shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Notes from time to time, but in no event lower than one of the following: (a) “A3” by Moody’s, (b) “A(low)” by DBRS, Inc., (c) “A:X” by A.M. Best Company, (d) “A-” by S&P and (e) “A-” by Fitch, unless the applicable Rating Agency has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in and of itself, in a withdrawal or downgrading of the rating then assigned by such Rating Agency to any Class of Notes, and if not rated by such Rating Agency, then otherwise approved by such Rating Agency.
“Qualified Note Administrator”: An entity meeting the eligibility requirements of Section 6.8 of the Indenture.
“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly owned by a real estate investment trust under Section 856(i)(2) of the Internal Revenue Code of 1986, as amended.

“Qualified Servicer”: A commercial mortgage servicer that (a) (i) is rated at least “CMS3” or “CSS3” by Fitch as servicer or special servicer, as applicable and (ii) that has acted as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by Fitch in the prior twelve (12) months and as to which Fitch has not, in the past twelve (12)

months, publicly cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal, which placement on “watch status” has not been withdrawn within sixty (60) days without any ratings downgrade or withdrawal) of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination, and (b) has acted as servicer or special servicer, as applicable, for a commercial mortgage-backed securities transaction rated by Moody’s in the prior twelve (12) months and as to which Moody’s has not, in the past twelve (12) months, cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal, which placement on “watch status” has not been withdrawn within sixty (60) days without any ratings downgrade or withdrawal) of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination.
“Qualified Trustee”: An entity meeting the eligibility requirements of Section 6.8 of the Indenture.
“Rating Agency”: Each of Moody’s and Fitch, or any successor thereof. “Rating Agency Condition”: As defined in the Indenture.
“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures).
“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17
C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the SEC or by the staff of the SEC, in each case as effective from time to time as of the compliance dates specified therein.
“Reinvestment Account”: As defined in the Indenture. “Reinvestment Collateral Interest”: As defined in the Indenture. “Reinvestment Period”: As defined in the Indenture.
“REIT Provisions”: As defined in Section 3.13(e).
“Relevant Parties in Interest”: With respect to any Collateral Interest that is (i) a Loan, the Noteholders (as a collective whole as if such Noteholders constituted a single lender), and (ii) a Partitioned Collateral Interest, the Noteholders and any related Companion Interest Holders (as a collective whole as if such Noteholders and Companion Interest Holders constituted a single lender and taking into account the relative priority rights of such parties set forth in the related Partition Agreement). Notwithstanding the foregoing, in connection with any sale of a Collateral

Interest that is not sold together with any Collateral Interest, the Relevant Parties in Interest will be the Noteholders (as a collective whole as if such Noteholders constituted a single lender).

“Relevant Recipient”: As defined in Section 4.02(e).
“Remittance Date”: With respect to each Payment Date under the Indenture, the Business Day immediately preceding such Payment Date.
“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that section of the Code in its present form, does not include:
(a)except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);
(b)any amount received or accrued, directly or indirectly, from any Person if the Issuer owns directly or indirectly (including by attribution) a 10% or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;
(c)any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person directly operates such REO Property;
(d)any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and
(e)rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Issuer, such rent is no greater than 15% of the total rent received or accrued under, or in connection with, the lease.
“REO Accounts”: As defined in Section 3.13(c).
“REO Acquisition”: The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.10.
“REO Loan”: The Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Collateral and provides for assumed scheduled payments on each due date therefor, and otherwise has the same terms and conditions as its predecessor Loan including with respect to the calculation of the interest rate in effect from time to time. Each REO Loan shall be deemed to have an initial outstanding principal balance and stated principal balance equal to the outstanding principal balance and stated principal balance, respectively, of its predecessor Loan as of the date of the REO Acquisition. All amounts due and owing in respect to the predecessor Loan as of the date of the REO Acquisition including accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Advancing Agent, the Servicer or the Special Servicer, as applicable, in respect of the predecessor Loan as of the date of the acquisition of the related REO Loan, including, without limitation, any unpaid Special Servicing Fees, Servicing Fees and any unreimbursed Servicing Advances or Servicing Expenses, together with any interest accrued and payable to the Collateral Manager, the Advancing Agent, the Servicer or the Special Servicer, as the case may be, in respect of such Servicing Advances or Servicing Expenses shall continue to be payable or reimbursable to the Collateral Manager, the Advancing Agent, the Servicer or the Special Servicer, as the case may be, in respect of an REO Loan.
“REO Proceeds”: Any payments received by the Servicer or the Special Servicer, the Issuer, the Trustee, the Note Administrator or otherwise with respect to an REO Property.
“REO Property”: A Mortgaged Property acquired by an REO Subsidiary or acquired directly or indirectly by the Issuer or a nominee thereof (which shall not include the Servicer or the Special Servicer), for the benefit of the Relevant Parties in Interest (or, with respect to any Non-Serviced Loan, the Issuer’s beneficial interest in any related Mortgaged Property acquired by the applicable Non-Serviced Special Servicer on behalf of, and in the name of, the applicable issuer or a nominee thereof for the benefit of the relevant parties in interest under the related Non-Serviced Servicing Agreement), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.
“REO Subsidiary”: A subsidiary of the Issuer formed to hold an REO Property or an interest in an REO Property pursuant to Section 3.10.
“Reporting Person”: As defined in Section 3.11. “Repurchase Request”: As defined in the Indenture. “Repurchase Request Recipient”: As defined in Section 3.19.
“Responsible Financial Officer”: With respect to the Future Funding Indemnitor, as defined in the Future Funding Agreement.
“Responsible Officer”: With respect to the Servicer, the Special Servicer or the Advancing Agent, as the case may be, any officer or employee involved in or responsible for the administration, supervision or management of such Person’s obligations under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party. With respect to the Issuer, any Authorized Officer, as such term is defined in the Indenture. With respect to the Trustee and the Note Administrator, any Trust Officer, as such term is defined in the Indenture.
“Retained Interest”: As defined in the Collateral Interest Purchase Agreement. “SEC”: The Securities and Exchange Commission.
“Secured Parties”: As defined in the Indenture.

“Securities Account Control Agreement (Future Funding Reserve Account)”: As defined in the Indenture.
“Segregated Liquidity”: With respect to the Future Funding Indemnitor as of any date of determination, an amount equal to the sum of (i) amounts available to the Future Funding Indemnitor or its affiliates under a Committed Warehouse Line; (ii) Cash or Cash equivalents of the Future Funding Indemnitor and its Affiliates that are available to make future advances under the Future Funding Participations held by any Affiliated Future Funding Participation Holder (which will include any amounts on deposit in the Future Funding Reserve Account); (iii) Cash or Cash equivalents that are projected to be earned and received by the Future Funding Indemnitor or its Affiliates during the subject period and will be available to make future advances under the Future Funding Participations held by the Affiliated Future Funding Participation Holders;
(iv) amounts that are undrawn and available to draw under any credit facility, repurchase facility, subscription facility or warehouse facility subject only to the satisfaction of general conditions precedent in the related facility documents; and (v) callable capital of the Future Funding Indemnitor or its Affiliates.
“Seller”: INCREF CLO Seller LLC, and its successors in interest, as Seller under a Collateral Interest Purchase Agreement or any other seller of Collateral Interests acquired by the Issuer after the Closing Date.
“Sensitive Asset”: (i) A Collateral Interest, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Collateral Interest or portion thereof, in either case, as to which the Collateral Manager has determined, based on the advice of nationally recognized counsel (independent of the Collateral Manager) could give rise to a material liability of the Issuer (including liability for taxes) if held directly by the Issuer.
“Serviced Loans”: All of the Loans other than any Non-Serviced Loans (including, prior to the related Servicing Shift Date, the related Servicing Shift Loan). (i) As of the Cut-off Date, the Loans relating to the Cut-off Date Collateral Interests identified on the Collateral Interest Schedule as “Serviced” and (ii) prior to the related Servicing Shift Date, any Servicing Shift Loan, will each be a Serviced Loan.
“Serviced Partitioned Loans”: Partitioned Loans that are Serviced Loans.
“Servicer”: KeyBank National Association, or any successor servicer as herein provided. “Servicer Termination Event”: As defined in Section 7.02.
“Servicing”: As defined in Section 3.01(a).
“Servicing Accounts”: The Escrow Accounts, the Collection Account, the Partitioned Loan Collection Account, the REO Accounts and the Cash Collateral Accounts.

“Servicing Advances”: All Servicing Expenses related to Serviced Loans, related Mortgaged Properties or REO Properties and all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Advancing Agent, the Servicer or the Special Servicer, as applicable, in connection with the servicing and administering of (a) a Serviced Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, in each case, including, but not limited to, (x) the cost of (i) compliance with the Servicer’s obligations set forth in Section 3.02, (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (vi) any amount specifically designated herein to be paid as a “Servicing Advance.” Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Special Servicer, the Advancing Agent or the Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Serviced Loan or REO Property.
“Servicing Expenses”: All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in accordance with the Servicing Standard (in the case of the Servicer and the Special Servicer) or the Collateral Management Standard (in the case of the Collateral Manager) in connection with the obligations of the Collateral Manager, the Servicer or the Special Servicer, as the case may be (other than legal fees or expenses associated with contracting with a subservicer or payment of any subservicing fee), including without limitation:
(a)real estate taxes, assessments and similar charges that are or may become a lien on a Mortgaged Property or REO Property;
(b)insurance premiums if and to the extent funds collected from the related Obligor are insufficient to pay such premiums when due;
(c)ground rents, if applicable;
(d)any cost or expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;
(e)any cost or expense necessary in order to maintain or release the lien of any Loan on each Mortgaged Property, including any mortgage registration taxes, release fees, or recording or filing fees;
(f)customary costs or expenses for the collection, enforcement or foreclosure of the Loans and the collection of deficiency judgments against Obligors and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches and costs and expenses associated with the collection of Insurance and Condemnation Proceeds);

costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants),

audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;
(g)customary costs or expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;
(h)costs and expenses related to travel and lodging with respect to property inspections (except to the extent expressly provided otherwise herein);
(i)costs and expenses related to legal opinions obtained in connection with performing the duties and responsibilities of the Servicer or the Special Servicer, as the case may be, hereunder;
(j)costs and expenses of inspections;
(k)any bank charges related to any account required to be maintained by the Servicer or the Special Servicer under this Agreement;
(l)costs and expenses related to the operation, leasing, management, maintenance and liquidation of any REO Property; and
(m)any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Collateral Manager, the Special Servicer or the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of any Loan and the performance of Servicing or Special Servicing by the Servicer or the Special Servicer, as the case may be, under this Agreement.
“Servicing Fee”: With respect to each Serviced Loan (including Specially Serviced Loans and REO Loans), an amount equal to the product of (a) the Servicing Fee Rate; and (b) the outstanding principal balance of such Loan, as calculated in accordance with Section 5.01 of this Agreement (subject, with respect to Companion Interest, the related Partition Agreement or a side letter agreement relating thereto).
“Servicing Fee Rate”: 0.03%.
“Servicing File”: With respect to each Loan, all documents, information and records relating to the Loan that are necessary to enable the Servicer to perform its duties and service the Loan and the Special Servicer to perform its duties and service each Specially Serviced Loan in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Servicer.
“Servicing Responsibility Schedule”: The Servicing Responsibility Schedule attached hereto as Exhibit F. Any conflicts between any portion of this Agreement and the Servicing Responsibility Schedule shall be resolved in favor of the Servicer Responsibility Schedule.
“Servicing Shift Collateral Interest”: Any Collateral Interest related to a Servicing Shift Loan.

“Servicing Shift Date”: With respect to any Servicing Shift Loan, the date on which the related Servicing Shift Lead Interest is securitized and transferred to an entity formed in connection with the Servicing Shift Servicing Agreement or transferred to an issuer of securities and whose assets are serviced pursuant to the Servicing Shift Servicing Agreement; provided that such holder of the Servicing Shift Lead Interest provides each of the parties to this Agreement (in each case only to the extent such party will not also be a party to the Servicing Shift Servicing Agreement) with notice in accordance with the terms of the related Partition Agreement that such Servicing Shift Lead Interest is to be transferred to an issuer of securities whose assets are serviced pursuant to the Servicing Shift Servicing Agreement, which notice shall include contact information for the related servicer, special servicer, securities administrator or similar term, note administrator or certificate administrator and trustee under the Servicing Shift Servicing Agreement.
“Servicing Shift Lead Interest”: With respect to any Servicing Shift Loan, as of any date of determination, the note, Companion Interest or other evidence of indebtedness and/or agreements evidencing the indebtedness of a borrower under such Servicing Shift Loan including any amendments or modifications, or any renewal or substitution notes, as of such date, the sale of which to the related entity formed under the related Servicing Shift Servicing Agreement or company the assets of which are serviced pursuant to such Servicing Shift Servicing Agreement will cause servicing to shift from this Agreement to the related Servicing Shift Servicing Agreement pursuant to the terms of the Partition Agreement for such Servicing Shift Loan.
“Servicing Shift Loan”: Any Loan that is, or is related to, a Non-Controlled Collateral Interest for which the related Partition Agreement provides for servicing to switch on the subsequent securitization of the related controlling Companion Interest. As of the Closing Date, each of the Closing Date Collateral Interests identified on Schedule A as “Servicing Shift” is a Participation in a Loan that is a Servicing Shift Loan.
“Servicing Shift Servicing Agreement”: With respect to any Servicing Shift Loan, the Non-Serviced Servicing Agreement that governs the servicing of an issuer whose assets include the Servicing Shift Lead Interest.
“Servicing Standard”: As defined in Section 2.01(b). “Signature Law”: As defined in Section 9.08.
“Special Servicer”: Bellwether Asset Services, LLC, a California limited liability company, or any successor special servicer as herein provided.
“Special Servicing”: As defined in Section 3.01(b).
“Special Servicing Fee”: With respect to each Specially Serviced Loan or REO Loan, an amount equal to the product of (a) the Special Servicing Fee Rate and (b) the outstanding principal balance of such Specially Serviced Loan, as calculated in accordance with Section 5.03(b) of this Agreement.

“Special Servicing Fee Rate”: With respect to each Specially Serviced Loan, a rate equal to 0.25% per annum.

“Special Servicing Transfer Event”: With respect to any Serviced Loan, the occurrence of any of the following events:
(i)a payment default shall have occurred at the original maturity date, or, if the original maturity date of such Loan has been extended, a payment default shall have occurred at such extended maturity date; provided, however, if (A)(1) the related Obligor is diligently seeking a refinancing commitment or sale (and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer and the Collateral Manager), or (2) a mezzanine lender, subordinate lender or Companion Interest Holder has notified the Servicer, the Special Servicer or the Collateral Manager of its intent to exercise its cure or purchase option with respect to such Serviced Loan in accordance with the related Loan Documents, (B) the related Obligor, mezzanine lender, subordinate lender or Companion Interest Holder continues to make the Obligor’s assumed scheduled payment, and (C) the Collateral Manager consents, such Serviced Loan will not be considered a Specially Serviced Loan until 90 days beyond the related maturity date (or, with respect to clause (A)(2), a Special Servicing Transfer Event shall not occur until the expiration of the applicable cure or purchase option), unless extended by the Special Servicer in accordance with the Loan Documents, the Indenture or this Agreement; and provided, further, if the related Obligor has delivered to the Servicer, who will be required to have promptly delivered a copy to the Special Servicer and the Collateral Manager, on or before the 90th day after the related maturity date, Anticipated Takeout Evidence reasonably acceptable to the Special Servicer, and the Obligor continues to make its assumed scheduled payments, such Serviced Loan will not be considered a Specially Serviced Loan until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination or expiration of the Anticipated Takeout Evidence; or
(ii)any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or
(iii)the Servicer makes a judgment, or receives a written determination of the
Special Servicer, that a payment default is imminent and is not likely to be cured by the related Obligor within 60 days; or
(iv)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Obligor; provided that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Loan shall no longer be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or
the related Obligor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Obligor or of or relating to all or substantially all of its property; or

(v)the related Obligor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(vi)a default (other than a failure by the related Obligor to pay principal or interest) of which the Servicer or the Special Servicer, as applicable, has notice and which the Servicer or the Special Servicer, as applicable determines in accordance with the Servicing Standard may materially and adversely affect the interests of the Relevant Parties in Interest has occurred and remained unremedied for the applicable grace period specified in the related Loan Documents (or if no grace period is specified for those defaults which are capable of cure, 60 days); or
(vii)the Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property;
provided, that any Serviced Loan that is cross-collateralized with another Serviced Loan shall be a Specially Serviced Loan for so long as such Loan is cross-collateralized with a Specially Serviced Loan.
“Specially Serviced Loan”: Any Serviced Loan for which a Special Servicing Transfer Event has occurred and such Specially Serviced Loan has not become a Corrected Loan.
“Stated Maturity Date”: As defined in the Indenture. “Subsequent Collateral Interest”: As defined in the Indenture. “Successor”: As defined in Section 6.03(b).
“Successful Auction”: As defined in Section 3.18.
“Total Redemption Price”: The amount equal to funds sufficient to pay all amounts and expenses and to redeem all Notes at their applicable Redemption Prices.
“Transaction”: The transaction constituted by the issuance of the Notes. “Transaction Documents”: As defined in the Indenture.
“Transfer Date”: With respect to (A) each Collateral Interest listed on the Collateral Interest Schedule as of the date hereof and any related Loan, the Closing Date and (B) any Collateral Interest acquired by the Issuer after the Closing Date, and any related Loan, the date such Collateral Interest is acquired by the Issuer.
“Trustee”: Wilmington Trust National Association, a national banking association appointed as Trustee under the Indenture, or its successor under the Indenture.

“Two Quarter Future Advance Estimate”: As of any date of determination, an estimate of the aggregate amount of future advances that will be required to be made under the Future

Funding Participations held by any Affiliated Future Funding Participation Holder during the immediately following two calendar quarters, excluding future advances to be made for:
(i) accretive leasing costs (e.g., following the future advance for such leasing costs, the debt yield will be equal to or greater than a required debt yield specified in the Loan Documents of the related Loan); (ii) earnouts paid to Obligors upon satisfaction of certain performance metrics set forth in the Loan Documents of the related Loan; (iii) advances that the Seller believes, in the exercise of its reasonable judgment, will be repaid in full during the period covered by the estimate;
(iv) accretive capital expenditures (e.g., following the future advance for such capital expenditures, the debt yield will be equal to or greater than a required debt yield specified in the Loan Documents of the related Loan); and (v) additional property acquisitions, that are subject to the lender’s consent.
“Underlying Note”: With respect to any Loan, the promissory note(s) or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Loan.
“Updated Appraisal”: As defined in Section 3.10(a).
“Voting Rights”: At all times during the term of the Indenture and Servicing Agreement, 100% of the voting rights for the Notes that are allocated among the Holders of the respective Classes of Notes in proportion with the Aggregate Outstanding Amount of the Notes. Voting rights allocated to a Class of Noteholders are allocated among such Noteholders in proportion to the percentage interest in such Class evidenced by their respective Notes. Notes owned by the Issuer, the Special Servicer or any affiliate of the Special Servicer will not be deemed to be Outstanding for purposes of voting on removal or replacement of the Special Servicer, and the Note Administrator or Trustee will rely upon, and will be protected in relying upon, such person’s certification as to its ownership.
“Workout Fee”: With respect to each Corrected Loan, an amount equal to the product of
(a)the Workout Fee Rate and (b) each collection of interest and principal (other than penalty charges, excess interest and any amount for which a Liquidation Fee would be paid), including
(i) Monthly Payments, (ii) Balloon Payments, (iii) Principal Prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan. For the avoidance of doubt, no Workout Fee shall be payable in connection with any sale, repurchase or other liquidation of a Mortgage Loan or REO Property.
“Workout Fee Rate”: With respect to each Corrected Loan, a rate equal to 1.00%.
ARTICLE II

RETENTION AND AUTHORITY OF SERVICER
Section 2.01. Engagement; Servicing Standard. (a) As of the applicable Transfer Date, the Issuer hereby engages the Servicer and Special Servicer, as the case may be, to perform, and the

Servicer or the Special Servicer, as the case may be, hereby agree to perform, Servicing and Special Servicing, as applicable, with respect to each of the Serviced Loans for the benefit of the

Relevant Parties in Interest throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.
(b)Each of the Servicer and the Special Servicer shall diligently service and administer the Serviced Loans and REO Properties it is obligated to service or special service, as the case may be, pursuant to this Agreement on behalf of the Issuer and Trustee in the best interests of and for the benefit of the Relevant Parties in Interest (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement and the Loan Documents. To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service and special service, as applicable, the Serviced Loans:
(i)in accordance with the higher of the following standards of care:
(A)with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial real estate loans with similar borrowers and comparable REO Properties for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own commercial real estate loans and REO Properties); and
(B)with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial real estate loans and REO Properties owned by the Servicer or the Special Servicer, as the case may be; and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Loan (and any related Partition Agreement or intercreditor agreement);
(ii)with a view to the timely recovery of all payments of principal and interest, including Balloon Payments, under the Loans or, in the case of (A) a Specially Serviced Loan or (B) an REO Loan, the maximization of recovery of the Loan to the Relevant Parties in Interest of principal and interest, on a present value basis; and
(iii)without regard to any potential conflict of interest arising from
(A) any relationship, including as lender on any other debt, that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Obligors or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Note by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the right of the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; (D) the ownership, servicing or management for others of any other commercial real estate loan or real property not subject to this Agreement by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof and (E) any obligation of the Special Servicer or any Affiliate to repurchase any Loan or pay an indemnity in respect thereof.

The servicing practices described in the preceding sentence are herein referred to as the “Servicing Standard.”

Notwithstanding the foregoing, the processing and effectuation of any Administrative Modifications, Criteria-Based Modifications and Loan-Level Benchmark Replacement Conforming Changes directed by the Collateral Manager shall not be subject to the Servicing Standard. Neither the Servicer nor the Special Servicer shall be in violation of the Servicing Standard for approving or consummating any such modification or for servicing the related Loan in accordance with the terms of the Loan Documents as modified by such Administrative Modification, Criteria-Based Modification or Loan-Level Benchmark Replacement Conforming Change so long as it is otherwise performing in accordance with the Servicing Standard. Neither the Servicer nor the Special Servicer shall have any obligation or responsibility to determine if the Collateral Manager is acting in accordance with any standard of conduct for the Collateral Manager.
(c)Without limiting the foregoing, subject to Sections 3.15 and 3.16, (i) the Servicer shall be obligated to service and administer all Serviced Loans that are not Specially Serviced Loans and (ii) the Special Servicer shall be obligated to service and administer (A) any Specially Serviced Loan, (B) with respect to a Performing Loan, (1) any Other Obligor Request (other than any Other Obligor Request that may be processed by the Servicer pursuant to the Servicer Responsibility Schedule), (2) any Major Decision (other than any Major Decisions which may be the administrative responsibility of the Servicer (if any) pursuant to the Servicing Responsibility Schedule and which may be processed by the Servicer), (3) any Major Decision,
(4) any Administrative Modification and (5) any Criteria-Based Modification and (C) any REO Properties (other than an REO Property related to any Non-Serviced Loan); provided that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to any REO Properties (and the related REO Loans) as if REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.16. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer reports in respect of the related Mortgaged Properties or REO Properties with respect to Specially Serviced Loans in accordance with, and to the extent required by, Section 3.07. After notification to the Servicer, the Special Servicer may (but shall not be required to) contact the related Obligor of any Performing Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer, as the case may be, of the collectability or recoverability of payments on the Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Servicer or the Special Servicer, as the case may be (including with respect to Servicing Fees, Special Servicing Fees or, in the case of the Servicer, the right to be reimbursed for Servicing Advances and interest accrued thereon). Any provision in this Agreement for any Servicing Advances by the Advancing Agent or the Servicer or any Servicing Expenses by the Collateral Manager, the Servicer or Special

Servicer, is intended solely to provide liquidity for the benefit of Relevant Parties in Interest and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Loans. No provision hereof shall be construed to impose liability on the Advancing Agent, the Servicer or the Special Servicer for the reason that any recovery to the Issuer or any Relevant Parties in Interest in respect of a Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.
Section 2.02. Subservicing. (a) The Servicer or Special Servicer, as the case may be, may delegate any of its obligations hereunder to a sub-servicer (so long as such Person is a Qualified Servicer); provided, however, that the Servicer or Special Servicer, as the case may be, shall provide oversight and supervision with regard to the performance of all subcontracted services and (i) any subservicing agreement shall be consistent with and subject to the provisions of this Agreement and (ii) no sub-servicer retained shall foreclose on the Loan or grant any modification, waiver, or amendment to the Loan Documents without the approval of the Servicer or the Special Servicer, as the case may be. Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Servicer or Special Servicer, as the case may be, of its obligations to the Issuer hereunder. Notwithstanding any such subservicing agreement, the Servicer or Special Servicer, as the case may be, shall be obligated to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as the case may be, alone was servicing the related Loans in accordance with the terms of this Agreement. The Servicer or Special Servicer, as the case may be, shall be solely liable for all fees owed by it to any subservicer, regardless of whether the compensation hereunder of the Servicer or Special Servicer, as the case may be, is sufficient to pay such fees. The Servicer and the Special Servicer are permitted to enter into a sub-servicing agreement with a sub-servicer on or about the date hereof, which may delegate additional servicing responsibilities among the parties. The Servicer and the Special Servicer shall be permitted to provide a copy of this Agreement, the Indenture and any Collateral Interest Purchase Agreement to any sub-servicer retained by the Servicer or the Special Servicer, as applicable; provided that, pursuant to the related sub-servicing agreement, the related sub-servicer is subject to confidentiality provisions substantially identical to the provisions of Section 9.09 hereof. In addition, the Servicer shall not be required to retain a sub-servicer with respect to any Subsequent Collateral Interest.
(b)Each sub-servicer shall be (i) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and
(ii) qualified to service investments comparable to the Loans.
Any sub-servicing agreement entered into by the Servicer or Special Servicer, as the case may be, shall provide that it may be assumed or terminated by (i) the Servicer or the Special Servicer, as the case may be, (ii) the Trustee, if the Trustee has assumed the duties of the Servicer or Special Servicer, as the case may be, or if the Servicer or Special Servicer, as the case may be, is otherwise terminated pursuant to the terms of this Agreement, or (iii) a successor servicer if such successor servicer has assumed the duties of the Servicer or Special Servicer, as the case may be, in each case without cause and without cost or obligation to the Trustee, the successor servicer or the successor special servicer. In no event shall the Trustee be responsible for the payment of any termination fee in connection with any sub-servicing agreement entered into by the Servicer or Special Servicer or any successor servicer. In no event shall any sub-servicing agreement give a sub-servicer direct rights against the assets of the Issuer.
Any subservicing agreement and any other transactions or services relating to the Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer or Special Servicer, as the case may be, alone and neither the Issuer nor the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in Section 2.01(c).
The Trustee shall not be (a) liable for any acts or omissions of any Servicer,
(b) obligated to make any Servicing Advance, (c) responsible for expenses of the Servicer or the Special Servicer or (d) liable for any amount necessary to induce any successor servicer to act as successor servicer or any successor special servicer to act as special servicer hereunder.
(c)Notwithstanding any contrary provisions of the foregoing subsections of this Section 2.02, the appointment by the Servicer or the Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of sub-servicers and shall not be subject to the provisions of this Section 2.02; provided that (a) the Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and to the extent the Servicer or Special Servicer is required to pay such amounts pursuant to the terms hereof, shall pay all fees and expenses of such third-party contractors; and (b) such appointment imposes no additional duty on any other party to this Agreement, any successor hereunder to the Servicer or the Special Servicer, as the case may be.
(d)Each sub-servicing agreement entered into by the Servicer shall provide that the Directing Holder shall be entitled to terminate the rights and obligations of the sub-servicer under such sub-servicing agreement with respect to such Collateral Interest, with or without cause, upon 10 Business Days’ notice to the Issuer, the Special Servicer, the Servicer, the Collateral Manager, the Directing Holder, the Note Administrator and the Trustee, and replace such sub-servicer with a successor sub-servicer that is a Qualified Servicer, subject to the consent of the Servicer with respect to such replacement sub-servicer, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) all applicable costs and expenses (including cost and expenses of the Servicer) of any such termination made by the Directing Holder shall be paid by the Directing Holder and (b) all applicable accrued and unpaid Servicing Fees, Additional Servicing Compensation and Servicing Expenses owed to such sub-servicer are paid in full.
Section 2.03. Authority of the Servicer or the Special Servicer. (a) In performing its Servicing or Special Servicing obligations hereunder, the Servicer or Special Servicer, as the case may be, shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Servicing or Special Servicing, as applicable, that it deems necessary or appropriate in accordance with the Servicing Standard (except that the processing and effectuation of Administrative Modifications, Criteria-Based Modifications and Loan-Level Benchmark Replacement Conforming Changes at the direction of the Collateral Manager by the Special

Servicer shall not be subject to the Servicing Standard). Without limiting the generality of the foregoing, each of the Servicer or Special Servicer, as the case may be, is hereby authorized and empowered by the Issuer when the Servicer or Special Servicer, as the case may be, deems it appropriate in accordance with the Servicing Standard and subject to the terms of this Agreement, including, without limitation, Section 2.03(c), to execute and deliver, on behalf of the Issuer,
(i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage or other relevant Loan Documents on the related Mortgaged Property; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Loans and
(iii) in the case of the Special Servicer, any instruments of assignment and sale in accordance with the terms of the Indenture; provided, however, that the Servicer or Special Servicer, as the case may be, shall notify the Issuer and the Collateral Manager in writing in the event that the Servicer or Special Servicer, as the case may be, intends to execute and deliver any such instrument referred to in clause (ii) above and, except in connection with any payment in full of any Loan, shall proceed with such course of action only upon receipt of the written approval thereof by the Issuer (or the Collateral Manager acting on behalf of the Issuer). The Issuer agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (i) powers of attorney evidencing the authority and power under this Section of the Servicer or the Special Servicer, as the case may be, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its Servicing or Special Servicing obligations hereunder.
(b)In the performance of its Servicing or Special Servicing obligations, the Servicer or the Special Servicer, as the case may be, shall take any action or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably directs shall be taken or not taken, as the case may be, which relates to the Servicing or Special Servicing obligations under this Agreement; provided, however, that the Servicer or the Special Servicer, as the case may be, shall not take or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests that the Servicer or the Special Servicer, as the case may be, take or refrain from taking to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard that such action or inaction, as the case may be: (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Loan or Mortgaged Property,
(ii) may cause a violation of any provision of a Loan Document, the Indenture or this Agreement or (iii) may cause a violation of the Servicing Standard (except that Administrative Modifications, Criteria-Based Modifications and Loan-Level Benchmark Replacement Conforming Changes at the direction of the Collateral Manager shall not be subject to the Servicing Standard).
The Directing Holder shall have the right to make any decision which is a Major Decision hereunder subject to, with respect to any Partitioned Loan, any rights of a Companion Interest Holder with respect to Major Decisions under the related Partition Agreement. The

Servicer or the Special Servicer, as applicable, (i) shall send the Directing Holder a copy of any written request by an Obligor for a decision which is a Major Decision or any written notification of the occurrence of an event or circumstance which shall require the making of a Major Decision within two (2) Business Days of receipt thereof, and (ii) may request that the Directing Holder make a Major Decision at any time that the Servicer or the Special Servicer, as applicable, determines that such Major Decision should be considered. The Directing Holder shall send the Servicer and the Special Servicer, as applicable, a copy of any written request by an

Obligor received by it for a decision which is a Major Decision within two (2) Business Days of receipt thereof. The Directing Holder shall make such Major Decision and notify the Servicer or the Special Servicer, as applicable, of the actions to be taken with respect thereto within five (5) Business Days of receipt of a written request therefor by an Obligor, the Servicer or the Special Servicer, as applicable. In the event that the Servicer or the Special Servicer, as applicable, determines that the Directing Holder’s decision is in accordance with the Servicing Standard, then the Servicer or the Special Servicer, as applicable, shall take such actions as directed by the Directing Holder. In the event that the Servicer or the Special Servicer, as applicable, determines that the Directing Holder’s decision is not in accordance with the Servicing Standard, or if the Directing Holder fails to give notice of the actions to be taken within such five (5) Business Day period, then the Servicer or the Special Servicer, as applicable, shall not be bound by the Directing Holder’s determination with respect to such Major Decision and shall have the right to take such actions with respect thereto as the Servicer or the Special Servicer, as applicable, determines is in accordance with the Servicing Standard. For the avoidance of doubt, in the event that the Directing Holder initiates discussions with the Servicer or the Special Servicer, as applicable, with respect to a Major Decision, the Servicer or Special Servicer, as applicable, is not required to provide the Directing Holder with a written recommendation and analysis prior to implementing the Directing Holder’s decision with respect to such Major Decision.
Section 2.04. Certain Calculations. (a) All net present value calculations and determinations made under this Agreement with respect to any Loan or REO Property shall be made using a discount rate (with respect to the selection of which the Special Servicer shall be required to consult, on a non-binding basis, with the Collateral Manager) appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Loan or sale of the Loan if it is a Defaulted Loan by the Special Servicer, the higher of (1) the rate determined by the Special Servicer, that approximates the market rate that would be obtainable by the related Obligor on similar debt of such Obligor as of such date of determination and (2) the interest rate on such Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).
(b)Allocations of payments among Partitioned Collateral Interests and any related Companion Interests in a Partitioned Loan shall be made in accordance with the related Partition Agreement.
(c)Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof (including, without limitation, calculating monthly distributions to Noteholders and Companion Interest Holders), be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan or such modification, waiver or amendment so permit.
ARTICLE III SERVICES TO BE PERFORMED
Section 3.01. Servicing; Special Servicing. (a) The Servicer hereby agrees to serve as the servicer with respect to each of the Serviced Loans and to perform servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, “Servicing” shall mean those services pertaining to the Serviced Loans which, applying the Servicing Standard, are required hereunder to be performed by the Servicer, and which shall include:
(i)reviewing all documents in its possession or otherwise reasonably available to it pertaining to such Loans, administering and maintaining the Servicing Files, and inputting all necessary and appropriate information into the Servicer’s loan servicing computer system all to the extent and when necessary to perform its obligations hereunder;
(ii)preparing and filing or recording all continuation statements and other documents or instruments necessary to cause the continuation of any UCC financing statements filed with respect to the related Mortgaged Property and taking such other actions necessary to maintain the lien of any Mortgage or other relevant Loan Documents on the related Mortgaged Property, but only to the extent such other actions are within the control of the Servicer;
(iii)in accordance with and to the extent required by Section 3.05, monitoring each Obligor’s maintenance of insurance coverage on the related Mortgaged Property, as required by the related Loan Documents, and causing to be maintained adequate insurance coverage on the related Mortgaged Property in accordance with Section 3.05;
(iv)in accordance with and to the extent required by Section 3.02, monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for the related Mortgaged Property;
(v)preparing and delivering all reports and information required to be prepared or delivered by the Servicer hereunder;
(vi)performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;
(vii)monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Loan Documents; and
(viii)notifying the related Obligors of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to such Loans.
(b)The Special Servicer hereby agrees to serve as the special servicer with respect to each Specially Serviced Loan and REO Loan as provided herein in accordance with the Servicing Standard (“Special Servicing”).
The Special Servicer and the Collateral Manager shall be responsible for cooperating with each other and the Seller to administer the purchase by the Issuer of any Delayed Collateral Interest or Subsequent Collateral Interest as permitted pursuant to the

Indenture, and each of the Special Servicer and the Collateral Manager is authorized to perform all administrative functions related thereto. Upon the acquisition of the Delayed Collateral Interest or any Subsequent Collateral Interest, the Issuer (or the Collateral Manager on its behalf) shall provide the Servicer with an updated data tape, and the Servicer shall update the applicable participation register to the extent required under the related Partition Agreement.
(c)With respect to each Non-Serviced Loan, the Servicer agrees to perform the following limited functions with respect to the related Collateral Interest and such Non-Serviced Loan:
(i)deposit in the Collection Account all payments of interest, principal and all other amounts received by the Servicer from the related Non-Serviced Servicer or Non-Serviced Special Servicer with respect to such Collateral Interest in accordance with Section 3.03 hereof;
(ii)receive and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Collateral Interest is entitled and that the Servicer actually receives pursuant to the terms of the related Loan Documents or the related Non-Serviced Servicing Agreement to the Trustee, the Note Administrator, the Collateral Manager and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Loans; and
(iii)promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current Non-Serviced Servicer or Non-Serviced Special Servicer, or any material change with respect to the related Non-Serviced Servicing Agreement.
(d)With respect to each Non-Serviced Loan that would be a Specially Serviced Loan if it were a Serviced Loan, the Special Servicer agrees to perform the following limited functions with respect to the related Collateral Interest and such Non-Serviced Loan:
(i)enforce all rights and remedies reserved for the holder of such Collateral Interest pursuant to the terms of the related Partition Agreement and Loan Documents;
(ii)receive and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Collateral Interest is entitled and the Special Servicer actually receives pursuant to the terms of the related Loan Documents or the related Non-Serviced Servicing Agreement to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Loans; and
(iii)promptly provide written notice to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the then-current servicer or special servicer, or any material change with respect to the related Non-Serviced Servicing Agreement.

With respect to each Non-Serviced Loan, the parties to this Agreement shall have no obligation or authority to supervise the respective parties to the related Non-Serviced

Servicing Agreement (but this statement shall not relieve them of liabilities they may otherwise have in their capacities as parties to such Non-Serviced Servicing Agreement) or to make Servicing Advances with respect to any such Non-Serviced Loan. Any obligation of the Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Note Administrator, the Issuer, the Noteholders or the Rating Agencies with respect to any Non-Serviced Loan shall be dependent on its receipt of the corresponding information and collections from the related Non-Serviced Servicer or the Non-Serviced Special Servicer under the related Non-Serviced Servicing Agreement.
(e)With respect to any Non-Serviced Loan, the Servicer shall not agree to any amendment, modification or waiver with respect to the related Non-Serviced Servicing Agreement that adversely affects in any material respect the interest of the Issuer, as holder of the related Collateral Interest, unless the consent and consultation requirements that would be necessary for the same amendment, modification or waiver under the terms of this Agreement have been satisfied.
(f)With respect to the administration and servicing of any Performing Loan, the respective obligations and responsibilities of the Servicer and Special Servicer are delineated on the Servicing Responsibility Schedule. The Special Servicer shall be responsible for (i) administering Major Decisions (other than any Major Decisions which may be the administrative responsibility of the Servicer (if any) pursuant to the Servicing Responsibility Schedule and which may be processed by the Servicer) and (ii) administratively processing (without any obligation for analysis, recommendation or approval) Administrative Modifications and Criteria-Based Modifications with respect to the Serviced Loans as provided herein, and in each case the Special Servicer is authorized to perform all administrative functions related thereto.
(g)Notwithstanding anything herein to the contrary, in the event that any Serviced Loan is evidenced by more than one mortgage or promissory note, as applicable, the Servicer or the Special Servicer, as applicable, shall service such Loan as a single, whole loan (including without limitation any remedies taken in respect of such Loan and the acquisition of any related REO Property), and, except as otherwise provided in the Loan Documents, any payments thereon shall be allocated among the promissory notes pro rata and pari passu and any Servicing Advance, whether pursuant to this Agreement or a Partition Agreement, shall be deemed to be for the benefit of all of the related promissory notes on a pro rata basis.
(h)With respect to each Non-Serviced Loan, the Servicer will have limited duties with respect to each Non-Serviced Loan, which will generally include depositing payments received from the servicer under the applicable servicing agreement in respect of such Collateral Interest into the Collection Account and incorporation of related information received from such servicer in the Servicer’s reports to the Trustee, and the Special Servicer will have limited duties with respect to each Non-Serviced Loan, which will generally include the exercise of any consent or voting rights of the Issuer (subject to the consent or consultation rights of the Collateral Manager) under the related Partition Agreement.
Section 3.02. Escrow Accounts; Collection of Taxes, Assessments and Similar Items. (a) Subject to and as required by the terms of the related Loan Documents, the Servicer shall establish and maintain one or more Eligible Accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited promptly after receipt and identification. Escrow Accounts shall be denominated “KeyBank National Association, as Servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the INCREF 2026-FL2 Notes, the other Secured Parties and the related Companion Interest Holders” or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) and Servicer agree. The Servicer shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee promptly after any change thereof. Except as provided herein (including without limitation, the withdrawals described in the following sentence, which may be made without Issuer or Special Servicer consent), withdrawals of amounts from an Escrow Account may be made only following notice to, and consent of, the Issuer (or the Special Servicer on behalf of the Issuer). Subject to any express provisions to the contrary herein, to applicable laws, and to the terms of the related Loan Documents governing the use of the Escrow Payments, withdrawals of amounts from an Escrow Account may only be made: (i) to effect payment of taxes, assessments and insurance premiums; (ii) to effect payment of ground rents and other items required or permitted to be paid from escrow; (iii) to refund to the related Obligors any sums determined to be in excess of the amounts required to be deposited therein; (iv) to pay interest, if required under the Loan Documents, to the Obligors on balances in the Escrow Accounts; (v) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04; (vi) to apply funds to the indebtedness of the Loan in accordance with the terms thereof; (vii) to reimburse the Servicer, the Special Servicer, the Collateral Manager or the Advancing Agent, as the case may be, for any Servicing Advance or Servicing Expense, as the case may be, for which Escrow Payments should have been made by the Obligors, but only from amounts received on the Loan which represent late collections of Escrow Payments thereunder; (viii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (ix) to clear and terminate the Escrow Accounts at the termination of this Agreement.
(b) The Servicer shall maintain accurate records with respect to each Mortgaged Property securing a Serviced Loan, reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available). To the extent that the related Loan Documents require Escrow Payments to be made by an Obligor under a Serviced Loan, the Servicer shall use reasonable efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by such Obligor pursuant to the terms of the Loan Documents and deposited in the related Escrow Account by the Servicer. To the extent that the Loan Documents do not require an Obligor under a Serviced Loan to make Escrow Payments (and no other loan secured by the Mortgaged Property requires escrows or reserves for such amounts), the Servicer shall use its reasonable efforts to require that any tax, insurance or other payment referenced in the definition of Escrow Payment be made by such Obligors prior to the applicable penalty or termination date (to the extent that the holder of the related Loan has the right to so require). Subject to Section 3.05 with respect to the payment of insurance premiums, if an Obligor under a

Serviced Loan fails to make payment on a timely basis or collections from such Obligor are insufficient to pay any such item when due and the holder of the related Loan has the right to pay such premiums on behalf of such Obligor pursuant to the terms of the related Loan Documents, the amount of any shortfall shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such shortfall, such shortfall shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
Section 3.03. Collection Account and Partitioned Loan Collection Account. (a) The Servicer shall establish on or prior to the Closing Date, and maintain, an Eligible Account (the “Collection Account”) for the benefit of the Issuer for the purposes set forth herein. The Collection Account shall be denominated “KeyBank National Association, as Servicer, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of the INCREF 2026-FL2 Notes and the other Secured Parties” or in such other manner as the Issuer (or the Collateral Manager acting on behalf of the Issuer) prescribes. The Servicer shall deposit into the Collection Account (1) within two (2) Business Days after receipt of properly identified funds, all payments and collections received by it on or after the date hereof with respect to the Loans and REO Properties (unless such payments and collections are required to be deposited into the Partitioned Loan Collection Account), other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller, and (2) amounts from the Partitioned Loan Collection Account pursuant to Section 3.03(d)(vii)(B)(1). In addition, at the direction of the Issuer (or the Collateral Manager on behalf of the Issuer) the Servicer shall deposit into the Collection Account any Prepaid Interest Amount received by the Issuer.
(b)The Servicer shall make withdrawals from the Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):
(i)to withdraw any amount deposited in or transferred to the Collection Account which was not required to be deposited therein;
(ii)pursuant to Section 5.01, to pay itself unpaid Servicing Fees and Servicing Onboarding Fees, if applicable, and any unpaid Additional Servicing Compensation on each Remittance Date;
(iii)pursuant to Section 5.03(a) and (b), but subject to the waiver in Section 5.03(c), to pay to the Special Servicer the Special Servicing Fee, Liquidation Fee, Workout Fee and any unpaid Additional Servicing Compensation on each Remittance Date;
(A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) with respect to any Loan, Mortgaged Property or REO Property being limited to, as applicable, related payments by the applicable Obligor with respect to such Servicing Advance and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Loan, Mortgaged Property or REO Property for which such Servicing Advance was made, and (B) to pay or reimburse the Issuer, the Collateral Manager, the Servicer and the Special Servicer for any

unreimbursed Servicing Expenses related to the Loans, Mortgaged Properties or REO Properties, together with interest thereon at the Advance Rate, within five (5) days of incurring same

(provided that, with respect to any Partitioned Loan, such Servicing Expenses and interest thereon shall be paid first from the Partitioned Loan Collection Account);
(iv)to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances, together with interest thereon at the Advance Rate, first, out of REO Proceeds, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Loan or REO Property, then, out of the interest portion of general collections on the Loans and REO Properties, then, to the extent the interest portion of general collections is insufficient and with respect to such excess only, out of other collections on the Loans and REO Properties;
(v)to pay to itself, as the case may be, from time to time any interest or investment income earned on funds deposited in the Collection Account to the extent it is entitled thereto pursuant to Section 3.04;
(vi)to remit to the Seller any collections representing Retained Interest under, and as defined in, the Collateral Interest Purchase Agreement;
(vii)(A) within two (2) Business Days after receipt of Principal Proceeds, to remit such Principal Proceeds to the Note Administrator for deposit into the Collection Account and (B) to remit to the Note Administrator on each Remittance Date to remit to the Note Administrator for deposit into the Payment Account, all amounts on deposit in the Collection Account (that represent good and available funds) as of the close of business on the related Determination Date, net of any withdrawals from the Collection Account pursuant to this Section;
(viii)to clear and terminate the Collection Account upon the termination of this Agreement; and
(ix)subject to receipt by the Servicer of a request from the Collateral Manager satisfying the requirements set forth in this clause (x), to remit to the Note Administrator by no later than five Business Days after receipt by the Servicer of Principal Proceeds in properly identified funds, from amounts available from one or more specific Collateral Interests identified by the Collateral Manager, for deposit into the Reinvestment Account, any such Principal Proceeds. The Collateral Manager shall provide each such request to the Servicer at least 10 Business Days prior to the expected prepayment subject to such request. Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of the Principal Proceeds to be remitted. The Servicer shall not be required to make any determination with respect to, or verification of, the delivery or sufficiency of any certification of the Collateral Manager required hereby or by Section 11.01(a) of the Indenture.
With respect to the Serviced Partitioned Loans, the Servicer shall establish on or prior to the Closing Date, and maintain, an Eligible Account or a sub-account of an Eligible Account (the “Partitioned Loan Collection Account”) for the purposes set forth herein. The Partitioned Loan Collection Account may be a sub-account of a single account, including of the

Collection Account. The Partitioned Loan Collection Account shall be denominated “KeyBank National Association, as Servicer, for the benefit of Wilmington Trust, National Association, as

Trustee, for the benefit of the Holders of the INCREF 2026-FL2 Notes, other Secured Parties and the Companion Interest Holders.” The Servicer shall deposit into the Partitioned Loan Collection Account within two (2) Business Days after receipt of properly identified funds, all payments and collections received by it on or after the date hereof with respect to the Serviced Partitioned Loans and related REO Properties (and the related Companion Interests) and any proceeds received from the disposition of Serviced Partitioned Loans and related REO Properties (and the related Companion Interests), other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller. Amounts in the Partitioned Loan Collection Account applicable to any Companion Interest shall not be assets of the Issuer, but instead shall be held by the Servicer on behalf of the related Companion Interest Holder.
(c)The Servicer shall make withdrawals from the Partitioned Loan Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):
(i)to withdraw any amount deposited in or transferred to the Partitioned Loan Collection Account which was not required to be deposited therein;
(ii)to pay to itself any unpaid Servicing Fees, Servicing Onboarding Fees and Additional Servicing Compensation to which it is entitled pursuant to Section 5.01, but only to the extent earned on the Serviced Partitioned Loans or related REO Property;
(iii)to pay to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees, Workout Fees and Additional Servicing Compensation to which the Special Servicer is entitled pursuant to Section 5.03, but only to the extent earned on the Serviced Partitioned Loans or related REO Property;
(iv)(A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances with respect to any Serviced Partitioned Loans or related REO Property, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) being limited to, as applicable, related payments by the applicable Obligor with respect to such Servicing Advance and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Loan or REO Property for which such Servicing Advance was made, and (B) to pay or reimburse the Issuer, the Collateral Manager, the Special Servicer and the Servicer for any unreimbursed Servicing Expenses with respect to the related Partitioned Loan or REO Property, together with interest thereon at the Advance Rate, within five (5) days of incurring same;
to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances with respect to any Serviced Partitioned Loans or related REO Property, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (v) being limited to, as applicable, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds and other collections on the Loan or REO Property for which such Nonrecoverable Servicing Advances were made;

(v)to pay to itself from time to time any interest or investment income earned on funds deposited in such Partitioned Loan Collection Account to the extent it is entitled thereto pursuant to Section 3.04;
(vi)(A) no later than two (2) Business Days after receipt of Principal Proceeds allocable to Partitioned Collateral Interests owned by the Issuer pursuant to the related Partition Agreements, to remit such Principal Proceeds to the Note Administrator for deposit into the Collection Account, and (B) (1) on each Remittance Date, to remit to the Collection Account, all amounts on deposit in such Partitioned Loan Collection Account (that represent good and available funds) that are allocable to the portion of such Collateral Interest owned by the Issuer pursuant to the related Partition Agreement and (2) on each Partitioned Loan Remittance Date, to each related Companion Interest Holder, all amounts on deposit in such Partitioned Loan Collection Account (that represent good and available funds) that are payable pursuant to the related Partition Agreement to such Companion Interest Holder (taking into account other amounts due under such Partition Agreement);
(vii)to clear and terminate the Partitioned Loan Collection Account upon the termination of this Agreement; and
(viii)subject to receipt by the Servicer of a request from the Collateral Manager satisfying the requirements set forth in this clause (ix), to transfer to the Collection Account by no later than five Business Days after receipt by the Servicer of Principal Proceeds in properly identified funds, from amounts available from one or more specific Collateral Interests identified by the Collateral Manager, for deposit into the Reinvestment Account, any such Principal Proceeds. The Collateral Manager shall provide each such request to the Servicer at least 10 Business Days prior to the expected prepayment subject to such request. Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of the Principal Proceeds to be remitted. The Servicer shall not be required to make any determination with respect to, or verification of, the delivery or sufficiency of any certification of the Collateral Manager required hereby or by Section 11.01(a) of the Indenture.
Section 3.04. Permitted Investments. The Servicer or the Special Servicer, as the case may be, may direct any depository institution or trust company in which the Servicing Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that (a) any amounts held in the Collection Account or the Partitioned Loan Collection Account that are invested shall be (x) invested only in short-term Permitted Investments and
(y) sold no later than two Business Days prior to each Remittance Date, and (b) in all cases, such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer or the Special Servicer, as the case may be, shall be entitled to all income and gain realized from the investment of funds deposited in the Servicing Accounts as Additional Servicing Compensation. The Servicer or the Special Servicer, as the case may be, shall deposit from its own funds in the applicable Servicing Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided that neither the Servicer nor the

Special Servicer shall be required to deposit any loss on an investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Servicing Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made. Notwithstanding the foregoing, the Servicer or the Special Servicer, as the case may be, shall not (other than in the case of sub-clause (2) below) direct the investment of funds held in any Escrow Account and shall not retain the income and gain realized therefrom if the related Loan Documents or applicable law permit the Obligor to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer or the Special Servicer, as the case may be, shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Obligor’s written investment instructions, if the Loan Documents or applicable law require such funds to be invested in accordance with the Obligor’s direction; and (2) in accordance with the written investment instructions of the Special Servicer to invest such funds in a Permitted Investment, if the Loan Documents and applicable law do not permit the related Obligor to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer or the Special Servicer, as the case may be, to meet the payment obligations for which the Escrow Account was established, and (ii) the Servicer or the Special Servicer, as the case may be, shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions.
Section 3.05. Maintenance of Insurance Policies. (a) The Special Servicer (only with respect to Specially Serviced Loans and REO Properties) or the Servicer (with respect to Performing Loans) shall use efforts consistent with the Servicing Standard to cause the related Obligor of each Serviced Loan to maintain for each such Serviced Loan such insurance as is required to be maintained pursuant to the related Loan Documents. If the related Obligor fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, shall notify the Issuer of such breach, and shall, to the extent available at commercially reasonable rates and that the Issuer has an insurable interest, cause such insurance to be maintained. To the extent provided in the applicable Loan Documents, all such policies shall be endorsed with standard mortgagee clauses (if applicable) with loss payable to the Issuer, and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the insurance policies which the Servicer or the Special Servicer, as the case may be, is required to maintain pursuant to this Section shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
The Servicer or the Special Servicer, as the case may be, may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy with a Qualified Insurer, the cost of which shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance; provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not such Mortgaged Property or REO Property is then covered thereby, which shall be paid by the Advancing Agent at the direction of the Servicer or the Special Servicer, as the case may be). Such master force placed insurance policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Servicing Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Loan Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.
(c)Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s or the Special Servicer’s, as applicable, directors, officers and employees, in connection with its activities under this Agreement. The form and amount of coverage shall be consistent with the Servicing Standard. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Any fidelity bond and errors and omissions insurance policy required under this Section 3.05(c) shall be obtained from a Qualified Insurer. Notwithstanding the foregoing, so long as the unsecured obligations of the Servicer or Special Servicer (or their respective corporate parent), as applicable, has been rated at least “A3” by Moody’s and “A-” by Fitch, the Servicer or the Special Servicer, as applicable, shall be entitled to provide self-insurance directly or through its parent (so long as such parent is obligated to pay the related claims), as applicable, with respect to its obligation to maintain a blanket fidelity bond and an errors and omissions insurance policy.
No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer, as applicable, from its duties and obligations as set forth in this Agreement. The Servicer and Special Servicer, as applicable, shall deliver or cause to be delivered to the Trustee and the Note Administrator, upon request, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.
Section 3.06. Delivery and Possession of Servicing Files. On or before the Transfer Date, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Loan; and (ii) the amounts, if any, received by the Issuer representing Escrow Payments previously made by the Obligors. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer on behalf of the Issuer for the benefit of the Relevant Parties in Interest. The Servicer’s possession of the contents of each Servicing File so delivered shall be for the sole purpose of servicing the related Loan and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Issuer (or the Collateral Manager acting on behalf of the Issuer), and upon request of the Issuer (or the Collateral Manager acting on behalf of the Issuer), the Servicer shall deliver to the Issuer, or its nominee, the Servicing File or a copy of any document contained therein; provided, however, that if the Servicer is unable to perform its Servicing obligations with respect to the related Loan as a result of any such release or delivery of the Servicing File, then the Servicer shall not be liable, while the related Servicing File is not in the Servicer’s possession, for any failure to perform any obligation hereunder with respect to the related Loan.
Section 3.07. Inspections; Financial Statements. (a) With respect to each Performing Loan, the Servicer shall perform, or cause to be performed, a physical inspection of the related Mortgaged Property at least annually, beginning in 2026, and, in addition, if at any time (i) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or
(ii) the Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Special Servicer and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Servicer and a reasonable fee due to the Servicer in connection with any such inspections made at the request of, or with the approval of, the Issuer, or the Collateral Manager acting on behalf of the Issuer (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such expenses and fees, such expenses and fees shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
(b)With respect to a Specially Serviced Loan that is secured directly or indirectly by real property and with respect to REO Property related to a Serviced Loan, the Special Servicer shall perform a physical inspection of each such Mortgaged Property (i) as soon as possible after a Special Servicing Transfer Event and thereafter at least annually, and, in addition
(ii) if at any time (x) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (y) the Special Servicer, determines that it is prudent to conduct such an inspection. The Special Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Servicer, and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Special Servicer and a reasonable fee due the Special Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such expenses and fees, such expenses and fees shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
(c)Commencing with respect to the calendar year ending December 31, 2026 (as to annual information) and the calendar quarter ending on September 30, 2026 (as to quarterly information), the Servicer, in the case of any Performing Loans described in Section 3.07(a), and the Special Servicer, in the case of any Specially Serviced Loans and REO Property related to a Serviced Loan, shall (i) make reasonable efforts to collect promptly from the related Obligor quarterly and annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Obligor and any other documents or reports required to be delivered under the terms of the related Loan Documents, if delivery of such items is required pursuant to the terms of the related Loan Documents and (ii) promptly (A) review and analyze such items as may be collected; (B) prepare or update, in accordance with Section 4.01(e), CREFC® NOI Adjustment Worksheets, CREFC® CRE CLO Collateral Manager Data Report, CREFC®

Operating Statement Analysis Reports and CREFC® Comparative Financial Status Reports based on such analysis; and (C) in the case of the Servicer, deliver copies of such prepared written reports and collected operating statements and rent rolls to the Special Servicer.
Section 3.08. Exercise of Remedies upon Loan Defaults. Upon the failure of any Obligor under a Serviced Loan to make any required payment of principal, interest or other amounts due under such Serviced Loan, or otherwise to perform fully any material obligations under any of the related Loan Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Special Servicer, the Advancing Agent, the Collateral Manager and the Issuer in writing. As directed in writing by the Issuer (or the Collateral Manager acting on behalf of the Issuer) in each instance, the Special Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions consistent with the Servicing Standard under the related Loan in preparation for the Special Servicer to realize upon the related Underlying Note.
Section 3.09. Enforcement of Due-On-Sale Clauses; Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions. (a) Subject to the terms of Section 2.03(c) hereof, if any Serviced Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of related Mortgaged Properties (in full or part) or the sale or transfer of direct or indirect interests in the related Obligor, its subsidiaries or its owners), which by its terms:
(i)provides that such Loan will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interests in the Obligor,
(ii)provides that such Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer, or
(iii)provides that such Loan may be assumed or transferred without the consent of the lender, provided certain conditions set forth in the Loan Documents are satisfied, then, for so long as the related Collateral Interest is owned by the Issuer, the Special Servicer on behalf of the Issuer shall take such action as directed by the Directing Holder pursuant to Section 2.03(c); provided that, subject to Section 3.09(f) below, the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-sale” clause under any Loan for which (i) the proposed sale, transfer or assumption represents either (x) a controlling interest in the related Obligor or (y) greater than 49% of the total ownership interest in the related Mortgaged Property or Obligor, and (ii) the related Collateral Interest (A) represents five percent (5%) or more of the principal balance of all the Collateral Interests owned by the Issuer or (B) is one of the 10 largest Collateral Interests (based on principal balance) owned by the Issuer; provided, further, that the Special Servicer shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate the payments thereon, (y) withhold its consent to such an assumption or (z) satisfy the Rating Agency Condition with respect thereto if the Special Servicer determines, in accordance with the

Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a net present value basis (discounting at the related mortgage rate), than would enforcement of such clause.
If, notwithstanding anything to the contrary contained herein or any directions to the contrary from the Directing Holder, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery,
(B) such provision is not legally enforceable, or (C) that the conditions described in clause
(iii) above relating to the assumption or transfer of the Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Loan has been or is about to be conveyed, and to release the original Obligor from liability upon the Loan and substitute the new Obligor as obligor thereon, provided that the credit status of the prospective new Obligor is in compliance with the Servicing Standard and the terms of the related Loan Documents. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Special Servicer shall notify the Issuer, the Servicer and the Directing Holder that any such assumption or substitution agreement has been completed by forwarding to the Issuer (with a copy to the Servicer, the Collateral Manager, the related Companion Interest Holder and the Directing Holder) the original copy of such agreement, which copies shall be added to the related Collateral Interest File and shall, for all purposes, be considered a part of such Collateral Interest File to the same extent as all other documents and instruments constituting a part thereof.
To the extent not precluded by the Loan Documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution (if required). However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be treated as a Servicing Expense.
The Special Servicer shall provide copies of any waivers of any due-on-sale clause to the 17g-5 Information Provider for posting on the 17g-5 Website.
(b)Subject to the terms of Section 2.03(c) hereof, if any Serviced Loan contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the related Obligor or the related Mortgaged Property), which by its terms:
(i)provides that such Loan shall (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property,
(ii)requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or underlying Real Property, or
(iii)provides that such Mortgaged Property may be further encumbered without the consent of the lender, provided certain conditions set forth in the Loan Documents are satisfied,

then, for so long as the related Collateral Interest is owned by the Issuer, the Special Servicer on behalf of the Issuer shall take such action as directed by the Directing Holder pursuant to Section

2.03(c); provided that, subject to Section 3.09(f) below, the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-encumbrance” clause (which the Special Servicer shall interpret, if the related Loan Documents allow such interpretation, to include requests for approval of mezzanine financing or preferred equity), with regard to any Loan for which the related Collateral Interest (A) represents two percent (2%) or more of the principal balance of all the Collateral Interests owned by the Issuer, (B) has a principal balance of over
$35,000,000, (C) is one of the ten (10) largest Collateral Interests (based on principal balance) owned by the Issuer, (D) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, or (E) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x; provided, further, that the Special Servicer shall not be required to enforce any such due-on-encumbrance clauses and in connection therewith shall not be required to (x) accelerate the payments thereon, (y) withhold its consent to such encumbrance or (z) satisfy the Rating Agency Condition with respect thereto if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor,
(2) that granting such consent would be likely to result in a greater recovery, on a net present value basis (discounting at the related mortgage rate), than would enforcement of such clause or (3) after giving effect to the waiver, (a) the Collateral Interest would have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or less than the loan-to-value ratio of the Collateral Interest immediately prior to giving effect to the waiver and (b) the Collateral Interest would have an aggregate debt service coverage ratio (including existing and proposed additional debt) that is equal to or greater than the debt service coverage ratio of the Collateral Interest immediately prior to giving effect to the waiver.
If, notwithstanding anything to the contrary contained herein or any directions to the contrary from the Directing Holder, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery,
(B) such provision is not legally enforceable, or (C) that the conditions described in clause
(iii) above relating to the further encumbrance have been satisfied, the Special Servicer is authorized to grant such consent.
To the extent not precluded by the Loan Documents, the Special Servicer shall not approve an additional encumbrance without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be reimbursable as a Servicing Expense.
The Special Servicer shall provide copies of any waivers of any due-on-encumbrance clause to the 17g-5 Information Provider for posting on the 17g-5 Website.
If the Servicer receives any request for any assumption, transfer, further encumbrance or other action contemplated by this Section 3.09, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto.

(c)Nothing in this Section 3.09 shall constitute a waiver of the Issuer’s rights, as the lender of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Loan or the creation of any lien or other encumbrance with respect to such Loan.
(d)In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Loan, other than pursuant to Section 3.15 hereof.
(e)Notwithstanding anything to the contrary herein, it shall not be necessary to satisfy the Rating Agency Condition with respect to any waivers of due-on-sale or due-on-encumbrance clauses performed as Administrative Modifications or Criteria-Based Modifications.
Section 3.10. Appraisals; Realization upon Defaulted Collateral Interests. (a) Promptly following any acquisition by the Special Servicer of an REO Property on behalf of the Issuer for the benefit of the Relevant Parties in Interest or upon the occurrence of an Appraisal Reduction Event, the Special Servicer shall (i) notify the Servicer thereof, (ii) within one hundred and twenty (120) days, obtain an updated Appraisal or a letter update for an existing Appraisal (an “Updated Appraisal”) if such existing Appraisal is less than twelve (12) months old, in order to determine the fair market value of such REO Property or the related Mortgaged Property, as applicable, and shall notify the Issuer, the Servicer and the Collateral Manager of the results of such Appraisal (provided that the Special Servicer shall not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal that is less than twelve (12) months old and the Special Servicer is not aware of any material change in the market for, or the condition or value of the Mortgaged Property); and (iii) in connection with an Appraisal Reduction Event, calculate an Appraisal Reduction Amount. Any such Updated Appraisal shall be conducted by an Appraiser and the cost thereof shall be a Servicing Expense or, if the amount in the Collection Account, the Partitioned Loan Collection Account or the related REO Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance. For so long as the related Loan is a Specially Serviced Loan, the Special Servicer shall update each Updated Appraisal every twelve (12) months and recalculate the Appraisal Reduction Amount (as defined in the Indenture) with respect to each Loan.
The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the Special Servicing Transfer Event can be corrected over a reasonable period without significant impairment of the value of the Loan or the related Mortgaged Property, initiate corrective action in cooperation with the Obligor if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a full, partial or discounted payoff of a Loan) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Issuer pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Issuer (or the

Collateral Manager acting on behalf of the Issuer)) and with the Servicing Standard, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related

Mortgaged Property, provided that the Special Servicer determines in accordance with the Servicing Standard that such acceleration and foreclosure are more likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis (discounting at the related interest rate) than would a waiver of such default or an extension or modification. With respect to any Combined Loan, a Participation in a Combined Loan or a Loan with respect to which the lender has obtained a pledge of the equity interests in the Obligor, in lieu of exercising the rights of the lender under the related Mortgage Loan to foreclose on the related Mortgaged Property, subject to any applicable consent and consultation rights of the Directing Holder, the Special Servicer may determine to exercise the rights of the lender under the related equity pledge to foreclose on the equity pledged under the related Mortgage Loan. The costs and expenses of any such proceedings shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such costs and expenses, such costs and expenses shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
(a)If the Special Servicer elects to proceed with a non-judicial foreclosure or other similar proceeding related to personal property in accordance with the laws of the state where a Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or other similar proceeding related to personal property or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Issuer and the Collateral Manager.
(b)In the event that title to any Mortgaged Property is acquired on behalf of the Relevant Parties in Interest in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy (i) that is a Sensitive Asset, the deed or certificate of sale shall be issued to the Issuer, an REO Subsidiary or a nominee of the Issuer (which shall not include the Servicer or the Special Servicer) or (ii) that is not a Sensitive Asset, the deed or certificate of sale shall be taken as otherwise provided in this Agreement. Title may be taken in the name of an Issuer Subsidiary that is managed by the Special Servicer (the costs of which shall be advanced by the Advancing Agent as a Servicing Advance). Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan shall be considered to be an REO Loan until such time as the related REO Property is sold by the Issuer for the benefit of the Relevant Parties in Interest and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Loan shall be considered to be outstanding:
(i)it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Underlying Note shall have been discharged, such Underlying Note and, for purposes of determining the stated principal balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Underlying Note(s) in accordance with the terms of such Underlying Note(s) or the related Loan Documents. In the absence of such terms, net REO

Proceeds received in any month shall be deemed to have been received first, in reimbursement of Servicing Advances related to such Loan; second, in payment of Special Servicing Fees, Liquidation Fees and Workout Fees related to such Loan; third, in payment of the unpaid accrued interest on such Loan; fourth, in payment of outstanding principal of such Loan; and thereafter, to be applied to the payment of installments of principal and accrued interest deemed to be due and payable in accordance with the terms of such Underlying Note(s) or related Loan Documents, net of any withholding taxes, until such principal and accrued interest has been paid in full and then to other amounts due under such Loan. If such net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such REO Loan.
(c)Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Issuer, for the benefit of the Noteholders, obtain title to any Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect equity interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of the related Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Issuer would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent environmental consultant who regularly conducts environmental audits, that:
(i)such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and
(ii)there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer to take such actions with respect to the affected Mortgaged Property.
In the event that the environmental assessment first obtained by the Special Servicer with respect to the Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent environmental consultant who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of the Relevant Parties in

Interest. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(d)The environmental assessment contemplated by Section 3.10(e) shall be prepared within three (3) months (or as soon thereafter as practicable) of the determination that such assessment is required by an Independent environmental consultant who regularly conducts environmental audits for purchasers of commercial property where the related Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The cost of preparation of such environmental assessments shall be a Servicing Expense or, if the amount in the Collection Account, the Partitioned Loan Collection Account or the related REO Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
(e)The Special Servicer shall take such action with respect to a Mortgaged Property that is not in compliance with applicable environmental laws as is directed by the Collateral Manager; provided, however, that if the Special Servicer determines pursuant to Section 3.10(e)(i) that any Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to hazardous materials are present but that it is in the best economic interest of the Issuer to take such action with respect to the containment, clean-up or remediation of hazardous materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Issuer, but only if the Issuer (or the Note Administrator or the Collateral Manager acting on behalf of the Issuer) has mailed notice to the Noteholders of such proposed action, which notice will be prepared by the Special Servicer, and only if the Issuer (or the Note Administrator or the Collateral Manager acting on behalf of the Issuer) does not receive, within 30 days of such notification, instructions from the Noteholders entitled to a majority of the voting rights directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such thirty-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such hazardous materials and provides a prior written statement to the Issuer and the Collateral Manager setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Issuer, the Collateral Manager or the Special Servicer will be obligated to take any action or not take any action at the direction of the Noteholders, unless the Noteholders agree to indemnify the Issuer, the Collateral Manager, and the Special Servicer with respect to such action or inaction. The Special Servicer will notify the Advancing Agent of the need to advance the costs of any such compliance, containment, clean-up or remediation as a Servicing Advance. With respect to any Combined Loan, a Participation in a Combined Loan or a Loan with respect to which the lender has obtained a pledge of the equity interests in the borrower, in lieu of exercising the rights of the lender under the related Mortgage Loan to foreclose on the related Mortgaged Property, subject to the rights of any Companion Interest Holder pursuant to Section
3.23 hereof, the Special Servicer may determine to exercise the rights of the lender under the related Mezzanine Loan or equity pledge to foreclose on the Pledged Equity under the related Mortgage Loan.

The Special Servicer shall notify the Servicer of any Mortgaged Property securing a Serviced Loan which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any such Mortgaged Property which is abandoned or foreclosed, and the Servicer shall report to the IRS and the related Obligor, in the manner required by applicable law, such information, and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Issuer and the Collateral Manager.
Section 3.11. Annual Statement as to Compliance. The Servicer and the Special Servicer (each a “Reporting Person”) shall each deliver to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider on or before April 30 of each year, beginning with April 30, 2027 an Officer’s Certificate stating, as to each signatory thereof,
(f)that a review of the activities of the Reporting Person during the preceding calendar year and of its performance under this Agreement has been made under such Officer’s supervision, and
(ii) that, to the best of such Officer’s knowledge, based on such review, the Reporting Person has fulfilled all of its obligations under this Agreement in all material respects throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto.
Section 3.12. Annual Independent Public Accountants’ Servicing Report. On or before April 30 of each year, beginning with April 30, 2027, each Reporting Person, at such Reporting Person’s expense, shall cause a registered public accounting firm (which may also render other services to such Reporting Person) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider, regarding the Reporting Person’s compliance during the prior calendar year with (a) the applicable servicing criteria in Item 1122 of Regulation AB set forth on Exhibit B hereto or (b) the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers.
Section 3.13. Title and Management of REO Properties and REO Accounts. (a) In the event that title to any Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) is acquired on behalf of the Relevant Parties in Interest in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Issuer, an REO Subsidiary or a nominee of the Issuer (which shall not include the Servicer or the Special Servicer), on behalf of the Issuer, or as otherwise contemplated pursuant to the Indenture. The Special Servicer, on behalf of the Relevant Parties in Interest, shall dispose of any REO Property held by the Issuer or any Issuer Subsidiary as soon after acquiring it as is practicable and feasible in a manner consistent with the Servicing Standard and as so advised by INCREF Sub-REIT in accordance with the REIT Provisions, and the Special Servicer shall have the right to transfer the equity interests in any REO Subsidiary to effect the disposition of any REO Property. The Special Servicer shall manage, conserve, protect and operate each such REO Property for the Relevant Parties in Interest solely for the purpose of its prompt disposition and sale.

The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property held by the Issuer, all on such terms and for such period as the Special Servicer deems to be in the best interests of the Relevant Parties in Interest and, in connection therewith, the Special Servicer shall agree to the payment of property management fees that are consistent with general market standards. Such fees shall be Servicing Expenses or, if the amount in the Collection Account, the Partitioned Loan Collection Account or the related REO Account, as applicable, is insufficient to pay such fees, such fees shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
(a)The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (a “REO Account”), which shall be an Eligible Account and shall be entitled “Bellwether Asset Services, LLC, as special servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the INCREF 2026-FL2 Notes – REO Account”, or in such other manner as the Issuer (or the Collateral Manager acting on behalf of the Issuer) prescribes, to be held for the benefit of the Noteholders and the related Companion Interest Holder. The Special Servicer shall notify the Issuer, the Collateral Manager, the Servicer, the Note Administrator and the Trustee in writing of the location and account number of each REO Account it establishes and shall notify the Issuer, the Collateral Manager, the Servicer, the Note Administrator and the Trustee promptly after any change thereof. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in the REO Account to the extent provided in Section 3.04. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account within two (2) Business Days after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Servicing Expenses and Servicing Advances with respect to such REO Property, including:
(i)all insurance premiums due and payable in respect of any REO
Property;
(ii)all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon and all federal, state and local income taxes payable by the owner of the REO Property; and
(iii)all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property.
To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above (other than income taxes), the Special Servicer shall request the Advancing Agent to pay such amounts as Servicing Advances. The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account, on a monthly basis on or prior to the first Business Day following each Determination Date, the aggregate of all amounts received in respect of each REO Property as of such Determination Date that are then on deposit in such REO Account, provided, however, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

(b)When and as necessary, the Special Servicer shall send to the Servicer and the Issuer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the REO Property. To perform its obligations hereunder, the Special Servicer shall be entitled to retain an Independent accountant or property manager on behalf of the Issuer for the benefit of the Relevant Parties in Interest to prepare such statements and the cost of which shall be a Servicing Expense or, if the amount in the Collection Account, the Partitioned Loan Collection Account or the related REO Account, as applicable, is insufficient to pay such cost, such cost shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.
(c)The parties hereto acknowledge that for so long as the Issuer maintains its status as a Qualified REIT Subsidiary, and unless otherwise directed by INCREF Sub-REIT (or any subsequent REIT), the Special Servicer intends to conduct its activities such that any REO Property will qualify as “foreclosure property” within the meaning of Section 856(e) of the Code with respect to INCREF Sub-REIT. In connection with the foregoing, and unless otherwise directed by INCREF Sub-REIT (or any subsequent REIT), the Special Servicer shall not:
(i)enter into, renew or extend any New Lease, if such New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;
(ii)permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;
(iii)authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or
(iv)Directly Operate or allow any Person to Directly Operate any REO Property on any date more than ninety (90) days after the acquisition thereof unless such Person is an Independent Contractor (collectively, the “REIT Provisions”).
The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations under this Section 3.13. Such agreement shall provide: (A) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; and (B) that the Independent Contractor’s fees be reasonable. The Special Servicer shall provide oversight and supervision with regard to the performance of all contracted services and any Independent Contractor agreement shall be consistent with and subject to the provisions of this Agreement. Neither the existence of any Independent Contractor agreement nor any of the provisions of this Agreement relating to the Independent Contractor shall relieve the Servicer or Special Servicer, as the case may be, of its obligations to the Issuer hereunder, including without limitation, the Special Servicer’s obligation to service such REO Property in accordance with the Servicing Standard.

(d)With respect to any REO Property that is acquired with respect to a Partitioned Loan, the Issuer, or the Special Servicer on its behalf, may form an REO Subsidiary to hold the related REO Property and admit as members or shareholders to such REO Subsidiary any related Companion Interest Holders. The organizational documents for such REO Subsidiary may provide such other members or shareholders with consent, consultation and other rights substantially similar to the rights of the Companion Interest Holders under the related Partition Agreement, as the Issuer, or the Special Servicer on its behalf in accordance with the Servicing Standard, deems appropriate.
Section 3.14. Cash Collateral Accounts. In the event that any Loan Documents (other than with respect to a Non-Serviced Loan) permit or require the related Obligor to deliver additional or substitute collateral in the form of cash (“Cash Collateral”) to the holder of such Loan and such Obligor deposits such Cash Collateral with the Servicer, the Servicer shall segregate and hold such Cash Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to such Cash Collateral a segregated custodial account, which may be a sub-account of the Collection Account, to be held for the benefit of the Relevant Parties in Interest (each, a “Cash Collateral Account”), each of which shall be an Eligible Account or a sub-account of an Eligible Account and shall be entitled “KeyBank National Association, as Servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the INCREF 2026-FL2 Notes, other Secured Parties and the related Companion Interest Holder - Cash Collateral Account” or in such other manner as the Issuer (or the Collateral Manager acting on behalf of the Issuer) prescribes or such other name as may be required pursuant to the terms of the related Loan Documents. The Servicer shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee in writing of the location and account number of each Cash Collateral Account it establishes and shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee promptly after any change thereof. The Servicer shall deposit or cause to be deposited any such Cash Collateral in the Cash Collateral Account within two (2) Business Days after receipt of Cash Collateral in properly identified funds, and shall hold and disburse such Cash Collateral in accordance with the terms of the related Loan Documents.
Section 3.15. Modification, Waiver, Amendment and Consents. (a) All modifications, waivers (other than any waivers that may be processed by the Servicer pursuant to the Servicer Responsibility Schedule) on Loans that are not Specially Serviced Loans and consents (other than any consents that may be granted by the Servicer pursuant to the Servicer Responsibility Schedule) with respect to the Serviced Loans, including (i) Major Decisions subject to Section 2.03(i) and (ii) any Administrative Modifications and Criteria-Based Modifications, shall be processed by the Special Servicer; provided that the right to approve future fundings under any Future Funding Participation shall be held by Seller or a related Companion Interest Holder. If the Servicer receives any request for such modification, waiver (other than any waivers that it may process pursuant to the Servicing Responsibility Schedule on Loans that are not Specially Serviced Loans) or consent (other than any consents it may grant pursuant to the Servicing Responsibility Schedule), the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. Subject to the terms of Section 2.03(c) hereof, the Servicing Responsibility Schedule and

Section 10.10(f) of the Indenture, and in accordance with the Servicing Standard, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Serviced Loan (but with respect to substitution of collateral securing any such Loan, subject to satisfaction of the Rating Agency Condition to the extent required by Section 3.09(a) hereof), convert or exchange any Serviced Loan for any other type of consideration, and/or permit the release of the related Obligor on, or any guarantor of, any Serviced Loan and/or permit any change in the management company or franchise with respect to any Serviced Loan without the consent of the Issuer, the Trustee or any Noteholder, subject, however, to each of the following limitations, conditions and restrictions:
(ii)if the Loan is a Specially Serviced Loan, the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis than would liquidation;
(iii)the Special Servicer shall not permit any Obligor to add or substitute any collateral for an outstanding Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent environmental consultant who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Obligor, that such new real property is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and regulations;
(iv)unless a release or substitution is permissible under the related Loan Documents without the consent or approval of the lender, the Special Servicer shall not release or substitute any Mortgaged Property securing an outstanding Performing Loan except in the case of a release or substitution where (A) the loss of the use of the Mortgaged Property to be released or substituted will not, in the Special Servicer’s good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) (I) in connection with a release, except in the case of the release of non-material parcels, there is a corresponding principal paydown of the related Loan in an amount at least equal to the allocated loan amount that would be attributed to the Mortgaged Property to be released , as determined by an Appraisal or an Updated Appraisal delivered to the Special Servicer (at the expense of the related Obligor and upon which the Special Servicer may conclusively rely) or (II) in connection with a substitution, except in the case of the substitution of non-material parcels, the as-is appraised value of any real property substituted for the Mortgaged Property to be released, together with the amount of any corresponding principal paydown of the related Loan is at least equal to the as-is appraised value of the Mortgaged Property to be released and (C) the remaining Mortgaged Property and any substitute mortgaged property is, in the Special Servicer’s good faith and reasonable judgment, adequate security for the related Loan; and

the Special Servicer may not modify a Loan to extend its maturity date beyond the date that is five years prior to the Stated Maturity Date;

provided that, notwithstanding clauses (i) through (iv) above, neither the Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that clauses (i) through (iv) above shall not apply to any Administrative Modification, Criteria-Based Modification or Loan-Level Benchmark Replacement Conforming Change directed by the Collateral Manager
(b)The Special Servicer shall not have any liability to the Issuer, the Noteholders, any Companion Interest Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated in Section 3.15(a) is reasonably likely to produce a greater recovery to the Issuer, the Noteholders and, if applicable, the related Companion Interest Holder on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with the Servicing Standard by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.
(c)[Reserved]
(d)All material modifications, waivers and amendments of the Loan entered into pursuant to this Section 3.15 shall be in writing.
(e)The Special Servicer shall notify the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Manager and the 17g-5 Information Provider, in writing (and to the 17g-5 Information Provider by email, which email shall contain the information in the form of an electronic document suitable for posting on the 17g-5 Information Provider’s website), of any modification, waiver, material consent or amendment of any term of any Loan and the date thereof, and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related Collateral Interest File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof.
(f)The Servicer or the Special Servicer, as applicable, may (subject to the Servicing Standard), as a condition to granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the Loan Documents evidencing or securing the related Loan and is permitted by the terms of this Agreement and applicable law, require that such Obligor pay to it, to the extent consistent with applicable law and the Loan Documents, (i) a reasonable and customary fee for the additional services performed in connection with such request (which fee shall be deposited in the Collection Account), and (ii) any related costs and expenses incurred by it.
(g)[Reserved].
Any modification, waiver or amendment of or consents or approvals relating to any Serviced Loan (other than any modifications that may be processed by the Servicer pursuant to the Servicer Responsibility Schedule) shall be performed by the Special Servicer and not the Servicer.
(h)Notwithstanding the foregoing or any other provision herein, the Special Servicer may take any action with respect to any Loan requiring the consent, direction or approval of the Issuer, the Collateral Manager, the Note Administrator or the Trustee at any other time without such consent, direction or approval if the Special Servicer determines in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to avoid a material adverse effect on the Relevant Parties in Interest or is in the nature of an emergency.
(i)Notwithstanding the foregoing or any other provision herein, the Collateral Manager may direct the Special Servicer to process and, upon such direction, the Special Servicer shall administratively process (without any obligation for analysis, recommendation or approval) any Administrative Modification or Criteria-Based Modification (without regard to the Servicing Standard); provided that a Criteria-Based Modification shall only be permissible if the Criteria-Based Modification Conditions will be satisfied immediately after giving effect to such Criteria-Based Modification.
The Special Servicer shall provide notice of any Administrative Modification or Criteria-Based Modification to the 17g-5 Information Provider for posting on the 17g-5 Website promptly upon completion of such Administrative Modification or Criteria-Based Modification.
(j)If the Collateral Manager determines that a Loan-Level Benchmark Transition Event has occurred with respect to any Loan, the Collateral Manager shall (i) designate the alternate, substitute, successor or replacement index (the “Loan-Level Benchmark Replacement”) pursuant to the applicable Loan Documents, (ii) determine, in its sole discretion, if any Loan-Level Benchmark Replacement Conforming Changes are necessary, (iii) direct the Special Servicer to process any necessary Loan-Level Benchmark Replacement Conforming Changes, (iv) provide written notice of such Loan-Level Benchmark Transition Event and the related Loan-Level Benchmark Replacement and Loan-Level Benchmark Replacement Conforming Changes to the Servicer and the Special Servicer and (v) direct the Servicer as to the application of such Loan-Level Benchmark Replacement and the calculation of the interest rate applicable to the related Loan. At the direction of the Collateral Manager, the Special Servicer shall process any Loan-Level Benchmark Replacement Conforming Changes. The processing of any such Loan-Level Benchmark Replacement Conforming Changes at the direction of the Collateral Manager shall not be subject to the Servicing Standard. For the avoidance of doubt, any cost or expense of the Servicer or Special Servicer incurred in connection with any Loan-Level Benchmark Transition Event, Loan-Level Benchmark Replacement or Loan-Level Benchmark Replacement Conforming Changes shall be a Servicing Expense (which may be paid directly from amounts on deposit in the Collection Account or the Partitioned Loan Collection Account, as applicable) if not paid by the Obligor.
For the avoidance of doubt, neither the Servicer nor the Special Servicer shall have any responsibility or liability for the selection of a Loan-Level Benchmark Replacement and each of the Servicer and the Special Servicer shall be entitled to rely upon any designation of such a rate by the Designated Transaction Representative.

Section 3.16. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report. (a) Upon the occurrence of a Special Servicing Transfer Event with respect to any Serviced Loan of which the Servicer has notice, the Servicer (or the Special Servicer, if such Special Servicing Transfer Event occurs due to the Special Servicer’s receipt of notice pursuant to clause (viii) under the definition thereof) shall promptly give notice thereof to the Special Servicer (or Servicer, as applicable), the Issuer, the Trustee, the Note Administrator, the Seller, the Collateral Manager and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Collateral Interest File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Loan becomes a Specially Serviced Loan and in any event shall continue to act as Servicer and administrator of such Loan until the Special Servicer has commenced the servicing of such Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each such Loan, the Servicer shall instruct the related Obligor to continue to remit all payments in respect of such Loan to the Servicer.
(b)Upon determining that a Specially Serviced Loan has become a Corrected Loan, the Special Servicer shall immediately give notice thereof to the Servicer, the Issuer, the Collateral Manager and the Seller, and upon delivery of such notice to the Servicer, such Loan shall cease to be a Specially Serviced Loan in accordance with the definition of Specially Serviced Loan, the Special Servicer’s obligation to service such Loan shall terminate and the obligations of the Servicer to service and administer such Loan as a Performing Loan shall resume.
(c)In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian on behalf of the Trustee originals of any documents executed by the Special Servicer that are included within the definition of “Collateral Interest File” for inclusion in the related Collateral Interest File (to the extent such documents are in the possession of the Special Servicer) and shall provide to the Servicer, copies of any additional related Loan information, including correspondence with the related Obligor, as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.
(d)Not later than two (2) Business Days preceding each date on which the Servicer is required to furnish reports under Section 4.01 to the Issuer and the Note Administrator, the Special Servicer shall deliver to the Servicer, with a copy to the Issuer and the Collateral Manager, (i) the CREFC® Special Servicer Loan File and (ii) such additional information relating to the Specially Serviced Loans as the Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.

Notwithstanding the provisions of the preceding Section 3.16(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.
(e)No later than sixty (60) days after a Serviced Loan becomes a Specially Serviced Loan, the Special Servicer shall deliver to the 17g-5 Information Provider, the Servicer, the Issuer, the Collateral Manager, the Note Administrator and the Trustee, a report (the “Asset Status Report”) with respect to such Loan. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:
(i)the date of transfer of servicing of such Loan to the Special Servicer;
(ii)a summary of the status of such Specially Serviced Loan and any negotiations with the related Obligor;
(iii)a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;
(iv)the most current rent roll and income or operating statement available for the related Mortgaged Property or the related underlying real property, as applicable;
(v)the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Specially Serviced Loan or REO Property);
(vi)a copy of the last obtained Appraisal of the Mortgaged Property;
(vii)the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default;
(viii)a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which Special Servicer made such determination; and
(ix)such other information as the Special Servicer deems relevant in light of the Servicing Standard.
If within ten (10) Business Days of receiving an Asset Status Report, the Issuer (or the Collateral Manager acting on behalf of the Issuer) does not disapprove of such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of the Issuer and the Noteholders (as a collective whole)) or the terms of the applicable Loan Documents. If the Issuer (or the Collateral Manager acting on behalf of the Issuer) disapproves such Asset Status Report within such ten (10) Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Issuer, the 17g-5 Information Provider, the Collateral Manager, the Trustee, the Note Administrator and the Servicer a new Asset Status Report as soon as practicable, but in no event later than twenty (20) Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report until the Issuer (or the Collateral Manager acting on behalf of the Issuer) fails to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of the Relevant Parties in Interest.
The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered (including any final Asset Status Report) and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Issuer and the Collateral Manager if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Obligor becomes the subject of bankruptcy proceedings.
Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Loan, take any action set forth in such Asset Status Report before the expiration of a sixty (60) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Relevant Parties in Interest and it has made a reasonable effort to contact the Issuer (or the Collateral Manager acting on behalf of the Issuer), and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of the Relevant Parties in Interest pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Issuer (or the Collateral Manager acting on behalf of the Issuer) may have.
The Special Servicer shall have the authority to meet with the Obligor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.
No direction of the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall
(a)cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Loan, related Obligor or Mortgaged Property, (b) cause a violation of any provision of the Loan Documents, (iii) cause a violation of the Servicing Standard (except that the processing and effectuation of Administrative Modifications, Criteria-Based Modifications and Loan-Level Benchmark Replacement Conforming Changes at the

direction of the Collateral Manager by the Special Servicer shall not be subject to the Servicing Standard) or
(iv) exceed the obligations or duties of the Servicer or Special Servicer, as applicable, under this Agreement.

Section 3.17. [Reserved].
Section 3.18. Auction Call Redemption.
In connection with any Auction Call Redemption (as defined in the Indenture) in connection with the terms of the Indenture, 15 days prior to each Payment Date occurring in the months of March, June, September and December of each year, starting with the Payment Date occurring in June 2036 (each such Payment Date, an “Auction Payment Date”), (a) the Special Servicer shall conduct an auction (the “Auction”) of all (but not less than all) of the Collateral Interests and (b) the Note Administrator shall notify the Special Servicer as to the Total Redemption Price in respect of the related Auction Payment Date. Promptly following receipt of such notice, the Special Servicer will solicit bids for all of the Collateral Interests from at least three Eligible Bidders other than the initial Majority Income Noteholder and its Affiliates for sale of each of the Collateral Interests (or, if the Special Servicer cannot obtain bids from three such Eligible Bidders, then at least two Eligible Bidders other than the initial Majority Income Noteholder and its Affiliates or, if the Special Servicer cannot obtain bids from two such Eligible Bidders, then at least one Eligible Bidder who is not the initial Majority Income Noteholder and its Affiliates; provided that, if the Special Servicer cannot obtain any bids from Eligible Bidders other than the initial Majority Income Noteholder or its Affiliates in connection with any Auction, the requirement to obtain bids from such Eligible Bidders shall not apply for such Auction), which sales, in each case, shall all settle on or prior to the second Business Day prior to the related Auction Payment Date. If the Special Servicer receives bids for the sale of the Collateral Interests from one or more Eligible Bidders, which bids are, collectively in the aggregate, equal to or greater than the Total Redemption Price, and for which all sales to Eligible Bidders are scheduled to settle in immediately available funds on or before the second Business Day prior to the related Auction Payment Date, then the Special Servicer will sell all (but not less than all) of the Collateral Interests to the applicable Eligible Bidders, with settlement to occur no later than the second Business Day prior to the related Auction Payment Date. In addition, the Majority Income Noteholder or any of its Affiliates, although it may not have been the highest bidder in a Successful Auction of Collateral Interests, will have the option to purchase any Collateral Interest for a purchase price equal to the highest bid therefor. On the second Business Day prior to the related Auction Payment Date, the Special Servicer shall notify the Collateral Manager, the Note Administrator, the Trustee and the 17g-5 Information Provider (who shall post such notification upon receipt thereof) in writing of the aggregate bid amount so received in connection with such Auction and whether (i) the aggregate cash purchase price for all the Collateral Interests by the Eligible Bidders, together with the balance of all Eligible Investments and cash in the Payment Account, is at least equal to the Total Redemption Price or (ii) the Majority Income Noteholder has committed to purchase all of the Collateral Interests for a price that, together with the balance of all Eligible Investments and cash in the Payment Account, is at least equal to the Total Redemption Price (a “Successful Auction”). If a Successful Auction has occurred, the Special Servicer shall sell all of the Collateral Interests to the applicable winning Eligible Bidders and transfer all of the sale proceeds received in connection with such Auction to the Payment Account no later than the second Business Day prior to the related Auction Payment Date. The Note Administrator will apply all proceeds of a Successful Auction on the related Auction Payment Date to the payment of: (a) all amounts owing to the Servicer and the Special

Servicer under this Agreement, (b) all fees and expenses of the Trustee and the Note Administrator in connection with the related Auction, (c) all amounts owing under clauses (1) through (3) of Section 11.1(a)(i) of the Indenture without regard to any cap and
(d)the Total Redemption Price of each Class of Notes then Outstanding.
If any single bid, or the aggregate amount of multiple bids, does not equal or exceed the Total Redemption Price, or if there is a failure to settle any sale of any Collateral Interest on or prior to the second Business Day prior to the related Auction Payment Date (a “Failed Auction”), then no such sale of any Collateral Interest will occur and no redemption of the Notes on the related Auction Payment Date will occur. Following each Failed Auction, a new Auction will be conducted in advance of the following Auction Payment Date pursuant to the procedures set forth above until a Successful Auction has occurred and all of the Notes have been redeemed. Notices delivered to the Note Administrator pursuant to this section shall be sent via email to:
trustadministrationgroup@computershare.com; and
CCTCREBondAdmin@computershare.com.

In addition, the Majority Income Noteholder or any of its affiliates will have the option to purchase any Collateral Interest for a purchase price equal to the highest bid therefor.
For purposes of this Section 3.18(b):
“Eligible Bidders”: The Seller, the Servicer, the Special Servicer, the Advancing Agent, any Noteholder or any of their respective affiliates, or any third party prospective purchaser that, as part of its business, engages in the buying and selling of commercial mortgage loans and interests in commercial mortgage loans of a type similar to the Collateral Interests.
Repurchase Requests. If the Servicer or the Special Servicer (i) receives a Repurchase Request, or such a Repurchase Request is forwarded to the Servicer or Special Servicer by a party to the Indenture in accordance with Section 7.17 of the Indenture (the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then the Repurchase Request Recipient shall deliver a notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such Repurchase Request or withdrawal of a Repurchase Request (each, a “15Ga-1 Notice”) to the Issuer and the Seller, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.
Each 15Ga-1 Notice shall include (i) the identity of the related Collateral Interest, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known by the Repurchase Request Recipient, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.
A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney client privilege or attorney work product doctrines. The

Collateral Interest Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 3.18 is so provided only to assist the Seller and Issuer or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and
(B) no information provided pursuant to this Section 3.18 by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Collateral Interest Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.
Section 3.19. Investor Q&A Forum and Rating Agency Q&A Forum and Servicer Document Request Tool. Following receipt of an inquiry submitted to the Investor Q&A Forum and forwarded by the Note Administrator to the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Servicer or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the Inquiry is not of a type described in Section 10.13(a) of the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Loan Documents or the Transaction Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Servicer or the Special Servicer, as applicable, (v) answering any Inquiry would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product, or (vi) answering any Inquiry is otherwise, not advisable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.
Following receipt of an inquiry submitted to the Rating Agency Q&A Forum, and forwarded by the 17g-5 Information Provider to the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Servicer, or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Indenture, this Agreement or the applicable Loan Documents,
(ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under the Indenture or this Agreement, as applicable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Section 3.20. Duties under Indenture and other Transaction Documents; Miscellaneous. (a) Each of the Servicer and the Special Servicer hereby acknowledge that the terms of the Indenture and the other Transaction Documents reference certain duties and functions to be performed by each of them. To the extent not inconsistent with the express terms of this Agreement, each of the Servicer and the Special Servicer hereby agree to perform the duties referenced for them in the Indenture and the other Transaction Documents, which performance shall benefit from and be included within the exculpation and indemnification provisions hereof.
(b)The Servicer (based on its own information and information received from the Special Servicer with respect to any Specially Serviced Loans) shall promptly upon request forward to the Note Administrator any information in its possession or reasonably available to it concerning the Collateral Interests to enable the Note Administrator to prepare any report or perform any duty or function on its part to be performed under the terms of the Indenture.
(c)The Servicer or the Special Servicer shall return to the Custodian each Loan Document released from custody pursuant to Section 3.3(h)(iii) of the Indenture when its need for such documents is finished (except such Loan Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under the Indenture, of the related Collateral Interest).
Section 3.21. [Reserved].
Section 3.22. [Reserved].
Section 3.23. Certain Matters Related to the Partitioned Loans. (a) Allocation of Servicing Advances, Servicing Expenses, and Indemnification Amounts. Any Servicing Advance, Servicing Expense or indemnification amount with respect to a Partitioned Loan or Combined Loan shall be reimbursed, subject to the related Partition Agreement, on a pro rata and pari passu basis (based on the outstanding principal balance thereof) from amounts allocable to each related Partitioned Collateral Interest. To the extent that the Issuer bears more than its allocable share of Servicing Advances, Servicing Expenses or indemnification amounts with respect to any Partitioned Loan, the Servicer shall (i) promptly notify the related Companion Interest Holder and (ii) use commercially reasonable efforts in accordance with the Servicing Standard to exercise on behalf of the Issuer any rights under the related Partition Agreement or mezzanine intercreditor agreement to obtain reimbursement from each related Companion Interest Holder or mezzanine lender for the portion of such amount allocable to such holder’s Companion Interest or mezzanine loan. Notwithstanding the foregoing, any Servicing Advance, Servicing Expense or indemnification amount that the Servicer or the Special Servicer determines in its reasonable judgment to only relate to the Partitioned Collateral Interest, and not to any Companion Interest, shall not be allocated to such Companion Interest.
Companion Interest Holder Register. The Servicer shall maintain a register (the “Companion Interest Holder Register”) on which the Servicer shall record the names and contact information (including addresses, email addresses and telephone numbers) of the Companion Interest Holders (other than with respect to a Non-Serviced Loan) and wire transfer instructions for such Companion Interest Holders from time to time, to the extent such information is provided in writing to the Servicer by Seller or any Companion Interest Holder. A copy of the initial Companion Interest Holder Register as of the Closing Date is attached hereto as Exhibit C. The Servicer shall update the Companion Interest Holder Register with any change of a Companion Interest Holder (including name, contact information and wire transfer instructions) that it receives from Seller or the Companion Interest Holder of record on the

Companion Interest Holder Register. Each Companion Interest Holder has agreed to inform the Servicer of its name,

address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Partition Agreement) and of any transfer thereof (together with any instruments of transfer). The Seller shall inform (or cause the related Companion Interest Holder to inform) the Servicer and the Collateral Manager of any future funding with respect to a Future Funding Participation.
In no event shall the Servicer be obligated to pay any party the amounts payable to a Companion Interest Holder hereunder other than the Person listed as the applicable Companion Interest Holder on the Companion Interest Holder Register. In the event that a Companion Interest Holder transfers any Companion Interest without notice to the Servicer, the Servicer shall have no liability whatsoever for any misdirected payment on such Companion Interest and shall have no obligation to recover and redirect such payment.
The Companion Interest Holder Register shall be made available by the Servicer to the Note Administrator, the Trustee, the Collateral Manager and the Seller upon request by any such Person. The Servicer shall promptly provide the names and addresses of any Companion Interest Holder to any party hereto, any related Companion Interest Holder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Servicer shall have no liability to any Person for the provision of any such names and addresses.
(f)Payments to Companion Interest Holders. With respect to each Companion Interest, amounts payable to the related Companion Interest Holder pursuant to Section 3.03(d)(vii)(B)(2) shall be remitted to such Companion Interest Holder by wire transfer in immediately available funds to the account appearing in the Companion Interest Holder Register on the date of such remittance.
(g)The Special Servicer (with respect to any Specially Serviced Loan or REO Loan and with respect to matters it is processing with respect to any Performing Loan pursuant to the Servicing Responsibility Schedule) or the Servicer (with respect to any Performing Loan other than matters being processed by the Special Servicer pursuant to the Servicing Responsibility Schedule), as applicable, shall take all actions relating to the servicing and/or administration of, the preparation and delivery of reports and other information with respect to, the Loan or any related REO Property required to be performed by the Issuer (as holder of the related Partitioned Collateral Interest) or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Partition Agreement and/or any related mezzanine intercreditor agreement. In addition, notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Serviced Partitioned Loan:
(i)none of the Servicer, the Special Servicer, the Collateral Manager, the Trustee, the Note Administrator or the Advancing Agent shall make any advances of interest or principal with respect to any Companion Interest; and
the Servicer and the Special Servicer (except with respect to an Administrative Modification or a Criteria-Based Modification) shall each consult with and obtain the consent of the related Companion Interest Holder to the extent required by the related Partition Agreement.

The Special Servicer (with respect to any Specially Serviced Loan or REO Loan and with respect to matters it is processing with respect to any Performing Loan pursuant to the Servicing Responsibility Schedule) or the Servicer (with respect to any Performing Loan other than matters being processed by the Special Servicer pursuant to the Servicing Responsibility Schedule), as applicable, shall timely provide to each applicable Companion Interest Holder any reports or notices required to be delivered to such Companion Interest Holder pursuant to the related Partition Agreement and the Special Servicer shall cooperate with the Servicer in preparing/delivering any such report or notice with respect to special servicing matters.
The parties hereto recognize and acknowledge the respective rights of each Companion Interest Holder under the related Partition Agreement.
Any reference to servicing any of the Loans in accordance with any of the related Loan Documents shall also mean in accordance with the related Partition Agreement.
(h)Notwithstanding anything herein to the contrary, with respect to any Partitioned Loan, the related Companion Interest Holder(s) shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable Partition Agreement, in accordance with the terms of such Partition Agreement and this Agreement.
Section 3.24. Ongoing Future Advance Estimates. (a) Pursuant to the Indenture, the Note Administrator and the Trustee, on behalf of the Noteholders will be directed by the Issuer to
(i) enter into the Future Funding Agreement and the Securities Account Control Agreement (Future Funding Reserve Account), pursuant to which INCREF Sub-REIT will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the Affiliated Future Funding Participation Holders as holder of the Future Funding Participations under the Participation Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Securities Account Control Agreement (Future Funding Reserve Account). In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator will be required, pursuant to the direction of the Issuer or the Servicer on its behalf, to direct the use of funds on deposit in the Securities Account Control Agreement (Future Funding Reserve Agreement) pursuant to the terms of the Future Funding Agreement. None of the Trustee, the Note Administrator or the Servicer shall have any obligation to ensure that INCREF Investments is depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.
Pursuant to the Future Funding Agreement, on the Closing Date, the Future Funding Indemnitor shall deliver to the Special Servicer, the Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a Liquidity Certification of a Responsible Financial Officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity at least equal to 100% of the aggregate amount of outstanding Future Funding Obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Participations. Thereafter, unless the Future Funding Indemnitor has delivered a certification pursuant to clause (e) below, so long as any Affiliated

Future Funding Participation Holder is the holder of any Future Funding Participations and so long as any future advance obligations remain outstanding under such Future Funding Participations, no later than the 18th day (or, if such day is not a Business Day, the next succeeding Business Day) of the calendar month preceding the beginning of each calendar quarter, the Future Funding Indemnitor shall deliver (which may be by email) to the Special Servicer, the Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a Liquidity Certification of a Responsible Financial Officer certifying that the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity equal to (A) the greater of (i) the Largest One Quarter Future Advance Estimate or (ii) the controlling Two Quarter Future Advance Estimate for the immediately following two calendar quarters or (B) 100% of the aggregate amount of outstanding Future Funding Obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Participations.
(k)Pursuant to the Future Funding Agreement, for so long as any Affiliated Future Funding Participation Holder is the holder of any Future Funding Participations and so long as any future advance obligations remain outstanding under such Future Funding Participations and, except as otherwise provided in clause (e) below, by (x) no earlier than thirty-five (35) days prior to, and (y) no later than the fifth (5th) day of, the calendar month preceding the beginning of each calendar quarter (starting with the calendar quarter beginning in October 2026) (or, if such day is not a Business Day, the next succeeding Business Day), the Seller is required to deliver to the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the Future Funding Indemnitor (i) a Two Quarter Future Advance Estimate for the immediately following two calendar quarters and (ii) such supporting documentation and other information (including any relevant calculations) as is reasonably necessary for the Special Servicer to perform its obligations described below. The Special Servicer shall, within ten (10) days after receipt of the Two Quarter Future Advance Estimate and supporting documentation from the Seller, (A) review the Seller’s Two Quarter Future Advance Estimate and such supporting documentation and other information provided by the Seller in connection therewith, (B) consult with the Seller with respect thereto and make such inquiry, and request such additional information (and the Seller shall promptly respond to each such request for consultation, inquiry or request for information), in each case as is commercially reasonable for the Special Servicer to perform its obligations described in the following subclause (C), and (C) by written notice to the Note Administrator, the Seller and the Future Funding Indemnitor substantially in the form of Exhibit D hereto, either (1) confirm that nothing has come to the attention of the Special Servicer in the documentation provided by the Seller that in the reasonable opinion of the Special Servicer would support a determination of a Two Quarter Future Advance Estimate that is at least 25% higher than the Seller’s Two Quarter Future Advance Estimate for such period and shall state that the Seller’s Two Quarter Future Advance Estimate for such period shall control or (2) deliver its own Two Quarter Future Advance Estimate for such period. If the Special Servicer’s Two Quarter Future Advance Estimate is at least 25% higher than the Seller’s Two Quarter Future Advance Estimate for any period, then the Special Servicer’s Two Quarter Future Advance Estimate for such period shall control.

The Seller shall provide (or cause the related Companion Interest Holder to provide) the Special Servicer with the current operating budget for the Mortgaged Property securing each Participated Loan with a Future Funding Participation within thirty (30) days following the Closing Date, and shall provide the Special Servicer with copies of any updates to such budgets, and shall provide (or cause the related Companion Interest Holder to provide) the

Special Servicer with any other documentation and information reasonably requested by the Special Servicer with respect to a Future Funding Participation from time to time to the extent such documentation or information is in the possession of the Seller (or such Companion Interest Holder).
The Special Servicer may conclusively rely on any and all documents provided to the Special Servicer with respect to any Future Funding Participation, including the supporting documentation and additional information provided by the Seller pursuant to this Section 3.24, without any further investigation or inquiry obligation (except for any investigation or inquiry in subclause (B) of clause (c) above necessary to perform its obligations under subclause (C) of clause (c) above). The Special Servicer shall not, under any circumstances, be required or permitted (w) to perform site inspections, (x) consult with parties other than the Seller (including, any Obligors or property managers), (y) confirm or otherwise investigate any accretive costs, expenditures or other similar amounts provided by the Seller or (z) request information not reasonably available to the Seller.
(l)No Two Quarter Future Advance Estimate will be required to be made by the Seller or the Special Servicer for a calendar quarter if, by the fifth (5th) day of the calendar month preceding the beginning of such calendar quarter (or if such day is not a Business Day, the next succeeding Business Day), the Future Funding Indemnitor delivers (which may be by email) to the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator and the 17g-5 Information Provider a Liquidity Certification of a Responsible Financial Officer of the Future Funding Indemnitor certifying that (i) the Future Funding Indemnitor has Segregated Liquidity equal to at least 100% of the aggregate amount of outstanding future advance obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Participations held by an Affiliated Future Funding Participation Holder or (ii) no future funding obligations remain outstanding under the Future Funding Participations held by an Affiliated Future Funding Participation Holder. All certifications regarding Segregated Liquidity, any Two Quarter Future Advance Estimates, or any notices from the Special Servicer described in clauses (b) and (c) above shall be emailed to the Note Administrator at trustadministrationgroup@computershare.com and CCTCREBondAdmin@computershare.com or such other email address as provided by the Note Administrator.
(m)Notwithstanding the provisions of Section 9.03, all estimates, certifications, documents and other information to be provided to the Servicer pursuant to this Section 3.24, shall be provided to the Special Servicer electronically by email addressed to dgrzeskowiak@bellwetherco.com with a subject reference to “INCREF 2026-FL2” (or similar reference). Further, any budgets, calculations or other numeric information delivered to the Special Servicer shall be delivered in Microsoft Excel format or in a format as the parties may agree upon from time to time.
ARTICLE IV STATEMENTS AND REPORTS

Section 4.01. Reporting by the Servicer and the Special Servicer. (a) On or before
3:00 p.m. (Eastern Time), two (2) Business Days before each Remittance Date, the Servicer shall deliver to the Issuer, the Collateral Manager and the Note Administrator the CREFC® Loan Periodic Update File.
(b)The Servicer will provide the Issuer and the Collateral Manager with access to all information with respect to the Loans through the Servicer’s Investment Inquiry Facility or Investment On-Line Administration System or any successor facility or system, as applicable, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.
(c)Each year, beginning in the calendar year of this Agreement, to the extent the Servicer has the information necessary to prepare such reports and returns, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the annual information returns with respect to each Obligor’s debt service payments under the Loans as required by Sections 6050J and 6050H, respectively, of the Internal Revenue Code and the rules and regulations promulgated thereunder, as amended.
(d)One (1) Business Day after each Determination Date, the Special Servicer shall provide the Servicer with the CREFC® Special Servicer Loan File, and, on or before 2:00
p.m. on the Remittance Date, the Servicer shall forward such file to the Note Administrator and the Collateral Manager together with the reports and files in the CREFC® Investor Reporting Package (other than the CREFC® Comparative Financial Status Report, CREFC® Servicer Watch List, CREFC® NOI Adjustment Worksheet and CREFC® Operating Statement Analysis Report) customarily prepared by a servicer.
(e)The Special Servicer shall prepare and maintain a CREFC® Operating Statement Analysis Report and a CREFC® NOI Adjustment Worksheet with respect to each Mortgaged Property that secures a Performing Loan and the Special Servicer shall prepare and maintain a CREFC® Operating Statement Analysis Report and a CREFC® NOI Adjustment Worksheet with respect to each Specially Serviced Loan and REO Property, in each case in accordance with the provisions described below. As to quarterly (that is, not annual) periods, within 45 days of receipt by the Servicer or the Special Servicer, as applicable, of the CREFC® CRE CLO Collateral Manager Data Report for each of the first three calendar quarters (in each year), any supporting calculations in Excel format and additional information reasonably requested by the Servicer or the Special Servicer, commencing with respect to the quarter ending on September 30, 2026, the Servicer (in the case of Mortgaged Properties that secure Performing Loans) or the Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Loans and REO Properties) shall, based upon the relevant quarterly CREFC® CRE CLO Collateral Manager Data Report, any supporting calculations, any additional information relating to the CREFC® CRE CLO Collateral Manager Data Report, the operating statements and/or rent rolls received (if and to the extent received) and covering such calendar quarter, prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report and the CREFC® Comparative Financial Status Report for each related Mortgaged Property and/or REO Property, using the normalized quarterly and normalized year end operating statements and rent rolls received from the related Obligor; provided, however, that the analysis with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date hereof, the applicable CREFC® guidelines provide that the analysis with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Loan is on the CREFC® Servicer Watch List). As to annual (that is, not quarterly) periods, not later than the 45 days following receipt by the Servicer or the Special Servicer, as applicable, of the CREFC® CRE CLO Collateral Manager Data Report for the final calendar quarter (in each year), any supporting calculations in Excel format and additional information reasonably requested by the Servicer or the Special Servicer (beginning in 2027 for year end 2026), the Servicer (in the case of Mortgaged Properties securing Performing Loans) or the Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Loans and REO Properties) shall, based upon the CREFC® CRE CLO Collateral Manager Data Report for the final calendar quarter, any supporting calculations, any additional information relating to the CREFC® CRE CLO Collateral Manager Data Report, the most recently available normalized year-end financial statements and most recently available rent rolls received (if and to the extent received), prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report, the CREFC® Comparative Financial Status Report and a CREFC® NOI Adjustment Worksheet for each related Mortgaged Property and/or REO Property.
The Servicer and the Special Servicer shall each remit electronically an image of each CREFC® Operating Statement Analysis Report and/or each CREFC® NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with the underlying operating statements and rent rolls to the Collateral Manager, the Note Administrator and, in the case of such a report prepared or updated by the Servicer, the Special Servicer. The Note Administrator shall, to the extent such items have been delivered to the Note Administrator by the Servicer or the Special Servicer, make such report (and any underlying operating statements and rent rolls) available to Noteholders pursuant to Section 10.12(a) of the Indenture.
If, with respect to any Specially Serviced Loan, the Special Servicer has any questions for the related Obligor based upon the information delivered to the Special Servicer pursuant to Section 3.07(c) or this Section 4.01(e), the Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in the Special Servicer’s efforts to contact and solicit information from such Obligor.
(f)In preparing any reports required by this Agreement, the Servicer may conclusively rely (without any independent investigation or otherwise) on any information provided in the CREFC® CRE CLO Collateral Manager Data Reports. The Servicer will not be deemed to have awareness or knowledge of any event with respect to the Loans due to information provided in a CREFC® CRE CLO Collateral Manager Data Report, and such information will not satisfy or replace any requirement to give notice to the Servicer under the Transaction Documents or the Loan Documents.
Except as provided in this Section 4.01, Section 4.02 or elsewhere in this Agreement, neither the Servicer nor the Special Servicer, as the case may be, shall be required to provide any other report without its prior written consent, which will not be unreasonably withheld.

(g)The Servicer shall deliver to the Issuer, the Collateral Manager and the Note Administrator a remittance report in its customary form with respect to any remittance contemplated by Section 3.03(b)(viii)(A) or Section 3.03(d)(vii)(A).
Section 4.02. EU Transparency Requirements. (a) On the terms and subject to the conditions set out in this Section 4.02, the Issuer (i) is designated as the responsible entity in respect of the EU Transparency Requirements, in accordance with Article 7(2) of the EU Securitization Regulation, and (ii) undertakes to use commercially reasonable efforts to procure that the documents, reports and information prescribed by the EU Transparency Requirements are made available, to the extent, in the manner, and at the times, specified in this Section 4.02.
(b)The Issuer shall be entitled (but not required) to retain one or more Persons (each an “EU Reporting Administrator”) to provide services in connection with the Issuer’s performance of its obligations hereunder in respect of the EU Transparency Requirements, including (without limitation) to collate, process and generate information regarding the Collateral Interests, and to prepare and make available (or assist in preparing and making available) EU Loan Reports, EU Investor Reports and EU Significant Event Notifications.
(c)INCREF Investments undertakes, subject to any applicable confidentiality restrictions, to use commercially reasonable efforts to provide to the Issuer or (at the Issuer’s direction) any EU Reporting Administrator any reports, data and other information relating to the Collateral Interests, and any other information relating to the Transaction, that, in each case, is in its possession and that the Issuer or such EU Reporting Administrator may reasonably determine to be required in connection with the proper performance by the Issuer of its obligations hereunder in respect of the EU Transparency Requirements. The Note Administrator shall make available to the Issuer or (at the Issuer’s direction) any EU Reporting Administrator all reports and information received by the Note Administrator pursuant to Section 4.01.
(d)The Issuer, in conjunction with INCREF Investments and any EU Reporting Administrator, shall use commercially reasonable efforts to procure that:
(i)an EU Loan Report and an EU Investor Report are prepared and made available simultaneously with one another (A) during the period prior to the first Payment Date, on a quarterly basis, with the initial EU Loan Report and EU Investor Report being made available within three months after the Closing Date, and (B) after such period, on a quarterly basis and not later than one month after each Payment Date;
(ii)a copy of the Offering Memorandum and a copy of each of the Indenture, the Collateral Management Agreement, the Collateral Interest Purchase Agreement, the EU/UK Risk Retention Letter and this Agreement are made available in final form after the Closing Date; and

without delay.
(iii)any required EU Significant Event Notification is made available

(e)In each case, the Issuer shall use commercially reasonable efforts to procure that the reports and documents referred to in clause (d) (“Article 7 Documents”) are made available via the Note Administrator’s website, or by such other method of dissemination as is required or permitted for purposes of the EU Transparency Requirements at the relevant time (i) to Noteholders and beneficial owners of Notes, (ii) upon request, to prospective purchasers of Notes and (iii) if required, to EU Competent Authorities, provided, in each case, that the relevant Person has delivered to the Issuer and the Note Administrator a certificate in the form set out in Exhibit E hereto (or in such other form as may be agreed with the Issuer and the Note Administrator at any time) (each such Person, a “Relevant Recipient”).
(f)The Issuer (or any EU Reporting Administrator on its behalf) shall provide the Note Administrator with any Article 7 Document to be made available by the Note Administrator, together with any relevant instructions, including the date (determined in accordance with the EU Transparency Requirements) on which any such Article 7 Document is required to be made available, in sufficient time before the date on which the Issuer requires such Article 7 Document to be made available and in any event at least one Business Day prior to such date.
(g)Any Article 7 Document provided to the Note Administrator pursuant to this Section 4.02 shall be provided in PDF format and via email to CCTEURRCompliance@computershare.com with a subject line including “INCREF 2026-FL2 – POST” (or in accordance with such other delivery instructions as may be provided by the Note Administrator to the Issuer).
(h)The Note Administrator shall be entitled to treat any Article 7 Document or instruction received from any EU Reporting Administrator as if it were received from the Issuer. The Note Administrator shall be entitled to rely without inquiry or liability on any instruction from the Issuer or any EU Reporting Administrator to publish any Article 7 Document.
(i)If the Note Administrator receives any Article 7 Document in accordance with clauses (f) and (g) above, it shall make it available to each Relevant Recipient (i) on its website, or (ii) by such other method of dissemination as is required or permitted for purposes of the EU Transparency Requirements at the relevant time and as is agreed with the Note Administrator, in each case no later than the time designated by the Issuer (or by any EU Reporting Administrator) in accordance with clauses (f) and (g) above.
(j)The Issuer shall assume all costs incurred in complying with its obligations hereunder in respect of the EU Transparency Requirements; and shall reimburse any costs incurred by any other transaction party (including any EU Reporting Administrator) in connection with the performance of any function it undertakes in connection with the EU Transparency Requirements.
(k)None of the Issuer, INCREF Investments (in any capacity), the Retention Holder, the Note Administrator, the Trustee, the Seller, the Servicer, the Special Servicer, the Collateral Manager, the Placement Agents, any other party to the Transaction, or their respective affiliates assumes any responsibility with regard to the EU Transparency Requirements except as expressly agreed hereunder or under any other Transaction Document.

The Note Administrator shall not assume any responsibility for the Issuer’s obligations as the entity responsible in respect of the EU Transparency Requirements. In providing its services hereunder (including the posting of Article 7 Documents pursuant to clause (i) above), the Note Administrator also assumes no responsibility or liability to any third party, including any Noteholder or potential Noteholder, and including for their use and/or onward disclosure of any Article 7 Documents and shall have the benefit of the powers, protections and indemnities granted to it under the Transaction Documents. Any Article 7 Document may include disclaimers excluding liability of the Note Administrator for the information provided therein.
(l)The Note Administrator shall not be liable for the accuracy and completeness of the information or data in any Article 7 Document, and the Note Administrator will not be obliged to verify, re-compute, reconcile or recalculate any such information or data.
(m)The Note Administrator shall not have any duty to monitor, inquire or satisfy itself as to the veracity, accuracy or completeness of any Article 7 Document or whether or not the provision of such Article 7 Document accords with the EU Transparency Requirements; and shall be entitled to rely conclusively upon any instructions given by (and any determination by) the Issuer regarding the same, and shall have no obligation, responsibility or liability whatsoever for any Article 7 Document. The Note Administrator shall not be responsible for monitoring the Issuer’s compliance with its obligations in respect of the EU Transparency Requirements.
(n)The Note Administrator shall not assume or have any responsibility or liability for monitoring or ascertaining whether any Person to whom it makes available any Article 7 Document falls within the category of Persons permitted or required to receive such Article 7 Document under the EU Transparency Requirements.
(o)The Issuer acknowledges and agrees that all Article 7 Documents made available on the website described in this Section 4.02 shall be downloadable by any Person with access to the Note Administrator’s website.
ARTICLE V

SERVICER AND SPECIAL SERVICER COMPENSATION AND EXPENSES
Section 5.01. Servicing Compensation. (a) As consideration for servicing the Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Loan (including any Specially Serviced Loan or REO Loan, but excluding the Non-Serviced Loans, the servicing fee for each of which is or will be included in the servicing fee being paid to the servicer under the applicable other servicing agreement) remaining subject to this Agreement during any calendar month or part thereof; provided that any Servicing Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. The Servicing Fee shall be payable monthly on the Remittance Date of each month and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Loan or distribution on the related Loan is computed. The Servicer may pay itself the Servicing Fee on the Remittance Date of each month from amounts on deposit in the Collection Account or the Partitioned Loan Collection Account, as applicable. To the extent that amounts on deposit in the Collection Account or the Partitioned Loan Collection Account on the Remittance Date are

insufficient to pay the Servicing Fee allocated to any Serviced Loan or REO Loan, the Issuer shall pay any such shortfall to the Servicer within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement.
(b)As further compensation for its activities hereunder, the Servicer shall be entitled to retain in the nature of Additional Servicing Compensation, and shall not be required to deposit in the Collection Account or the Partitioned Loan Collection Account pursuant to Section 3.03, (i) 100% of all assumption application fees received on Performing Loans, (ii) any charges for processing Obligor requests processed by the Servicer, beneficiary statements or demands, fees in connection with defeasance, if any, (iii) other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Obligor, and (iv) other amounts included in the definition of Additional Servicing Compensation. All amendment fees, modification fees, assumption fees, waiver fees, consent fees, late payment fees, extension fees and similar fees collected on the Collateral Interests (other than any fees to which the Servicer is entitled under this Section 5.01(b) or the Special Servicer is entitled under Section 5.03(c)) shall constitute Interest Proceeds and be remitted to the Note Administrator pursuant to Section 3.03(b)(viii)(B).
(c)The Servicer shall be required to pay all expenses related to the Servicer’s internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
(d)The Servicer shall be paid a one-time Servicing Onboarding Fee in connection with each Serviced Loan that was not already serviced by the Servicer as of the related Transfer Date.
Section 5.02. Servicing Advances. (a) The Special Servicer or the Servicer shall, in the first instance, have the right to determine, in accordance with the Servicing Standard, the necessity for all Servicing Advances. With respect to the Serviced Loans only, the Advancing Agent at the direction of the Special Servicer or the Servicer, as applicable, shall advance Servicing Advances; provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance; and provided, further, however, that with respect to the payment of real estate taxes, assessments and similar items, the Advancing Agent shall not be required to make such advance until the later of (x) five (5) Business Days after the Special Servicer or the Servicer has received confirmation that such item has not been paid or (y) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.
The Special Servicer shall give the Advancing Agent, the Servicer, the Issuer and the Collateral Manager no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Specially Serviced Loan, in which case the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing

Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent or the Servicer, as applicable, may pay to the Special Servicer the aggregate amount of such Servicing Advances listed on a monthly request. Any request by the Special Servicer that the Advancing Agent or the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent and the Servicer shall be entitled to conclusively rely on such determination; provided that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Servicer or the Advancing Agent and the Special Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard shall not be binding on the Advancing Agent. In no event shall the Special Servicer be obligated to make a Servicing Advance.
The Servicer shall give the Advancing Agent, the Issuer and the Collateral Manager no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Performing Loan, in which case the Servicer shall provide the Advancing Agent with such information in its possession as the Advancing Agent may reasonably request to enable the Advancing Agent to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent may pay to the Servicer the aggregate amount of such Servicing Advances listed on a monthly request. Any request by the Servicer that the Advancing Agent make a Servicing Advance shall be deemed to be a determination by the Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent shall be entitled to conclusively rely on such determination; provided that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Advancing Agent but the Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard shall be binding on the Advancing Agent.
(i)Notwithstanding anything to the contrary contained in this Agreement, in the event that the Advancing Agent fails to make in a timely manner any Servicing Advance that the Servicer or the Special Servicer has determined is required in accordance with the Servicing Standard, and the Advancing Agent has not determined that such Servicing Advance would be a Nonrecoverable Servicing Advance:
the Note Administrator shall (x) terminate the Advancing Agent hereunder and under the Indenture and (y) use commercially reasonable efforts for ninety (90) days after such termination to replace the Advancing Agent hereunder and under the Indenture in accordance with the applicable procedures set forth in the Indenture, subject to satisfaction of the

Rating Agency Condition (but, for the avoidance of doubt, neither the Trustee nor the Note Administrator shall be responsible for making any Servicing Advances); and
(i)within five (5) Business Days of the Servicer’s actual knowledge of the Advancing Agent’s failure to make a required Servicing Advance that the Advancing Agent has not determined to be a Nonrecoverable Servicing Advance, the Servicer shall promptly make such Servicing Advance, but subject to the Servicer’s determination that such Servicing Advance is not a Nonrecoverable Servicing Advance; provided that the Servicer shall be required to make Servicing Advances pursuant to this Section 5.02(c)(ii) only until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. After the Advancing Agent has been removed pursuant to this Section 5.02(c), the Servicer shall be primarily responsible for making Servicing Advances hereunder, in the manner set forth in this Section 5.02 until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. Any successor Advancing Agent’s long-term senior unsecured debt shall be rated at least “A2” by Moody’s and “A” by Fitch (to the extent rated by Fitch), and its short-term debt rating shall be rated at least “P-1” from Moody’s.
(j)The Advancing Agent or the Servicer, as applicable, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for any Nonrecoverable Servicing Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Servicing Advance during the period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed twelve (12) months (with the consent of the Collateral Manager, for any deferral in excess of 6 months). If the Advancing Agent or Servicer, as applicable, makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Servicing Advance (and interest thereon), then such Nonrecoverable Servicing Advance (and interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent one-month period.
(k)On the first Business Day after the Determination Date for the related Remittance Date, the Advancing Agent or the Special Servicer shall report to the Servicer if the Advancing Agent or the Special Servicer determines that any Servicing Advance previously made by the Advancing Agent or the Servicer is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Servicer, but shall in no way limit the ability of the Servicer in the absence of such determination to make its own determination that any Servicing Advance is a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Obligors and further as provided in Section 3.03(b) and Section 3.03(d).
Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. Except as set forth in Section 5.02(c)(ii), the Servicer shall have no obligation under this Agreement to make any Servicing Advances. Notwithstanding anything to the contrary contained in this Section 5.02, the Servicer may in its reasonable judgment elect (but shall not be required) to make a payment from amounts on deposit in the Collection Account or the Partitioned Loan Collection Account (which shall be deemed first made from amounts distributable as interest collections and then from all other amounts comprising principal collections) to pay for certain expenses notwithstanding that the Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent
(i) the related Mortgaged Property (or REO Property) from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage or security instrument, or the loss of any security for the related Loan; provided that in each instance, the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Issuer) that making such expenditure is in the best interest of the Relevant Parties in Interest.
(l)At such time as it is reimbursed for any Servicing Advance out of the Collection Account pursuant to Section 3.03(b) or the Partitioned Loan Collection Account pursuant to Section 3.03(d), the Advancing Agent and the Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account or such Partitioned Loan Collection Account in accordance with the provisions of Section 3.03(b) or Section 3.03(d), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse the Advancing Agent or itself, as the case may be, for any outstanding Servicing Advance as soon as practically possible after receipt of payments from the related Obligor that represent reimbursement of such Servicing Advances, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Loan, Mortgaged Property or REO Property for which such Servicing Advance was made or if such Servicing Advance has been determined to be a Nonrecoverable Servicing Advance, from general collections in respect of all of the Loans as reimbursement for such Servicing Advance.
(m)Neither the Servicer nor the Advancing Agent shall have any liability to the Issuer, the Noteholders, any Companion Interest Holder or any other Person if its determination that a Servicing Advance made or to be made is a Nonrecoverable Servicing Advance should prove to be wrong or incorrect, so long as such determination in the case of the Advancing Agent was made on a reasonable basis in good faith or, in the case of the Servicer was made in accordance with the Servicing Standard.
Section 5.03. Special Servicing Compensation. (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan; provided that any Special Servicing Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the stated principal balance of such Specially Serviced Loan and in the same manner as interest is calculated on the Specially Serviced Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO

Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on an asset-by-asset basis, in accordance with the provisions of Section 3.03(b). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. The Special Servicer shall be required to pay all expenses related to the Special Servicer’s internal costs consisting of overhead and employees expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.
(b)The Special Servicer shall be entitled to a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Loan for so long as it remains a Corrected Loan; provided that any Workout Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Loans that became Corrected Loans prior to the time of such termination or resignation, except the Workout Fees will no longer be payable if the Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Obligor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the Obligor making such three (3) consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees to which the predecessor Special Servicer is entitled pursuant to the preceding sentence. The Special Servicer shall be entitled to a Liquidation Fee with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds); provided that any Liquidation Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall be entitled to receive only a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Loan.
As further compensation for its activities hereunder, the Special Servicer shall be entitled to retain in the nature of Additional Servicing Compensation, and shall not be required to deposit such amounts in the Collection Account or the Partitioned Loan Collection Account pursuant to Section 3.03, (i) 100% of all assumption application fees with respect to any

Specially Serviced Loan, and (ii) all amendment fees, assumption fees, modification fees, waiver fees, consent fees and similar fees collected on the Collateral Interests (regardless of whether or not the related Loan is a Specially Serviced Loan). Additionally, the Special Servicer will be entitled to reimbursement of expenses, as permitted under this Agreement. In underwriting, processing and closing, any approved Obligor request, including any Major Decision, the Special Servicer shall be entitled to request the services of the Servicer or Collateral Manager so long as the Special Servicer and the Servicer or Collateral Manager, as applicable, have agreed upon the amount of compensation, the Servicer or Collateral Manager, as applicable, shall be entitled to receive or retain from the related amendment fees, assumption fees, modification fees, waiver fees, consent fees and similar fees collected from the related Obligor. To the extent that the Special Servicer and the Servicer or Collateral Manager, as applicable, cannot agree as to the amount of compensation the Servicer or Collateral Manager shall receive in connection with any of the services that the Special Servicer requests the Servicer or Collateral Manager to perform pursuant to the immediately preceding sentence, the Servicer or Collateral Manager, as applicable, shall have no duty or obligation to perform such services. Notwithstanding the utilization of the Servicer or Collateral Manager, the Special Servicer shall remain obligated to perform its duties hereunder.
ARTICLE VI

THE SERVICER AND THE ISSUER
Section 6.01. No Assignment; Merger or Consolidation. Except as otherwise provided for in this Section or in Section 2.02 or 6.03(c), neither the Servicer nor the Special Servicer may assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer or the Special Servicer may assign this Agreement to a Qualified Affiliate upon satisfaction of the Rating Agency Condition and upon the written consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer).
The Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer hereunder.
Section 6.02. Liability and Indemnification. None of the Servicer, the Special Servicer, the Trustee, the Note Administrator or their Affiliates or any of the managers, members, directors, officers, employees or agents thereof shall be under any liability to either the Issuer or any third party (including the Noteholders) for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Special Servicer, the Note Administrator or the Trustee or any such Person against breach of the Servicer’s, the Special Servicer’s, the Note Administrator’s or the Trustee’s, as the case may be, representations and warranties set forth in Section 7.01 or any liability which would otherwise be imposed on the Servicer, the Special Servicer, the Note Administrator or the Trustee or any such Person, respectively, by reason of the willful misfeasance, bad faith or negligence in the performance of the Servicer’s, the Special Servicer’s, the Note Administrator’s or the Trustee’s, respectively, duties hereunder. The Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, and any director, officer, manager, member, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, and any member, manager, director, officer, employee or agent thereof shall be indemnified and held harmless by the Issuer against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of such indemnity, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, including its enforcement of this indemnity, the performance hereunder by, or any specific action which the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Designated Transaction Representative or the Trustee or any specific action that any of the foregoing authorized, requested, directed or advised the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of the willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, or breach of the Servicer’s, the Special Servicer’s, the Note Administrator’s or the Trustee’s, as the case may be, representations and warranties set forth in Section 7.01. Any such indemnification shall be payable only pursuant to the Priority of Payments under the Indenture and not from any amounts on deposit in the Collection Account.
In the event that the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, sustains any loss, liability or expense which results from any overcharges to Obligors under the Loans, to the extent that such overcharges were collected by the Servicer or the Special Servicer, as the case may be, and remitted to the Issuer, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall promptly remit such overcharge to the related Obligor or other Obligors after the Issuer’s receipt of written notice from the Servicer or the Special Servicer, as the case may be, regarding such overcharge.
The Issuer and any manager, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer, the Special Servicer, the Note Administrator or the Trustee, as the case may be, against any loss, liability or expense incurred, including reasonable attorneys’ fees, by reason of (i) the willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator (in each of its capacities under the Indenture) or the Trustee, as applicable, hereunder or (ii) a breach of the representations and warranties of the Servicer or the Special Servicer set forth in Section 7.01.
Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless each of the Trustee and the Note Administrator from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses (including reasonable expenses incurred in connection with the enforcement of this indemnity) and related costs, judgments and other costs and expenses incurred by the Trustee or the Note Administrator, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations under this Agreement or its negligent disregard of its obligations and duties under this Agreement.

Each of the Trustee and the Note Administrator (in each of its capacities under the Indenture), severally and not jointly, shall indemnify and hold harmless each of the Servicer and the Special Servicer from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses (including reasonable expenses incurred in connection with the enforcement of this indemnity) and related costs, judgments and other costs and expenses incurred by the Servicer or the Special Servicer, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Trustee or the Note Administrator (in each of its capacities under the Indenture), as the case may be, in the performance of its obligations under this Agreement or the Indenture or its negligent disregard of its obligations and duties under this Agreement or the Indenture.
Each of the Servicer and the Special Servicer shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Indenture and the other Transaction Documents.
The provisions of this Section shall survive any termination of the rights and obligations of the Servicer, the Special Servicer, the Note Administrator or the Trustee hereunder.
Section 6.03. Eligibility; Successor, the Servicer or the Special Servicer. (a) The Issuer, the Collateral Manager, the Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Issuer, the Collateral Manager, the Servicer and the Special Servicer herein.
(b)Any successor servicer or special servicer retained pursuant to this Agreement (other than the Trustee if it is acting as successor servicer or special servicer pursuant to Section 7.06) shall be collectively referred to herein as “Successor.” The Successor shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, accruing after such termination or resignation; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer’s or Special Servicer’s failure to comply with Section
7.01 shall not be considered a default by the Successor hereunder. In its capacity as Successor, the Successor shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be. In connection with any such appointment and assumption, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may make such arrangements for the compensation of such Successor as it and such Successor shall agree; provided, however, that no compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder. Except as provided in Section 6.03(c), until (i) the Successor is appointed, the Rating Agency Condition is satisfied in connection with such appointment and the Successor has accepted such appointment or (ii) the Trustee assumes the responsibilities and obligations of the Servicer or the Special Servicer pursuant to Section 7.06, the Servicer or the Special Servicer shall continue to serve as Servicer or Special Servicer hereunder, as applicable, and shall have all the rights, benefits and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, hereunder. Once appointed, the Servicer or the Special Servicer, as the case may be, shall cooperate with the Successor to take such reasonable action, consistent with this Agreement, to effectuate any such succession.

(c)Subject to the provisions of Section 6.01, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except in the event that (i) its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) a successor servicer or special servicer that is a Qualified Servicer, as applicable, has assumed the Servicer’s or the Special Servicer’s, as applicable, responsibilities and obligations, and the Rating Agency Condition has been satisfied with respect to appointment of a successor servicer or special servicer. Any determination under clause (i) of the immediately preceding sentence permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Note Administrator and the Trustee and the 17g-5 Information Provider. Except for a resignation described above in clause (i) of the first sentence of this Section 6.03(c), no resignation by the Servicer or the Special Servicer under this Agreement shall become effective until (A) the Successor, in accordance with Section 6.03(b), shall have assumed the Servicer’s or Special Servicer’s, as the case may be, responsibilities and obligations or (B) the Trustee, in accordance with Section 7.06, assumes the responsibilities and obligations of the Servicer or the Special Servicer.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES; TERMINATION EVENTS
Section 7.01. Representations and Warranties. (a) The Servicer hereby makes the following representations and warranties to each of the other parties hereto:
(i)Due Organization, Qualification and Authority. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and licensed in each state to the extent necessary to ensure the enforceability of each Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Servicer’s articles of association, as amended, or by-laws, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Interest Holder to realize on the Loans, or (2) the Servicer to perform its obligations hereunder;
(ii)No Litigation Pending. There is no action, suit, or proceeding pending or, to Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;
(iii)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (x) the Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof;
(iv)No Default/Violation. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its performance hereunder;
(v)E&O Insurance. The Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c).
(b)The Special Servicer hereby makes the following representations and warranties to each of the other parties hereto:
Due Organization, Qualification and Authority. The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and is in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Special Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Special Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(i)No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Special Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Special Servicer’s articles of organization, as amended, or limited liability company agreement, as amended; (w) conflicts with or results in a breach of any agreement or instrument to which the Special Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary
(1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Interest Holder to realize on the Loans, or (2) the Special Servicer to perform its obligations hereunder;
(ii)No Litigation Pending. There is no action, suit, or proceeding pending or, to Special Servicer’s knowledge, threatened against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Special Servicer to perform its duties and obligations under the terms of this Agreement;
(iii)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Special Servicer is required for (x) the Special Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Special Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Special Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof.
No Default/Violation. The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Special Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its performance hereunder;
(iv)E&O Insurance. The Special Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c) hereof.
(c)The Issuer hereby makes the following representations and warranties to each of the other parties hereto:
(i)Due Authority. The Issuer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Issuer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Issuer has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Issuer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(ii)Ownership of Collateral Interests. The Issuer is the beneficial owner of the Collateral Interests and has the right to perform the actions contemplated herein.
(iii)No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Issuer:
(v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Issuer’s Governing Documents; (w) conflicts with or results in a breach of any agreement or instrument to which the Issuer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary
(1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof; or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Interest Holder to realize on the Loans, or (2) the Issuer to perform its obligations hereunder.
No Litigation Pending. There is no action, suit, or proceeding pending or, to Issuer’s knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Issuer to perform its duties and obligations under the terms of this Agreement.

(iv)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Issuer is required for (x) the Issuer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Issuer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Issuer may not be duly qualified to transact business as a foreign company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof.
(v)No Default/Violation. The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Issuer to perform its obligations hereunder.
(vi)Commercial or Multifamily Loans. The Loans relate to or are comprised of only commercial or multifamily loans, the proceeds of which loans were used primarily for commercial or multifamily purposes and not for personal, single family or single household purposes.
(d)The Collateral Manager hereby makes the following representations and warranties to each of the other parties hereto:
(i)Due Organization and Authority. The Collateral Manager is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. The Collateral Manager has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Collateral Manager has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Collateral Manager, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Collateral Manager, (a) conflicts with or results in a breach of any of the terms, conditions or provisions of the Collateral Manager’s certificate of incorporation, as amended, or bylaws, as amended; (b) conflicts with or results in a breach of any agreement or instrument to which the Collateral Manager is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (c) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; (d) results in the violation of any law, rule,

regulation, order, judgment or decree to which the Collateral Manager or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof; or (e) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Loans, or (2) the Collateral Manager to perform its obligations hereunder.
(ii)No Litigation Pending. There is no action, suit, or proceeding pending or, to Collateral Manager’s knowledge, threatened against the Collateral Manager which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Collateral Manager to perform its duties and obligations under the terms of this Agreement.
(iii)No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Collateral Manager is required for (x) the Collateral Manager’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Collateral Manager contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Collateral Manager may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.
(iv)No Default/Violation. The Collateral Manager is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Collateral Manager to perform its obligations hereunder.
(e)The representations and warranties of the Servicer, the Special Servicer, the Issuer and the Collateral Manager set forth in this Section 7.01 shall survive until the termination of this Agreement.
Section 7.02. Servicer Termination Event. Any one of the following events shall be a “Servicer Termination Event”:
any failure (i) by the Servicer to remit to the Note Administrator the amount required to be so remitted by the Servicer on any Remittance Date pursuant to Section 3.03(b)(viii) of this Agreement, which continues unremedied by the Servicer by 11:00 a.m. on the following Business Day, (ii) by the Special Servicer to remit to the Issuer or its nominee any payment required to be so remitted by the Servicer or the Special Servicer, as the case may be, under the terms of this Agreement, when and as due which continues unremedied by the Servicer or the Special Servicer, as the case may be, for a period of two (2) Business Days after the date on which such remittance was due, or (iii) by the Servicer to remit to the Seller or a Companion

Interest Holder any payment required to be so remitted by the Servicer under the terms of this Agreement,

when and as due which continues unremedied by the Servicer for a period of two (2) Business Days after the date on which such remittance was due; or
(c)[Reserved].
(d)any failure on the part of the Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, or any representation or warranty set forth by the Servicer or the Special Servicer, as the case may be, in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Loan or the priority of the lien on any Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer) provided that the Servicer or the Special Servicer, as the case may be, is diligently proceeding in good faith to cure such failure or breach); or
(e)a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer or the Special Servicer, as the case may be, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer or the Special Servicer, as the case may be, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
(f)the Servicer or the Special Servicer, as the case may be, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, as the case may be, or relating to all or substantially all of such entity’s property; or
(g)the Servicer or the Special Servicer, as the case may be, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
the Servicer or the Special Servicer, as the case may be, receives actual knowledge that either Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Notes, or (B) placed one or more Classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within sixty (60) days of the date that the Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or
(h)the Servicer or, following removal or resignation of the Special Servicer, any successor to the Special Servicer, ceases to be a Qualified Servicer.
then, and in each and every case, so long as the applicable Servicer Termination Event has not been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may by notice in writing to the Servicer (if such Servicer Termination Event is with respect to the Servicer) or the Special Servicer (if such Servicer Termination Event is with respect to the Special Servicer), as the case may be, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under this Agreement and in and to the Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer or the Special Servicer, as the case may be, relating to the payment of its Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation and the reimbursement of any Servicing Advance or Servicing Expense or other amounts due and payable to it under this Agreement which have been made by it under the terms of this Agreement through and including the date of such termination, and all surviving rights in respect of indemnification sums payable to it. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event. On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Servicer or the Special Servicer, as the case may be, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Trustee, and the Servicer or the Special Servicer, as applicable, agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of the Servicer or the Special Servicer, including, without limitation, the transfer of the Servicing Files and the funds held in the Servicing Accounts as set forth in Section 8.01. Within thirty (30) days of the Servicer or the Special Servicer receiving a notice of termination pursuant to this Section 7.02, the Trustee shall retain a successor servicer or special servicer, as applicable, who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03, subject to the satisfaction of the Rating Agency Condition. If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the Servicer or Special Servicer receives notice of termination in accordance with this Section 7.02, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may petition any court of competent jurisdiction for the appointment of a successor servicer or special servicer, as the case may be.
The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Servicer Termination Event (other than a Servicer Termination Event under clause (b), (g), or

(h) above), as the case may be, in the performance of its obligations hereunder and its consequences provided that no waiver shall be effective without the consent of the Note Administrator, which may be withheld in its sole discretion. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
Section 7.03. Termination of the Special Servicer by the Collateral Manager. The Collateral Manager shall be entitled to terminate the rights and obligations of the Special Servicer with respect to the Serviced Loans, with or without cause, and appoint a successor Special Servicer upon ten (10) Business Days’ notice to the Issuer, Special Servicer, the Servicer, the Note Administrator and the Trustee; provided that (a) such removal is subject to Section 5.03 and Section 6.02 hereof, (b) all applicable costs and expenses of any such termination made by the Collateral Manager without cause shall be paid by the Collateral Manager, (c) all applicable accrued and unpaid Special Servicing Fees or Additional Servicing Compensation and Servicing Expenses owed to the Special Servicer are paid in full, (d) the terminated Special Servicer shall retain the right to receive any applicable Liquidation Fees or Workout Fees earned by it and payable to it in accordance with the terms hereof and (e) satisfaction of the Rating Agency Condition with respect to the appointment of any successor thereto; provided, however, that if a Loan was being administered by the Special Servicer at the time of termination, the terminated Special Servicer and the successor Special Servicer shall agree to apportion the applicable Liquidation Fee, if any, between themselves in a manner that reflects their relative contributions in earning the fee. The successor Special Servicer appointed by the Collateral Manager shall assume the Special Servicer’s duties pursuant to Section 6.03.
Section 7.04. [Reserved].
Section 7.05. Note Administrator/Trustee Termination Event. As used herein, a “Note Administrator/Trustee Termination Event” means any one of the following:
(a)any failure on the part of the Note Administrator or the Trustee, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of the Note Administrator or Trustee, as applicable, contained in this Agreement, and such failure or breach materially and adversely affects the value of any Loan or the priority of the lien on any Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Note Administrator or the Trustee, as applicable, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager on behalf of the Issuer); provided that the Note Administrator or the Trustee, as applicable, is diligently proceeding in good faith to cure such failure or breach); or
a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Note Administrator or the Trustee, as applicable, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Note

Administrator or the Trustee, as applicable, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or
(b)the Note Administrator or the Trustee, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Note Administrator or the Trustee, as applicable, or relating to all or substantially all of its property; or
(c)the Note Administrator or the Trustee, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
(d)the Trustee no longer qualifies as a Qualified Trustee or the Note Administrator no longer qualifies as a Qualified Note Administrator.
So long as a Note Administrator/Trustee Termination Event with respect to the Note Administrator or the Trustee, as applicable, shall not have been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, by notice in writing to the Note Administrator or the Trustee, as applicable, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Note Administrator or the Trustee, as applicable, under this Agreement and in and to the Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Note Administrator or the Trustee, as applicable, relating to the payment of any compensation due hereunder or the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Note Administrator/Trustee Termination Event. On or after the receipt by the Note Administrator or the Trustee, as applicable, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Note Administrator or the Trustee, as applicable, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Issuer, and the Note Administrator or the Trustee, as applicable, agrees to cooperate with the Issuer (or the Collateral Manager acting on behalf of the Issuer) in effecting the termination of the responsibilities and rights hereunder of the Note Administrator or the Trustee, as applicable.
The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Note Administrator/Trustee Termination Event. Upon any such waiver of a past default, such default shall cease to exist, and any Note Administrator/Trustee Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.06. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer or the Special Servicer resigns pursuant to this Agreement or receives a notice of termination pursuant to Section 7.02 or Section 8.01(a), the Trustee shall unless prohibited by law immediately become the successor in all respects to the Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all of the rights and powers, and be subject to all the responsibilities, duties, limitations on liability, indemnities and liabilities relating thereto and arising thereafter placed on the Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Servicer’s obligation to make Servicing Advances pursuant to Section 5.02(c)(ii); provided that (i) the Trustee shall have no responsibilities, duties or obligations with respect to any act or omission of the Servicer or the Special Servicer, as the case may be, and (ii) any failure to perform such duties or responsibilities caused by the Servicer’s or the Special Servicer’s failure to deliver to the Trustee the information or funds required under Section 7.02 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer or for any losses incurred by the Servicer or the Special Servicer pursuant to Section 3.04 hereunder which shall have accrued prior to the Trustee’s assuming such duties. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and/or Special Servicing Fee, as applicable, and all funds (other than any Workout Fee owed pursuant to Section 5.03(b)) that the Servicer or the Special Servicer would have been entitled to charge to the Collection Account or Partitioned Loan Collection Account if the Servicer or the Special Servicer had continued to act hereunder.
(b) Notwithstanding anything herein to the contrary, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Noteholders entitled to a majority of the voting rights so request in writing to the Trustee or if the Trustee is not a Qualified Servicer or if it is otherwise required to do so under this Agreement, promptly appoint a Qualified Servicer as the successor to the Servicer or Special Servicer, as the case may be, of all of the responsibilities, duties and liabilities of the Servicer or the Special Servicer, as the case may be, hereunder. Such successor Servicer or Special Servicer shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03, subject to satisfaction of the Rating Agency Condition. Pending appointment of a successor to the Servicer or the Special Servicer, as the case may be, hereunder, unless the Trustee shall be prohibited by law from so acting or is unable to act, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans or otherwise as it and such successor shall agree; provided, however, the Trustee is hereby authorized to make arrangements for payment of increased compensation (including in the event that the Trustee or an affiliate of the Trustee is the successor Servicer or Special Servicer) at whatever market rate is reasonably necessary to identify and retain an acceptable successor Servicer or Special Servicer, as the case may be. Any such increased compensation shall be an expense of the Issuer.
Section 7.07. Collateral Manager Termination Event. As used herein, a “Collateral Manager Termination Event” means any one of the following:

the Collateral Manager willfully breaches, or takes any action that it knows violates, any provision of the Collateral Management Agreement or any term of this Agreement or the Indenture applicable to the Collateral Manager (not including a willful breach or knowing violation that results from a good faith dispute regarding alternative courses of action or interpretation of instructions);
(e)other than as provided under clause (a) above, the Collateral Manager breaches any material provision of the Collateral Management Agreement or any material terms of this Agreement or the Indenture applicable to the Collateral Manager and fails to cure such breach within 30 days after the first to occur of (A) notice of such failure is given to the Collateral Manager or (B) the Collateral Manager has actual knowledge of such breach;
(f)the Collateral Manager (A) ceases to be able to, or admits in writing the Collateral Manager's inability to, pay the Collateral Manager's debts when and as they become due, (B) files, or consents by answer or otherwise to the filing against the Collateral Manager of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or takes advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (C) makes an assignment for the benefit of the Collateral Manager's creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Collateral Manager or with respect to any substantial part of the Collateral Manager's property, or (E) is adjudicated as insolvent or to be liquidated;
(g)the occurrence of an act by the Collateral Manager or any of its Affiliates (as defined in the Indenture) that constitutes fraud or criminal activity in the performance of its obligations under the Collateral Management Agreement or the Collateral Manager or any of its respective officers or directors is indicted for a criminal offense involving an investment or investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion;
(h)the failure of any representation, warranty, certificate or statement of the Collateral Manager in or pursuant to the Collateral Management Agreement, this Agreement or the Indenture to be correct in any material respect and (A) such failure has (or could reasonably be expected to have) a material adverse effect on the Noteholders or the Issuer and (B) if such failure can be cured, no correction is made for 45 days after the Collateral Manager becomes aware of such failure or receives notice thereof from the Trustee; or
(i)the Collateral Manager consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another Person and either (A) at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee Person fails to or cannot assume all the obligations of the Collateral Manager under the Collateral Management Agreement or (B) the resulting, surviving or transferee Person lacks the legal capacity to perform the obligations of the Collateral Manager under the Collateral Management Agreement, this Agreement and the Indenture.
If a Collateral Manager Termination Event has occurred and is continuing, the Collateral Manager may be removed under the Collateral Management Agreement and this Agreement upon at least thirty (30) days’ prior written notice by the Issuer or the Trustee, if the Holders of at least 66-2/3% in Aggregate Outstanding Amount of each Class of Notes then outstanding give written notice to the Collateral Manager, the Issuer and the Trustee directing such removal; provided, however, that such removal shall be without prejudice to any rights of the Collateral Manager relating to the reimbursement of any Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Notice of any such removal shall be delivered by the Trustee on behalf of the Issuer to the Rating Agencies. The Collateral Manager cannot be removed without cause. None of the Collateral Manager, its affiliates and clients and funds for whom the Collateral Manager or any of its affiliates acts as investment adviser (collectively, the “Collateral Manager Related Parties”) are entitled to vote the Notes held by any of the Collateral Manager Related Parties with respect to the removal of the Collateral Manager (or waiver of any event or circumstance constituting grounds for removal). However, at any given time, except where noted otherwise, the Collateral Manager Related Parties may vote the Notes (if any) held by them with respect to all other matters in accordance with the applicable documents. In no event will the Trustee be required to determine whether or not a Collateral Manager Termination Event has occurred for the removal of the Collateral Manager.
On or after the receipt by the Collateral Manager of such written notice of termination from the Issuer, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Issuer, and the Collateral Manager agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights hereunder of the Collateral Manager.
The Issuer may waive any Collateral Manager Termination Event. Upon any such waiver of a past default, such default shall cease to exist, and any Collateral Manager Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
The right to remove the Collateral Manager pursuant to this Section 7.07 shall not be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Collateral Manager Termination Event.
If the Collateral Manager is removed, resigns or is replaced pursuant to this Agreement or the Collateral Management Agreement, the Issuer shall give the Servicer and Special Servicer prompt notice of such removal, resignation or replacement.
ARTICLE VIII

TERMINATION; TRANSFER OF COLLATERAL INTERESTS
Section 8.01. Termination of Agreement. (a) Subject to the appointment of a Successor and the acceptance of such appointment by such Successor (or the Trustee’s assumption of the responsibilities and obligations of the Servicer or the Special Servicer pursuant to Section 7.06), this Agreement may be terminated by the Issuer with respect to any or all of the Loans, without cause, upon sixty (60) days written notice to the Servicer or the Special Servicer, as applicable.

Within thirty (30) days of the Servicer or the Special Servicer receiving a notice of termination pursuant to this Section 8.01(a), the Trustee shall retain a successor servicer or special servicer, as applicable, subject to the satisfaction of the Rating Agency Condition, who shall assume the

Servicer’s or Special Servicer’s duties pursuant to Section 6.03. If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the Servicer or Special Servicer receives notice of termination in accordance with this Section 8.01, the Issuer may petition any court of competent jurisdiction for the appointment of a successor servicer or special servicer, as the case may be.
Subject to Section 6.03(c) and the appointment of a Successor and the acceptance of such appointment by such Successor (or the Trustee’s assumption of the responsibilities and obligations of the Servicer or the Special Servicer pursuant to Section 7.06), the Servicer or the Special Servicer, as the case may be, may resign from its duties and obligations hereunder with respect to any Loans, without cause, upon sixty (60) days written notice to the Issuer. On or after the date the Issuer receives the resignation of the Servicer or the Special Servicer in accordance with this Section 8.01(a), the resigning Servicer or Special Servicer, as the case may be, shall, with the consent of the Collateral Manager, designate a successor servicer or special servicer who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03, subject to satisfaction of the Rating Agency Condition. If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within sixty (60) days after the Servicer or Special Servicer resigns pursuant to this Section 8.01, then the Issuer may petition any court of competent jurisdiction for the appointment of a successor servicer or special servicer, as the case may be.
(b) Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Issuer, the Note Administrator, the Trustee, the Collateral Manager, the Servicer or the Special Servicer, as the case may be, which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Servicing Accounts to the Issuer or such other Person designated by the Issuer, net of accrued Servicing Fees, Additional Servicing Compensation, Special Servicing Fees, Workout Fees or Liquidation Fees and Servicing Advances or Servicing Expenses through the termination date to which the Servicer and/or Special Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the Issuer or to Persons designated by the Trustee; and (iii) fully cooperate with the Trustee, the Note Administrator and any new servicer or special servicer to effectuate an orderly transition of Servicing or Special Servicing of the related Loans. Upon such termination, any Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate), Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer or the Special Servicer, as the case may be, has netted out such amounts pursuant to the preceding sentence, shall be remitted by the Issuer to the Servicer or the Special Servicer, as the case may be, within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor to the extent the Servicer or the Special Servicer is terminated without cause.
Section 8.02. Transfer of Collateral Interests. (a) The Servicer or the Special Servicer, as the case may be, acknowledges that any or all of the Collateral Interests may be sold, transferred, assigned or otherwise conveyed by the Issuer to any third party pursuant to the terms and conditions of this Agreement and the Indenture without the consent or approval of the Servicer or the Special Servicer, as the case may be. Any such transfer shall constitute a termination of this Agreement with respect to such Loan and any Companion Interest, subject to the Issuer’s notice requirements under Section 8.01(a). The Issuer acknowledges that the Servicer or the Special Servicer, as the case may be, shall not be obligated to perform Servicing or Special Servicing, as applicable, with respect to such transferred Collateral Interests (or the related Loans) for any such third party unless and until the Servicer or the Special Servicer, as applicable, and such third party execute a servicing agreement having terms which are mutually agreeable to the Servicer or the Special Servicer, as applicable, and such third party; provided, however, no such third party shall be obligated to engage the Servicer or the Special Servicer, as the case may be, to perform Servicing or Special Servicing with respect to the transferred Collateral Interests (or the related Loans) (or be liable for any of the obligations of Issuer hereunder).
(b)Until the Servicer or the Special Servicer, as the case may be, receives written notice from the Issuer of the sale, transfer, assignment or conveyance of one or more Collateral Interests, the Issuer shall be presumed to be the owner and holder of such Collateral Interests, the Servicer or the Special Servicer, as the case may be, shall continue to earn Servicing Fees, Special Servicing Fees, Workout Fees or Liquidation Fees, Additional Servicing Compensation and any other compensation hereunder with respect to such Collateral Interests (or any Companion Interest as provided herein) and the Servicer shall continue to remit payments and other collections in respect of such Collateral Interests to the Issuer or the Note Administrator, as applicable, pursuant to the terms and provisions hereof.
ARTICLE IX MISCELLANEOUS PROVISIONS
Section 9.01. Amendment; Waiver. (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived except from time to time by:
(i)The mutual agreement of the Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Advancing Agent, the Servicer and the Special Servicer, without the consent of any of the Noteholders or satisfaction of the Rating Agency Condition, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the offering memorandum, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or (iv) for any other purpose provided that such action shall not adversely affect in any material respect the interests of any Noteholder without the consent of such Noteholder.
The mutual agreement of the Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Servicer and the Special Servicer, with the written consent of the Noteholders evidencing, in the aggregate, not less than a majority of the Voting Rights of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement that materially and adversely affect the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Loans are required to be distributed with respect to any Underlying Note without the consent of the Noteholders, (ii) adversely affect in any material respect the interests of the

Holders of a Class of Notes in a manner other than as set forth in (i) above without the consent of the Holders of such

Class of Notes evidencing, in the aggregate, not less than 51% of the Voting Rights of such Class of Notes; (iii) reduce the aforesaid percentages of Voting Rights of the Notes, the Holders of which are required to consent to any such amendment without the consent of 51% of the Holders of any affected Class of Notes of then outstanding or, (iv) alter the obligations of the Issuer to make an advance or to alter the Servicing Standard set forth herein.
(ii)It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Issuer may prescribe.
(iii)In connection with any proposed amendment hereto, the Trustee and the Note Administrator (i) shall each be entitled to receive such opinions and officer’s certificates as required for amendments to and pursuant to the Indenture, and (ii) shall not be required to enter into any amendment that affects its obligations, rights, or indemnities hereunder.
(iv)No amendment of this Agreement shall adversely affect in any material respect the interests of any Companion Interest Holder without the consent of such Companion Interest Holder.
(v)Promptly after the execution of any amendment to this Agreement, the Issuer or the Note Administrator shall furnish a copy of such amendment to each Noteholder and the 17g-5 Information Provider pursuant to the terms of the Indenture.
Section 9.02. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.
Section 9.03. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto hereby waive all rights to a trial by jury in any action or proceeding relating to this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 9.04. Notices. All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

if to the Issuer, at:

INCREF 2026-FL2 LLC
c/o The Corporation Trust Center 1209 Orange Street
Wilmington, Delaware 19801 Attention: Donald J. Puglisi Email: dpuglisi@puglisiassoc.com with a copy (which shall not constitute notice) to: Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019 Attention: Michael T. Sweeney
E-Mail: Michael.Sweeney@sidley.com
(a)if to the Servicer, at:
KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Todd Reynolds
Email: todd_reynolds@keybank.com with a copy to
Polsinelli
900 West 48th Place, Suite 900 Kansas City, Missouri 64112
Email: keybanknotices@polsinelli.com
(b)if to the Collateral Manager, at: Invesco Advisers, Inc.
c/o Invesco Real Estate
2300 N. Field Street, Suite 1200
Dallas, Texas 75201 Attention: Susan Mitchell
Email: Susan.Mitchell2@Invesco.com
with a copy (which shall not constitute notice) to: Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019 Attention: Michael T. Sweeney

if to the Note Administrator, at:

Computershare Trust Company, National Association 9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Computershare Corporate Trust – INCREF 2026-FL2 Email: CCTCREBondAdmin@computershare.com
Trustadministrationgroup@computershare.com
(c)if to the Trustee, at:
Wilmington Trust, National Association 1100 North Market Street
Wilmington, Delaware 19890 Attention: CMBS Trustee
with a copy to:
CMBSTrustee@wilmingtontrust.com Facsimile No.: (302) 636-4140
(d)if to the Special Servicer, at:
Bellwether Asset Services, LLC 200 N Pacific Coast Hwy, Ste 1400 El Segundo, CA 90245
Attention: Dennis Grzeskowiak
Email: dgrzeskowiak@bellwetherco.com with a copy to:
200 N Pacific Coast Hwy, Ste 1400
El Segundo, CA 90245 Attention: Ariel Cole
Email: acole@bellwetherco.com
(e)if to the Advancing Agent, at:
Invesco Commercial Real Estate Finance Investments, LP c/o Invesco Real Estate
2300 N. Field Street, Suite 1200
Dallas, Texas 75201 Attention: Susan Mitchell
Email: Susan.Mitchell2@Invesco.com
with a copy (which shall not constitute notice) to:

Sidley Austin LLP 787 Seventh Avenue
New York, New York 10019 Attention: Michael T. Sweeney
Unless otherwise expressly provided in this Agreement, all demands, notices and communications may be made by electronic mail. Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier, telecopy or electronic mail; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.
All communications with the 17g-5 Information Provider shall be conducted in the manner required by the Indenture.
To the extent that any demand, notice or communication hereunder is given to the Servicer or the Special Servicer, as the case may be, by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Servicer or the Special Servicer, as the case may be, may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Servicer, the Special Servicer, the Trustee or the Note Administrator, as the case may be, such Responsible Officer shall be deemed to have the requisite power and authority to bind such party with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.
Section 9.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
Section 9.06. Inspection and Audit Rights. The Servicer and the Special Servicer, as the case may be, agree that, on reasonable prior notice, it will permit any agent or representative of the Issuer, during the normal business hours, to examine all the books of account, records, reports and other papers of the Servicer and the Special Servicer, as the case may be, relating to the Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Issuer, and to discuss matters relating to the Loans with the officers, employees and accountants of the Servicer and the Special Servicer (and by this provision the Servicer and the Special Servicer hereby authorize such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer of any right under this Section shall be borne by the Issuer.
Section 9.07. [Reserved].
Section 9.08. Binding Effect; No Partnership; Counterparts. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the parties hereto other than the Issuer shall be rendered as an Independent Contractor for the Issuer. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall be valid, binding and enforceable against a party (and any respective successors and permitted assigns thereof) when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the U.S. Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signature law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case, to the extent applicable; provided that original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity and legal effect as an original manual signature, and shall be equally admissible for evidentiary purposes. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by electronic transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.
Section 9.09. Protection of Confidential Information. The Servicer and the Special Servicer shall keep confidential and shall not divulge to any party, without the Issuer’s prior written consent, any information pertaining to the Loans or the Obligors except to the extent that (a) it is appropriate for the Servicer and the Special Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities, regulators or other governmental agencies or in connection with performing its obligations hereunder, (ii) in accordance with the Servicing Standard or (iii) when required by any law, regulation, ordinance, administrative proceeding, governmental agency, court order or subpoena or (b) the Servicer or the Special Servicer, as the case may be, is disseminating general statistical information relating to the assets (including the Loans) being serviced by the Servicer or the Special Servicer, as the case may be, so long as the Servicer or the Special Servicer does not identify the Obligors. Unless prohibited by law, statute, rule or court order, the Servicer or the Special Servicer, as the case may be, shall promptly notify Issuer of any such disclosure pursuant to clause (iii); provided, however, the Servicer or the

Special Servicer, as the case may be, shall still make such disclosure absent a court order directing it to stop or terminate such disclosure.

Section 9.10. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(c)references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;
(d)reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;
(e)the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)the term “include” or “including” shall mean without limitation by reason of enumeration; and
(g)the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.
Section 9.11. Further Agreements. Each party hereto agrees:
(a)to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other parties hereto and as may be necessary or appropriate to effectuate the purposes of this Agreement;
(b)that neither the Servicer nor the Special Servicer, as the case may be, shall be responsible for any federal, state or local securities reporting requirements related to servicing for the Loans; and
(c)that neither the Servicer nor the Special Servicer, as the case may be, shall be (and cannot be) performing any broker-dealer activities.
Section 9.12. Rating Agency Notices. (a) The Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver written notice of the following events to (i) Moody’s Investors Services, Inc., 99 Church Street, New York, New York 10007, facsimile no.: (212) 5534170, Attention:    CMBS Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com) and (ii) Fitch Ratings, Inc., 300 West 57th Street,

New York, New York 10019, Attention: Commercial Mortgage Surveillance (or by electronic mail at info.cmbs@fitchratings.com), or such other address that either Rating Agency shall designate in the future, promptly following the occurrence thereof: (a) any amendment to this Agreement;
(b) the removal of the Servicer or the Special Servicer or any successor servicer as Servicer or successor special servicer as Special Servicer; (c) any inspection results received in writing (whether structural, environmental or otherwise) of any Mortgaged Property; or (d) any change in a property manager. In addition, the Monthly Reports, the CREFC® Investor Reporting Package and the CREFC® Special Servicer Loan File and such other reports provided for hereunder or under the Indenture shall be made available to each Rating Agency at the time such documents are required to be delivered pursuant to the Indenture. The Servicer or the Special Servicer and the Issuer shall also furnish such other information regarding the Loans as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event under this Agreement.
(b)All information and notices required to be delivered to the Rating Agencies pursuant to this Agreement or requested by the Rating Agencies in connection herewith, shall first be provided in electronic format to the 17g-5 Information Provider in compliance with the terms of the Indenture (who shall post such information to the 17g-5 Website in accordance with Section 14.13 of the Indenture). The Servicer may (but is not required to) provide information and notices directly to the Rating Agencies the earlier of (a) upon notice that the information is posted to the 17g-5 Website and (b) two (2) Business Days after the information or notice was provided to the 17g-5 Information Provider in accordance with the procedures in Section 14.13 of the Indenture.
(c)Each party hereto, insofar as it may communicate with any Rating Agency pursuant to any provision of this Agreement, each other party to this Agreement, agrees to comply (and to cause each and every sub-servicer, subcontractor, vendor or agent for such Person and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 9.12 and shall not deliver to any Rating Agency any report, statement, request or other information relating to the Notes or the Loans other than in compliance with such provisions.
(d)None of the foregoing restrictions in this Section 9.12 prohibit or restrict oral or written communications, or providing information, between the Servicer or Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings, if any, it assigns to such party, (ii) such Rating Agency’s approval, if any, of such party as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of such party’s servicing operations in general; provided, however, that such party shall not provide any information relating to the Notes or the Loans to any Rating Agency in connection with any such review and evaluation by such Rating Agency unless
(x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded onto the 17g-5 Website.

Section 9.13. Limited Recourse and Non-Petition. (a) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator, the Advancing Agent and the Trustee hereby agree and acknowledge that the obligations of the Issuer under this Agreement are from time to time and at any time limited recourse obligations of the Issuer payable solely from the Loans available at such time as contemplated hereby or in accordance with the Priority of Payments (as defined in the Indenture), and, following realization of all of the Loans, all obligations of the Issuer and all claims of Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee against the Issuer under this Agreement shall be extinguished and shall not thereafter revive. Each of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee hereby agrees and acknowledges that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that none of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator or the Trustee will have any recourse to any of the members, managers officers, employees or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.
(b)Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee hereby agree not to file, cause the filing of or join in any petition in bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction against the Issuer for the non-payment to the Servicer, the Special Servicer, the Collateral Manager or the Trustee of any amounts due pursuant to this Agreement until at least one year and one day, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Notes.
(c)The provisions of this Section 9.13 shall survive the termination of this Agreement for any reason whatsoever.
Section 9.14. Capacity of Trustee and Note Administrator. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by each of the Trustee and the Note Administrator, not individually or personally, but solely in its respective capacity as trustee and note administrator on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Indenture for the Issuer, and pursuant to the direction of the Issuer, (ii) each of the representations, undertakings and agreements by the Trustee and the Note Administrator, as applicable, is made and intended for the purpose of binding only the Issuer and there shall be no recourse against any of the Trustee or the Note Administrator in its individual capacity hereunder, (iii) nothing herein contained shall be construed as creating any liability for the Trustee or the Note Administrator, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, (iv) under no circumstances shall the Trustee or Note Administrator be liable for the payment of any indebtedness or expenses of the Issuer, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other agreement including the Indenture for the Issuer or any related document; and (v) the Trustee and the Note Administrator shall not have any obligations or duties under this Agreement except as expressly set forth herein, no implied duties on the part of the Trustee or the Note Administrator shall be read into this Agreement, and nothing herein shall be construed to be an assumption by the Trustee or the Note Administrator of any duties or obligations of any party to this Agreement, the Indenture or any related document, the duties of the Trustee and the Note Administrator being solely those set forth in the related Servicing Agreement and/or Indenture, as applicable.

Each of the Trustee and the Note Administrator shall be entitled to all the rights, protections, immunities, and indemnities under the Indenture as if specifically set forth herein.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, the Custodian and the Advancing Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
INCREF 2026-FL2 LLC, as Issuer

By: /s/ Stephanie Holder
Name: Stephanie Holder
Title:    Vice President

INCREF 2026-FL2: Servicing Agreement

INVESCO ADVISERS, INC., as Collateral Manager

By: /s/ Stephanie Holder
Name: Stephanie Holder
Title:    Vice President

INCREF 2026-FL2: Servicing Agreement

KEYBANK NATIONAL ASSOCIATION, as
Servicer

By:     /s/ Andrew Lindenman
    Name: Andrew Lindenman
            Title: Vice President

INCREF 2026-FL2: Servicing Agreement

BELLWETHER ASSET SERVICES, LLC as
Special Servicer

By: /s/ Dennis Grzeskowick

Name: Dennis Grzeskowick

Title: Authorized Signatory

!NCREF 2026-FL2: Servicing Agreement

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By: /s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title:    Assistant Vice President

INCREF 2026-FL2: Servicing Agreement

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Note
Administrator

By: /s/ Liza Kabariti
Name: Liza Kabariti
Title:    Vice President

INCREF 2026-FL2: Servicing Agreement

INCREF 2026-FL2: Servicing Agreement

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP, as Advancing Agent

By: Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner

By: /s/ Stephanie Holder
Name: Stephanie Holder
Title:    Authorized Officer

INCRE,F 2026-FL2: Servicing Agreement

EXHIBIT A COLLATERAL INTEREST SCHEDULE

	#	Collateral Interest Name	Collateral Interest Type	Serviced/Non-Serviced	Principal Balance as of the Closing Date ($)
1		13th & Olive	Pari Passu Participation	Non-Serviced	32,576,146
2		Cottages at San Marcos	Pari Passu Participation	Non-Serviced	22,303,653
3		The Wilde	Pari Passu Participation	Non-Serviced	19,428,587
4		21 Oaks	Pari Passu Participation	Non-Serviced	13,067,555
5		The Oliver	Pari Passu Participation	Non-Serviced	12,429,106
6		Arches on the Lake	Pari Passu Participation	Non-Serviced	11,823,137
7		Enclave 425	Pari Passu Participation	Non-Serviced	9,807,479
8		1701 Market	Pari Passu Participation	Serviced	100,000,000
9		Triten IOS Portfolio	Pari Passu Participation	Serviced	92,685,000
10		Canyon Commerce Center	Pari Passu Participation	Non-Serviced	18,177,512
11		Towne Centre Drive	Pari Passu Participation	Non-Serviced	17,680,190
12		AirParc Heights	Pari Passu Participation	Non-Serviced	17,264,383
13		7400 Hazard	Pari Passu Participation	Non-Serviced	14,813,231
14		2200 Sullivan	Pari Passu Participation	Non-Serviced	9,857,510
15		Westinghouse 35	Pari Passu Participation	Non-Serviced	7,786,708
16		175 W 87th Street Combined Loan	Combined Pari Passu Participation	Serviced	75,000,000
17		8 Marcy Combined Loan	Combined Whole Loan	Serviced	74,700,000
18		Woodlake Apartments	Whole Loan	Serviced	68,500,000
19		Broadstone Westgate	Pari Passu Participation	Serviced	53,400,000
20		SF20	Pari Passu Participation	Serviced	50,000,000
21		SF 20 (Companion Participation)	Pari Passu Participation	Serviced	6,127,877
22		Gateway Infill Pool B	Pari Passu Participation	Serviced	50,000,000
23		Gateway Infill Pool A	Pari Passu Participation	Servicing Shift	57,789,700
24		Modera Washington	Pari Passu Participation	Serviced	49,750,000
25		Cypress at Trinity Groves	Whole Loan	Serviced	44,000,000
26		Tradition at Palm Aire	Whole Loan	Serviced	40,750,000
27		Carrington at Perimeter Park	Pari Passu Participation	Serviced	40,550,000

Exh. A-1

4912-3284-3687v.9

28 10 Centennial	Pari Passu Participation	Serviced	40,550,000
29 33rd Street Industrial	Pari Passu Participation	Serviced	35,421,687
30 Album Keller Ranch	Pari Passu Participation	Serviced	23,500,000
31 Aspire Apartments	Pari Passu Participation	Serviced	23,000,000
32 Album Benbrook	Whole Loan	Serviced	21,775,000
33 Hialeah Infill Industrial Park	Pari Passu Participation	Serviced	21,384,213
34 Long Island SS 3-Pack	Pari Passu Participation	Serviced	20,000,000
35 Southside Logistics Center	Pari Passu Participation	Serviced	20,000,000
36 Heartline 2.0	Pari Passu Participation	Serviced	20,000,000
37 TriCounty 4-Pack	Pari Passu Participation	Serviced	16,929,815

Exh. A-2

4912-3284-3687v.9

EXHIBIT B

APPLICABLE SERVICING CRITERIA IN ITEM 1122 OF REGULATION AB

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” (with each Applicable Party(ies) deemed to be responsible for the items applicable to the functions it is performing). In addition, this Exhibit B shall not be construed to impose on any Person any servicing duty that is not otherwise imposed on such Person under the main body of the Servicing Agreement of which this Exhibit B forms a part or to require an assessment of the criterion that is not encompassed by the servicing duties of the applicable party that are set forth in the main body of the Servicing Agreement.

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Servicer Special Servicer
Cash Collection and Administration

Exh. B-1

4912-3284-3687v.9

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A

Exh. B-2

4912-3284-3687v.9

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Servicer Special Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Servicer Special Servicer
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer Special Servicer
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts.
These reconciliations (A) are mathematically accurate;
(B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Servicer Special Servicer

Exh. B-3

4912-3284-3687v.9

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements.
Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its
N/A

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria
rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Loan Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer Special Servicer

Exh. B-4

4912-3284-3687v.9

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Servicer
1122(d)(4)(v)	The servicer’s records regarding the mortgage loans agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool loan documents.
Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated,	Special Servicer

Exh. B-5

4912-3284-3687v.9

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria
conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least
30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Servicer

Exh. B-6

4912-3284-3687v.9

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records	Servicer

Exh. B-7

4912-3284-3687v.9

Applicable Servicing Criteria		Applicable Party(ies)
Reference	Criteria
maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Exh. B-8

4912-3284-3687v.9

EXHIBIT C

INITIAL COMPANION INTEREST HOLDER REGISTER

Collateral Interest	Companion Interest Holder	Wire Instructions
13th & Olive	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Cottages at San Marcos	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
The Wilde	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
21 Oaks	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
The Oliver	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

4912-3284-3687v.9

Exh. C-1

4912-3284-3687v.9

Arches on the Lake	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Enclave 425	INCREF Investments CONA Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
1701 Market	INCREF Investments CB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Triten IOS Portfolio	INCREF Investments CB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Canyon Commerce Center	INCREF Investments WF Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Towne Centre Drive	INCREF Investments WF Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

4912-3284-3687v.9

Exh. C-2

4912-3284-3687v.9

AirParc Heights	INCREF Investments WF Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
7400 Hazard	INCREF Investments WF Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
2200 Sullivan	INCREF Investments WF Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Westinghouse 35	INCREF Investments WF Seller, LLC; INCREF 2025-FL1 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
175 W 87th Street Combined Loan	INCREF Investments BB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

4912-3284-3687v.9

8 Marcy Combined Loan	INCREF Investments MS Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Broadstone Westgate	INCREF Investments CONA Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

Exh. C-3

4912-3284-3687v.9

SF20	INCREF Investments WF Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Gateway Infill Pool B	INCREF Investments CB Seller, LLC; INCREF 2026-FL3 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Gateway Infill Pool A	INCREF Investments CB Seller, LLC; INCREF 2026-FL3 LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Modera Washington	INCREF Investments MS Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Carrington at Perimeter Park	INCREF Investments CONA Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
10 Centennial	INCREF Investments CB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
33rd Street Industrial	INCREF Investments CB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

4912-3284-3687v.9

Exh. C-4

4912-3284-3687v.9

Album Keller Ranch	INCREF Investments MS Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Aspire Apartments	INCREF Investments BB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Album Benbrook	INCREF Investments MS Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Hialeah Infill Industrial Park	INCREF Investments CB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Long Island SS 3-Pack	INCREF Investments CB Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Southside Logistics Center	INCREF Investments NM Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder
Heartline 2.0	INCREF Investments WF Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

4912-3284-3687v.9

Exh. C-5

4912-3284-3687v.9

TriCounty 4-Pack	INCREF Investments WF Seller, LLC: 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attn: Susan G. Mitchell Email: Susan.Mitchell2@invesco.com	To be provided by the Companion Interest Holder

4912-3284-3687v.9

Exh. C-6

4912-3284-3687v.9

EXHIBIT D

FORM OF SPECIAL SERVICER’S TWO QUARTER FUTURE ADVANCE ESTIMATE

[Date]
Bellwether Asset Services, LLC    dgrzeskowiak@bellwetherco.com INCREF 2026-FL2 Seller LLC    Susan.Mitchell2@Invesco.com

4912-3284-3687v.9

Invesco Commercial Real Estate Finance Investments, LP

Note Administrator:    trustadministrationgroup@computershare.com and CCTCREBondAdmin@computershare.com

Re: INCREF 2026-FL2 LLC – Two Quarter Future Advance Estimate Ladies and Gentlemen:
This notification is delivered pursuant to Section 3.24 of the Servicing Agreement entered into in connection with the above referenced transaction. Capitalized terms used but not defined herein have the respective meanings set forth in the Servicing Agreement. The period covered by this notification is from     to     (the “Relevant Period”).
Check One:
Nothing has come to the attention of the Special Servicer in the documentation provided by Seller that in the reasonable opinion of the Special Servicer would support a determination of a Two Quarter Future Advance Estimate for the Relevant Period that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for the Relevant Period. In accordance with Section 3.24 of the Servicing Agreement, Seller’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.
The Special Servicer’s Two Quarter Future Advance Estimate for the Relevant Period is $     . In accordance with Section 3.24 of the Servicing Agreement, the Special Servicer’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

Exh. D-1

4912-3284-3687v.9

BELLWETHER ASSET SERVICES, LLC, as
Special Servicer

By:          Name:
Title:

4912-3284-3687v.9

Exh. D-2

4912-3284-3687v.9

EXHIBIT E

FORM OF CERTIFICATION OF RELEVANT RECIPIENT WITH RESPECT TO ARTICLE 7 DOCUMENTS

[Date] To:

Exh. E-1

4912-3284-3687v.9

INCREF 2026-FL2 LLC
c/o The Corporation Trust Company Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801 Attention: Donald J. Puglisi Email: dpuglisi@puglisiassoc.com

Invesco Commercial Real Estate Finance Investments, LP
c/o Invesco Real Estate
2300 N. Field Street, Suite 1200
Dallas, Texas 75201 Attention: Susan Mitchell
Email: Susan.Mitchell2@Invesco.com

Computershare Trust Company, National Association
9062 Old Annapolis Road Columbia, Maryland 21045
Attention: Computershare Corporate Trust – INCREF 2026-FL2
Email: CCTCREBondAdmin@computershare.com Trustadministrationgroup@computershare.com

Re: INCREF 2026-FL2 – Article 7 Documents
This certificate is given pursuant to the Servicing Agreement, dated as of June 16, 2026 (the “Servicing Agreement”), by and among INCREF 2026-FL2 LLC, as issuer (the “Issuer”), Invesco Advisers, Inc., as collateral manager (the “Collateral Manager”), Wilmington Trust, National Association, as trustee (the “Trustee”), Computershare Trust Company, National Association, as note administrator (the “Note Administrator”), Invesco Commercial Real Estate Finance Investments, LP, as advancing agent (the “Advancing Agent”), KeyBank National Association, as servicer (the “Servicer”), and Bellwether Asset Services, LLC, as special servicer (the “Special Servicer”). Capitalized terms used but not defined herein have the respective meanings set forth in the Servicing Agreement or in the Indenture referred to therein.
The undersigned hereby certifies and agrees as follows:
(A)The undersigned is a Noteholder, a beneficial owner of a Note, a prospective purchaser of a Note or an EU Competent Authority.

Exh. E-2

4912-3284-3687v.9

(B)The undersigned is requesting access via the Note Administrator’s website to Article 7 Documents.
(C)In consideration of the disclosure to the undersigned of Article 7 Documents, or the provision of access thereto, the undersigned will keep all Article 7 Documents confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing, holding or otherwise dealing with the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and Article 7 Documents will not, without the prior written consent of the Note Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.
(D)The undersigned will not use or disclose Article 7 Documents in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note not previously registered pursuant to Section 5 of the Securities Act.
(E)The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer and the Note Administrator for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.
(F)The undersigned shall be deemed to have recertified to the provisions herein each time it accesses Article 7 Documents via the Note Administrator’s website.
BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[COMPANY NAME, IF APPLICABLE]

By:          Name:
Title:

Exh. E-3

4912-3284-3687v.9

EXHIBIT F

SERVICING RESPONSIBILITY SCHEDULE

Servicing Task List

	Function	Servicer	Special Servicer
1	Loan Set-Up
External Conversion
(a)	Reconcile new loan set-up information	X
(b)	Set-up new loan in loan servicing system	X
(c)	Image all loan files	X
(d)	Identify and index the loan documents	X
(e)	Apply closing funds to loan servicing system (as directed)	X
(f)	Follow-up on document exceptions, post-closing items, missing documents, insurance information, escrows (i.e. certificate of occupancy, side letter agreement requirements)	X	X*
(g)	Notice to borrowers (Welcome Letter/Good-bye Letter)1	X	X
(h)	Additional data reconciliation/clean-up (i.e. insurance, UCC, tax records)	X
2	Treasury Management
(a)	Establish and maintain custodial and escrow /reserve accounts	X
(b)	Reconcile incoming/outgoing cash transactions in custodial/escrow and reserve accounts	X
(c)	Track indexes for monthly posting of interest on escrow/reserve accounts	X
(d)	Pay borrower investment income as required for escrow/reserve accounts	X
3	Lockbox Administration
(a)	Monitor conditions for lockbox trigger events including but not limited to major tenant triggers, DSCR/Debt Yield triggers, and Events of Default		X

Exh. F-1

4912-3284-3687v.9

(b)	Account set-up and administration/funds management and disbursement authority	X
(c)	Application of payments; remittance of operating expenses, delivery of excess funds	X
An asterisk denotes that the Special Servicer is required to get the consent of the Issuer and/or Collateral Manager, as applicable

1 With respect to the task listed in 1(g), the Servicer and Special Servicer have a joint obligation to effectuate such task.

Exh. F-2

4912-3284-3687v.9

back to borrowers, as applicable if sufficient funds are available in the Cash Management Account
(d)	Review and approve application of funds in the Cash Management Account if a shortfall exists or any deviation from standard waterfall outlined in the loan documents		X
(e)	Termination of lockbox accounts for defeased and paid-off loans	X
4	Payment Processing
(a)	Prepare and distribute billing statements (on-line billing statement)	X
(b)	Offer Automated Clearing House (ACH)/Pre-Authorized Payment (PAT)/lockbox or wire payment options to borrowers. Confirm to borrower ACH/PAT activation.	X
(c)	Collect all regular principal and interest, escrow and reserve payments in accordance with loan documents	X
(d)	Process/post receipts (physical, ACH, lockbox or wire) to servicing system in accordance with loan documents and/or instructions	X
(e)	Generate remittance file to direct application of payments	X
(f)	Provide posting instructions for overages/shortages of principal & interest	X
(g)	Process returned items (ACH or NSF checks)	X
(h)	Review and assess late charges and default interest	X
(i)	Negotiate and approve late charge waivers	X
5	General Servicing
(a)	Administer borrower customer service and correspondence	X
(b)	Maintain detailed log of all collections communication with borrower	X
(c)	Monitor all payments due and contact borrowers if not received by end of grace period	X
(d)	Prepare collection letters and mail to borrower.	X
(e)	Follow up with borrower on payment collections	X
(f)	Maintain servicing file	X

Exh. F-3

4912-3284-3687v.9

(g)	Provide borrower with access to loan documents/data	X
6	Insurance Administration

Exh. F-4

4912-3284-3687v.9

(a)	Analyze insurance coverage, ensure minimum carrier requirements meet underlying loan documents and Investor requirements	X
(b)	Verify mortgagee clause on insurance policies complies with loan documents and Investor requirements	X
(c)	Monitor policy expiration; run expiration report and review documents to update the information	X
(d)	Send expiration notices to borrower and obtain renewal evidence of coverage	X
(e)	Contact insurance agents	X
(f)	Contact Borrowers for policy issues	X
(g)	Insurance coverage waiver approval		X*
(h)	Disburse insurance premiums from escrow accounts	X
(i)	Determine need to advance payment of insurance premium or force placement of insurance	X
(j)	Review recommendation to advance or force place insurance premium.	X
(k)	Approve payment of premium or forced place insurance	X
(l)	Coordinate payment of insurance premium or implementation of forced placed insurance policy	X
(m)	Administer forced place insurance	X
(n)	Maintain original insurance policies or certificates	X
7	Property Tax Administration & Escrow Analysis
(a)	Establish all escrowed and non-escrowed loans with tax service	X
(b)	Monitor tax status on non-escrowed loans and obtain verification of paid taxes	X
(c)	Contact borrowers regarding property tax issues, as necessary	X
(d)	Contact taxing authorities, as necessary	X
(e)	Property tax disbursement from escrow	X

Exh. F-5

4912-3284-3687v.9

(f)	Determine need for and recommend payment of taxes on loans with delinquent taxes and insufficient escrows.	X
(g)	Review recommendation to pay delinquent taxes and issue approval to pay delinquent taxes and insufficient escrows.	X

Exh. F-6

4912-3284-3687v.9

(h)	Coordinate tax payment on loans with delinquent taxes and insufficient escrows.	X
(i)	Disburse property tax advances	X
(j)	Preparation of delinquent tax status reports	X
(k)	Prepare escrow analysis annually at a minimum or as required to meet payment needs	X
8	Reserve Administration
(a)	Collect and deposit reserves from borrower in accordance with loan documents	X
(b)
Compile reserve draw package/analysis, to include list of deficiencies, current reserve balances, relevant release provisions from loan documents and any additional information necessary for determining release
X
(c)	Monitor minimum reserve balance and replenishment requirements. Notify Servicer if replenishment is required.		X
(d)	Review and approve reserve draw package/analysis		X
(e)	Approve reserve disbursement processing with appropriate draw support	X
(f)	Record/post reserve disbursements in loan servicing system	X
(g)	Disburse funds from appropriate reserve bank accounts (via check or wire)	X
(h)	Advise borrower of release decisions (i.e. full or partial denials)	X
(i)	Maintain copies of documentation regarding approved and disbursed reserve draws	X
9	Construction Loan Advance/Draw Requests
(a)	Borrower contact and data gathering	X
(b)	Review incoming request package for completion (signed, notarized, appropriate back-up, lien waivers, etc.)	X
(c)	Request a property and cost analysis review from approved inspection firm		X*
(d)	Review inspection report findings for cost over-runs, change orders, verify stored materials are adequately secured on or off-site, insurance and appropriate documentation has been received	X	X
(e)	Confirm adherence to construction budget and completion timelines2	X	X

Exh. F-7

4912-3284-3687v.9

2 With respect to the task listed in 9(e), the Servicer and Special Servicer have a joint obligation to effectuate such task.

Exh. F-8

4912-3284-3687v.9

(f)	Verify taxes and evidence of insurance are current and in place	X
(g)	Provide Special Servicer/Collateral Manager with agreed upon funding recommendation package for approval	X
(h)	If syndicated or participated, provide co-lenders with approved funding package and notification of funding date	X
(i)	Order title continuation and obtain updated title endorsements to current funding amounts up to the aggregate outstanding balance	X
(j)	Deliver Servicer’s Recommendation to Special Servicer/Collateral Manager	X
(k)	Approve Funding		X*
(l)	Coordinate funding to borrower including any communication with future funding participation holders if applicable. Notify Servicer when draw has funded.		X*
(m)	If syndicated/participated, aggregate funding amounts in predetermined account for distribution to borrower		X*
(n)	Document and track funding within servicing system	X
10	ARM Administration
(a)	Perform ARM payment adjustments & coordinate borrower notices	X
(b)	Tracking indexes	X
(c)	Administer lender option interest rate changes	X
11	Collateral Services
UCC’s
(a)	Maintain tickler system for UCC filing due dates	X
(b)	Prepare and file UCC continuations and terminations, coordinate Investor execution, if necessary	X
	Payment of recording fees for UCC renewal filings, reimbursement to be included in Investor billing	X
(c)	Preparation of UCC status reports	X
Letters of Credit

Exh. F-9

4912-3284-3687v.9

(d)	Retain original letter of credit and provide a copy to KeyBank (if held external to KeyBank)	X
(e)	Review terms of letter of credit to ensure compliance with loan documents	X

Exh. F-10

4912-3284-3687v.9

(f)	Letter of credit administration, including setting up in loan servicing system and monitoring	X
(g)	Notify Investor of expiring letter of credit	X
(h)	Notify borrower of expiring letter of credit	X
(i)	Coordinate letter of credit release and renewals and coordinate with borrower, servicer, Investor and issuer, as necessary	X
(j)	Release or draw on letter of credit, in accordance with loan documents	X
12	Borrower/Loan Inquiries
Borrower Initiated Special Requests3
(a)	Borrower contact and gathering of required documents/data4	X	X
(b)	Underwriting and preparation of case memorandum		X
(c)	Approval of transaction		X*
(d)	Closing document preparation/finalization/ recording		X
(e)	Image closing documents upon receipt from the Special Servicer	X
(f)	Update loan servicing system upon receipt of documentation from the Special Servicer	X
Other Special Requests
(g)	Response to casualty and condemnation issues		X*
13	Collateral Surveillance
Financial Statements and Rent Rolls
(a)	Maintain monitoring system for collection of financial statements and rent rolls	X
(b)	Contact borrower requesting financial information, rent rolls and property analytics as required under loan documents	X
(c)	Review and spread financial statements and rent rolls as required in the Servicing Agreement (CREFC unless otherwise required)		X

Exh. F-11

4912-3284-3687v.9

(d)
Monitor and review triggers associated with the loan, per the loan documents including but not limited to DSCR and Debt Yield tests, occupancy and tenant triggers, stabilization thresholds, guarantor net worth and liquidity thresholds, and any other covenants in the loan documents
X

(e)	Obtain annual budgets from borrowers and make available on Servicer's website	X
3 Borrower Initialed Requests include any of the following types of transactions: (i) Assumptions; (ii) Due on Sale/Transfer of Ownership; (iii) Modifications; (iv) Extensions; (v) Waivers; (vi) Consents; (vii) Lease / SNDA approval; (viii) Property Management Change; (ix) Release of Collateral; (x) Easement; (xi) Condemnation; and (xii) Insurance Claims.
4 With respect to the task listed in 12(a), the Servicer and Special Servicer have a joint obligation to effectuate such task.

Exh. F-12

4912-3284-3687v.9

(f)	Analyze and approval annual budgets		X
Property Inspections
(g)	Maintain monitoring system for inspection due dates	X
(h)	Perform inspections	X
(i)	Review and approve inspections reports	X
(j)	Update system with inspection results	X
(k)	Image inspection reports	X
(n)	Follow-up on deferred maintenance items	X
14	Loan Payoffs
(a)	Prepare payoff including prepayments and prepayment fee according to loan documents	X
(b)	Review and/or approve payoff calculations including prepayments and prepayment fee5	X
(c)	Refer all payoff and curtailment requests for loans closed to prepayment to Investor6	X
(d)	Review, negotiate and approve prepayment penalty7 waivers	X	X
(e)	Forward approved payoff quote to borrower		X
(f)	Process payoff/direct application of funds	X
15	IRS Reporting
(a)	Preparation of IRS reporting (1098’s and 1099’s or other tax reporting requirements)	X
(b)	Delivery of IRS reporting to borrowers and IRS	X
16	Records Management/ Releases – Asset files
(a)	Servicing file management	X
(b)	Determination regarding release of loan collateral pursuant to loan documents or borrower request	X
(c)	Prepare and forward release documents for execution, at Investors direction	X
(d)	Forward release documentation to borrower for recordation or send to appropriate authorities for recordation	X
(e)	Image all loan documents, related correspondence and subsequent loan information (e.g. property inspections, financial statements, rent rolls, etc.)	X
Asset Management
Delinquent Payments

Exh. F-13

4912-3284-3687v.9

(a) 6 With	Delinquent Payment Collections	X a joint obligation to effectuate
Default administration
(b)	Interest/penalty calculations	X
5 With respect to the task listed in 14(b), the Servicer and Special Servicer have a joint obligation to effectuate such task with the Servicer to prepare and the Special Servicer to approve.
6 With respect to the task listed in 14(c), the Servicer and Special Servicer have a joint obligation to effectuate such task with the Servicer to prepare and the Special Servicer to approve.
7 With respect to the task listed in 14(d), the Servicer and Special Servicer have a joint obligation to effectuate such task with the Servicer to prepare and the Special Servicer to approve.

Exh. F-14

4912-3284-3687v.9

Exh. F-15

4912-3284-3687v.9

(c)	Interest/penalty calculations approval		X*
Notices
(d)	Deliver balloon payment notices to borrower	X
(e)	Deliver maturity notices to borrower	X

Exh. F-16

4912-3284-3687v.9